Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

	:	Chapter 11
In re:	:
	:	Case No. 23-__________ (___)
Diebold Holding Company, LLC, et al.,[1]	:
	:	(Joint Administration Requested)
Debtors.	:
:

COMPREHENSIVE DISCLOSURE STATEMENT FOR (I) THE U.S.

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

DIEBOLD HOLDING COMPANY, LLC AND ITS DEBTOR AFFILIATES, AND

(II) THE NETHERLANDS WHOA PLAN OF DIEBOLD NIXDORF DUTCH HOLDING

B.V. AND THE DUTCH SCHEME PARTIES

WHOA PLAN

(section 370(1) of the Dutch Restructuring Law)

Relating to a WHOA proceeding with respect to Diebold Nixdorf Dutch Holding B.V.

and certain group companies within the meaning of sections 370(1) and 372 of the

Dutch Restructuring Law2

[1]

The Debtors are the following ten entities (the last four digits of their respective federal taxpayer identification numbers, if any, follow in parentheses): Diebold Nixdorf, Incorporated (3970); Diebold Nixdorf Technology Finance, LLC (9709); Diebold Global Finance Corporation (2596); Diebold SST Holding Company, LLC (3595); Diebold Holding Company, LLC (3478); Diebold Self-Service Systems (8298); Griffin Technology, Incorporated (4416); Impexa, LLC (1963); Diebold Nixdorf Canada, Limited (N/A); and Diebold Canada Holding Company Inc. (N/A) (collectively, the “U.S. Debtors”). The Debtors’ corporate headquarters are located at 50 Executive Pkwy, Hudson, Ohio 44236 and Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany.

[2]

Diebold Nixdorf Dutch Holding B.V., with its registered office in Amsterdam and a corporate office at Papendorpseweg 100 3528 BJ Utrecht, the Netherlands, will file a start declaration pursuant to the Dutch Restructuring Law and initiate a restructuring proceeding (the “Dutch Scheme Proceedings”). The group companies covered by the Dutch Scheme Proceedings are: Diebold Nixdorf Dutch Holding B.V.; Diebold Nixdorf Global Holding B.V.; Diebold Nixdorf Software Partner B.V.; Diebold Nixdorf Software CV; Diebold Nixdorf Global Solutions B.V.; Diebold Nixdorf B.V. (Netherlands); Diebold Nixdorf Sp. z o. o.; Diebold Nixdorf BPO Sp. z o. o.; Diebold Nixdorf S.L.; Diebold Nixdorf B.V. (Belgium); Diebold Nixdorf S.A.S.; Diebold Nixdorf AB; Diebold Nixdorf (UK) Ltd.; and Diebold Nixdorf s.r.l. (the “Dutch Scheme Parties”).

Heather Lennox (pro hac vice pending)

T. Daniel Reynolds (pro hac vice pending)

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone:     (216) 586-3939

Facsimile:     (216) 579-0212

Email:           hlennox@jonesday.com

                      tdreynolds@jonesday.com

- and –

Daniel T. Moss (pro hac vice pending)

Nicholas J. Morin (pro hac vice pending)

JONES DAY

250 Vesey Street

New York, New York 10281

Telephone: (212) 326-3939

Facsimile: (212) 755-7306

Email:       dtmoss@jonesday.com

                  nmorin@jonesday.com

Proposed Counsel to the U.S. Debtors and

Debtors in Possession

Matthew D. Cavenaugh (TX Bar No. 24062656)

Kristhy M. Peguero (TX Bar No. 24102776)

Victoria Argeroplos (TX Bar No. 24105799)

JACKSON WALKER LLP

1401 McKinney Street, Suite 1900

Houston, Texas 77010

Telephone: (713) 752-4200

Facsimile: (713) 752-4221

Email:        mcavenaugh@jw.com

                  kpeguero@jw.com

                  vargeroplos@jw.com

Proposed Counsel to the U.S. Debtors and

Debtors in Possession

Jasper R. Berkenbosch

Sid C. Pepels

JONES DAY

Concertgebouwplein 20

1071 LN Amsterdam

The Netherlands

Telephone: 0031 3054200

Email: jberkenbosch@jonesday.com

            spepels@jonesday.com

Counsel solely with respect to the Netherlands Debtor and the Dutch Scheme Parties before the Dutch Court

Dated: May 30, 2023

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN. THE SOLICITATION OF THE U.S. PLAN IS IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF 11 U.S.C. §§ 1125, 1126 OF THE BANKRUPTCY CODE. THE SOLICITATION OF THE WHOA PLAN IS IN ACCORDANCE WITH SECTION 381 OF THE DUTCH RESTRUCTURING LAW (FAILLISSEMENTSWET). THIS COMPREHENSIVE DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT OR THE DUTCH COURT. THE U.S. DEBTORS INTEND TO SUBMIT THIS COMPREHENSIVE DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS COMPREHENSIVE DISCLOSURE STATEMENT IS SUBJECT TO CHANGE.

PRELIMINARY STATEMENT

On May 30, 2023, the U.S. Debtors and the Dutch Scheme Parties (both as defined in footnotes 1 and 2, respectively), entered into the restructuring support agreement attached hereto as Exhibit 1 (together with all exhibits thereto, and as amended, restated, and supplemented from time to time, the “RSA”) with certain holders that own, or manage with the authority to act on behalf of the beneficial owners of, (a) approximately 80.4% in aggregate amount of loans under the Company’s prepetition priority term loan facility due 2025 (the “Initial Consenting Superpriority Term Loan Creditors”); (b) approximately 79% in aggregate amount of loans under the Company’s term loan facility due 2025 (the “Initial Consenting First Lien Term Loan Creditors”); (c) approximately 78% in aggregate amount of U.S. dollar-denominated 9.375% senior secured notes due 2025 and Euro-denominated 9.000% senior secured notes due 2025 (the “Initial Consenting First Lien Notes Creditors”); and (d) approximately 58.3% in aggregate amount of U.S. dollar denominated 8.50%/12.50% senior secured PIK toggle notes due 2026 (the “Initial Consenting Second Lien Notes Creditors” and together with the Initial Consenting Superpriority Term Loan Creditors, Initial Consenting First Lien Term Loan Creditors, Initial Consenting First Lien Notes Creditors, and Initial Consenting 2023 Stub First Lien Term Loan Creditors (each as defined in the RSA) the “Consenting Creditors”).3

The RSA provides for the global and comprehensive restructuring of the Company as a going concern through: (i) the filing of chapter 11 cases by the U.S. Debtors with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and the Confirmation of the Joint Prepackaged Chapter 11 Plan of Reorganization attached hereto as Exhibit 2 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the “U.S. Plan”); and (ii) the commencement by Diebold Nixdorf Dutch Holding B.V. (the “Netherlands Debtor”) of a proceeding pursuant to the Wet homologatie onderhands akkoord (the “WHOA”), pursuant to section 370(1) of the Dutch Restructuring Law before the District Court of Amsterdam (the “Dutch Court”) concerning a scheme of arrangement attached hereto as Exhibit 3 (the “WHOA Plan”). The WHOA Plan also aims to provide for the compromise of certain creditors’ rights against the Dutch Scheme Parties that form a group with the Netherlands Debtor within the meaning of section 2:24b of the Dutch Civil Code, pursuant to 372 and 370(a) of the Dutch Restructuring Law.

The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all the Debtors and the Dutch Scheme Parties taken as a whole. For creditors’ convenience, the same ballot will be used to solicit votes for the U.S. Plan and the WHOA Plan.

The U.S. Plan and the WHOA Plan are the outcome of extensive arms’-length negotiations among the Company (as defined below) and certain of its key stakeholders including the Consenting Creditors. The comprehensive, global restructuring contemplated by the RSA, the U.S. Plan and the WHOA Plan will substantially deleverage the Company’s balance sheet, provide substantial additional liquidity to the Company and leave the Company well positioned to fulfill its obligations to customers, suppliers and employees following the Effective Date. Each of the U.S. Plan and the WHOA Plan is an integral part of the Company’s restructuring, and both are necessary for such restructuring to succeed.

[3]

Capitalized terms used but not defined in this Comprehensive Disclosure Statement have the meaning ascribed to such terms in the U.S. Plan or the WHOA Plan (as defined herein), as applicable. Additionally, this Comprehensive Disclosure Statement incorporates the rules of interpretation located in Article I of the U.S. Plan. Any summary provided in this Comprehensive Disclosure Statement of any documents attached to this Comprehensive Disclosure Statement, including the U.S. Plan and the WHOA Plan, is qualified in its entirety by reference to the U.S. Plan and the WHOA Plan, the exhibits, and other materials referenced in the U.S. Plan and the WHOA Plan, the Chapter 11 Plan Supplement and the documents being summarized. In the event of any inconsistencies between the terms of this Comprehensive Disclosure Statement and the U.S. Plan, or the Comprehensive Disclosure Statement and the WHOA Plan, the U.S. Plan and the WHOA Plan shall govern, respectively.

The Company’s decision to enter into the RSA and solicit votes for the U.S. Plan and the WHOA Plan was precipitated by a liquidity challenge that followed the Company’s 2022 out-of-court restructuring and the substantial leverage accumulated by the Company since the 2016 acquisition of Wincor Nixdorf AG (the “2016 Acquisition”). Prior to entering into the RSA, the Company took numerous actions to cut costs, drive efficiencies and capitalize on new products; however, despite the Company’s efforts since the 2016 Acquisition to manage its capital structure, fundamental changes to the Company’s balance sheet are necessary. Each of the Netherlands Debtor and the other Dutch Scheme Parties is currently in the position where it is reasonably likely that they cannot comply with such obligations when they fall due, within the meaning of Section 370(1) of the Dutch Restructuring Law. Without the proposed modifications of the rights of Holders of Claims against the Dutch Scheme Parties, it is likely that the Dutch Scheme Parties are or soon will be insolvent. The proposed U.S. Plan and WHOA Plan, which are supported by the Consenting Creditors, will significantly reduce the Company’s debt, enhance liquidity and further advance the Company’s efforts to position itself for long-term success.

IMPORTANT INFORMATION REGARDING THIS

COMPREHENSIVE DISCLOSURE STATEMENT

COMPREHENSIVE DISCLOSURE STATEMENT DATED MAY 30, 2023

SOLICITATION OF VOTES ON THE U.S. PLAN FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE U.S. PLAN
Class 5	First Lien Claims
Class 6	Second Lien Notes Claims
Class 7	2024 Stub Unsecured Notes Claims

IF YOU ARE IN CLASS 5, CLASS 6 OR CLASS 7 OF THE U.S. PLAN YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE U.S. PLAN.

SOLICITATION OF VOTES ON THE WHOA PLAN FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE WHOA PLAN
Class 1	First Lien Claims
Class 2	2023 Stub First Lien Term Loan Claims
Class 3	Second Lien Notes Claims
Class 4	2024 Stub Unsecured Notes Claims

IF YOU ARE IN CLASS 1, CLASS 2, CLASS 3 OR CLASS 4 OF THE WHOA PLAN, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE WHOA PLAN.

NOTE CERTAIN CLASSES ARE DEFINED DIFFERENTLY UNDER THE U.S. PLAN AND THE WHOA PLAN. BE SURE TO CONSULT THE DEFINITION OF YOUR CLASS IN THE U.S. PLAN OR WHOA PLAN, AS APPLICABLE.

v

DELIVERY OF BALLOTS

BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. PREVAILING CENTRAL TIME ON JUNE 28, 2023, VIA THE ENCLOSED PREPAID, PRE-ADDRESSED RETURN ENVELOPE

OR

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY TO:

Diebold Holding Company, LLC

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

PLEASE NOTE THAT MASTER BALLOTS AND PRE-VALIDATED BENEFICIAL BALLOTS

MAY BE DELIVERED VIA E-MAIL TO:

DIEBOLDNIXDORFBALLOTS@RA.KROLL.COM

FURTHERMORE, HOLDERS OF FIRST LIEN TERM LOAN CLAIMS AND 2023 STUB FIRST LIEN TERM LOAN CLAIMS MAY SUBMIT THEIR BALLOTS THROUGH THE SOLICITATION AGENT’S ONLINE BALLOT PORTAL, WHICH CAN BE ACCESSED THROUGH THE “SUBMIT E-BALLOT” LINK ON THE LEFT-HAND NAVIGATION PANEL OF THE DEBTORS’ RESTRUCTURING WEBSITE AT HTTPS://CASES.RA.KROLL.COM/DIEBOLDNIXDORF

BALLOTS RECEIVED VIA FACSIMILE OR ELECTRONIC MEANS OTHER THAN THOSE

DESCRIBED ABOVE WILL NOT BE COUNTED

IF YOU HAVE QUESTIONS ON THE PROCEDURE FOR VOTING ON THE U.S. PLAN OR THE

WHOA PLAN, PLEASE CALL THE SOLICITATION AGENT AT

833-701-9076 (TOLL-FREE U.S./CANADA) OR 646-440-4833 (INTERNATIONAL) OR EMAIL DIEBOLDNIXDORFINFO@RA.KROLL.COM.

This Comprehensive Disclosure Statement provides information regarding the U.S. Plan and the WHOA Plan that the Company is seeking to have confirmed by the Bankruptcy Court and sanctioned by the Dutch Court, respectively. The Company is providing the information in this Comprehensive Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the U.S. Plan and the WHOA Plan. For U.S. Plan purposes, this Comprehensive Disclosure Statement, including all exhibits hereto and as may be amended or modified from time to time and including all exhibits and supplements to the US. Plan, will be referred to herein as the “Comprehensive Disclosure Statement.” For WHOA Plan purposes, if there are material changes to this Comprehensive Disclosure Statement or the WHOA Plan, the Netherlands Debtor may need to resolicit votes for the WHOA Plan prior to the Dutch Sanction Hearing.

This Comprehensive Disclosure Statement contains, among other things, descriptions and summaries of provisions of the U.S. Plan and the WHOA Plan being proposed by the U.S. Debtors and the Netherlands Debtor, respectively. The U.S. Debtors reserve the right to modify the U.S. Plan consistent with section 1127 of Bankruptcy Code and Rule 3019 of the Bankruptcy Rules.

Pursuant to the RSA, the U.S. Plan and the WHOA Plan are currently supported by the Company and the Consenting Creditors. Holders of General Unsecured Claims – such as trade and vendors with outstanding amounts due from the Company – will not be impaired by the U.S. Plan and, as a result, the right to receive payment in full on account of existing obligations is not altered by the U.S. Plan. For the same reason and as further discussed below, holders of General Unsecured Claims are not included in the WHOA Plan. During the Chapter 11 Cases, the Company intends to operate its businesses in the ordinary course and will seek authorization from the Bankruptcy Court to make timely payments to, among others, all trade creditors, employees, and insurance providers of the Company.

The effectiveness of the U.S. Plan and the WHOA Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the U.S. Plan and Article V of the WHOA Plan. There is no assurance that the Bankruptcy Court will confirm the U.S. Plan or, if the Bankruptcy Court does confirm the U.S. Plan, that the conditions necessary for the U.S. Plan to become effective will be satisfied or, in the alternative, waived. There is also no assurance that the Dutch Court will sanction the WHOA Plan or, if the Dutch Court does sanction the WHOA Plan, that the conditions necessary for the WHOA Plan to become effective will be satisfied or, in the alternative, waived.

The Company urges each holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan and each proposed transaction contemplated by the U.S. Plan and the WHOA Plan.

The Company strongly encourages Holders of Claims in Classes that are entitled to vote on the U.S. Plan and the WHOA Plan (each a “Voting Class” and collectively, the “Voting Classes”) to read this Comprehensive Disclosure Statement (including the Risk Factors described in Section VIII hereof). In addition, the Voting Classes should also read the U.S. Plan and the WHOA Plan, attached hereto as Exhibits 2 and 3, respectively, in their entirety before voting to accept or reject the U.S. Plan and the WHOA Plan. Assuming the requisite acceptances to the U.S. Plan are obtained, the U.S. Debtors will seek the Bankruptcy Court’s approval of the U.S. Plan at the Confirmation Hearing. Also, assuming the requisite acceptances to the WHOA Plan are obtained, the Netherlands Debtor will ask the Dutch Court to sanction the WHOA Plan at the Dutch Sanction Hearing.

RECOMMENDATION BY THE COMPANY AND CREDITOR SUPPORT

EACH OF THE DEBTORS’ AND DUTCH SCHEME PARTIES’ BOARDS OF DIRECTORS, MEMBERS, OR MANAGERS, AS APPLICABLE, HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN AND DESCRIBED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT, AND THE COMPANY BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE U.S. PLAN AND THE WHOA PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH OF THE ESTATES, AND PROVIDE THE BEST RECOVERY POSSIBLE UNDER THE CIRCUMSTANCES TO CLAIM AND INTEREST HOLDERS. AT THIS TIME, EVERY COMPANY ENTITY BELIEVES THAT THE U.S. PLAN AND THE WHOA PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE COMPANY’S OVERALL RESTRUCTURING OBJECTIVES. THE COMPANY, THEREFORE, STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE U.S. PLAN AND THE WHOA PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN JUNE 28, 2023 AT 4:00 P.M. (PREVAILING CENTRAL TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOTS.

HOLDERS OF APPROXIMATELY (A) 80.4% IN AGGREGATE AMOUNT OF LOANS UNDER THE COMPANY’S SUPERPRIORITY TERM LOAN; (B) 79% IN AGGREGATE AMOUNT OF LOANS UNDER THE COMPANY’S FIRST LIEN TERM LOAN; (C) 78% IN AGGREGATE AMOUNT OF FIRST LIEN NOTES; AND (D) 58.3% IN AGGREGATE AMOUNT OF SECOND LIEN NOTES AGREED, SUBJECT TO THE TERMS AND CONDITIONS OF THE RSA, TO SUPPORT AND VOTE IN FAVOR OF THE U.S. PLAN AND THE WHOA PLAN.

SPECIAL NOTICE REGARDING U.S. FEDERAL AND

STATE SECURITIES LAWS APPLICABLE TO THE U.S. PLAN

The Bankruptcy Court has not reviewed this Comprehensive Disclosure Statement or the U.S. Plan, and the securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 as amended (the “Securities Act”) or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The U.S. Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Comprehensive Disclosure Statement or the U.S. Plan. Any representation to the contrary is a criminal offense. In connection with the solicitation of votes to accept or reject the U.S. Plan (the “Solicitation”), the U.S. Debtors are relying on Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, and similar Blue Sky Laws provisions, as well as Regulation S under the Securities Act, to (i) offer to certain holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims and WHOA Plan Class 3 Claims that are, in each case, either “qualified institutional buyers” as defined in Rule 144A under the Securities Act or “accredited investors” as defined in Rule 501 under the Securities Act or are not “U.S. persons” as defined in Regulation S under the Securities Act (such holders, the “Eligible Holders”) New Common Stock in connection with the Solicitation of votes to accept or reject the U.S. Plan and the WHOA Plan prior to the Petition Date and (ii) offer, issue, and distribute New Common Stock in respect of the DIP Premiums (as defined in the DIP Term Sheet which is included in Exhibit 1 of this Comprehensive Disclosure Statement) (the “Additional New Common Stock”) to the DIP Backstop Parties (as defined in the RSA) and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility, in each case without registration under the Securities Act or the Blue Sky Laws.

After the Petition Date, the U.S. Debtors intend to rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution of New Common Stock under the U.S. Plan. Neither the Solicitation nor this Comprehensive Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

DISCLAIMER

This Comprehensive Disclosure Statement contains summaries of certain provisions of the U.S. Plan, the WHOA Plan and certain other documents and financial information. The information included in this Comprehensive Disclosure Statement is provided solely for the purpose of soliciting acceptances of the U.S. Plan and the WHOA Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the U.S. Plan and the WHOA Plan. All holders of Claims entitled to vote to accept or reject the U.S. Plan and the WHOA Plan are advised and encouraged to read this Comprehensive Disclosure Statement, the U.S. Plan and the WHOA Plan in their entirety before voting to accept or reject the U.S. Plan and the WHOA Plan. The Company believes that the U.S. Plan and the WHOA Plan summaries contained herein are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Comprehensive Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Comprehensive Disclosure Statement, on the one hand, and the terms and provisions of the U.S. Plan, the WHOA Plan or the financial information and documents incorporated in this Comprehensive Disclosure Statement by reference, on the other hand, the U.S. Plan, the WHOA Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the U.S. Plan or the WHOA Plan or in accordance with applicable law, the Company is under no duty to update or supplement this Comprehensive Disclosure Statement. The Bankruptcy Court’s approval of this Comprehensive Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the U.S. Plan or the WHOA Plan. The statements and financial information contained in this Comprehensive Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing the Comprehensive Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Comprehensive Disclosure Statement since the date of this Comprehensive Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Comprehensive Disclosure Statement, the documents attached to this Comprehensive Disclosure Statement, the U.S. Plan or the WHOA Plan. This Comprehensive Disclosure Statement does not constitute legal, business, financial or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Comprehensive Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the Dutch Court, the SEC or any securities regulatory authority of any state under Blue Sky Laws. The Company is soliciting acceptances to the U.S. Plan and the WHOA Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code or proceedings under the Dutch Restructuring Law.

x

FORWARD-LOOKING STATEMENTS

The financial information contained in or incorporated by reference into this Comprehensive Disclosure Statement has not been audited, except as specifically indicated otherwise. The Company’s management, in consultation with the its advisors, has prepared the financial projections attached hereto as Exhibit 4 and described in this Comprehensive Disclosure Statement (the “Financial Projections”). The Financial Projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of management. Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors. The Company cautions that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved. No independent auditor or accountant has reviewed or approved the Financial Projections. The Financial Projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Comprehensive Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Company or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Comprehensive Disclosure Statement shall not be admissible in any non-bankruptcy or non-WHOA proceeding involving the Company or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the U.S. Plan or the WHOA Plan to Holders of Claims against the Company or any other party in interest. Please refer to Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that Holders of Claims voting on the U.S. Plan and the WHOA Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Company. No person is authorized by the Company in connection with this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan or the Solicitation to give any information or to make any representation or statement regarding this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan or the Solicitation, in each case, other than as contained in this Comprehensive Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Company.

This Comprehensive Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Comprehensive Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Company believes that its plans, intentions, and expectations reflected in the forward-looking statements are reasonable, it cannot be ensured that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Company or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Comprehensive Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Company expressly disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

TABLE OF CONTENTS

ARTICLE I. EXECUTIVE SUMMARY	1

A. Purpose Of This Comprehensive Disclosure Statement, The U.S. Plan, And The WHOA Plan	1
B. Overview Of The Transactions Contemplated By The U.S. Plan And The WHOA Plan	1
C. Summary Of Treatment Of Claims And Interests And Description Of Recoveries Under The U.S. Plan And The WHOA Plan	4
D. Voting On The U.S. Plan And The WHOA Plan	6
E. Confirmation And Consummation Of The U.S. Plan	7
F. Sanctioning And Consummation Of The WHOA Plan	8
G. Additional Plan-Related Documents	9

ARTICLE II. THE COMPANY’S BUSINESS, CORPORATE HISTORY AND CAPITAL STRUCTURE	10

A. The Company’s Business And Corporate History	10
B. Events Leading Up To The 2022 Debt Restructuring	10
C. The Company’s Prepetition Capital Structure	12
D. Litigation Matters	23
E. Employees, Material Benefits Plans, And Management And Board Of Directors	24

ARTICLE III. EVENTS LEADING TO THESE CHAPTER 11 CASES AND THE DUTCH SCHEME PROCEEDINGS AND THE COMPANY’S ENTRY INTO THE RESTRUCTURING SUPPORT AGREEMENT	26

A. The Primary Components Of The Restructuring Support Agreement	27
B. The Company’s Proposed Comprehensive Disclosure Statement And Solicitation Process	29
C. The Company’s U.S. First Day Motions And Dutch Court Filings	29
D. Other Requested First Day Relief And Retention Applications	30

ARTICLE IV. SUMMARY OF THE U.S. PLAN AND THE WHOA PLAN	30

A. The U.S. Plan	30
1. Treatment Of Unclassified Claims In The U.S. Plan	30
2. Classification Of Claims And Interests Under The U.S. Plan	33
3. Treatment Of Classes Of Claims And Interests Under The U.S. Plan	33
4. Distribution Of Consideration Under U.S. Plan	39
5. Special Provision Governing Unimpaired Claims	39
6. Elimination Of Vacant Classes	39
7. Voting Classes; Presumed Acceptance By Non-Voting Classes	39
8. Subordinated Claims And Interests	39
9. Intercompany Interests	39
10. Controversy Concerning Impairment	39
11. Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code	40
12. Means For Implementation Of The U.S. Plan	40
13. Treatment Of Executory Contracts And Unexpired Leases Under The U.S. Plan	47
14. Provisions Governing Distributions	52
15. Procedures For Resolving Disputed Claims And Interests Under The U.S. Plan	57
16. Conditions To The Effective Date	59
17. Settlement, Release, Injunction, and Related Provisions In The U.S. Plan	61
18. Modification, Revocation, Or Withdrawal Of The U.S. Plan	67
B. The WHOA Plan	68
1. Treatment Of Unclassified Claims Under The WHOA Plan	68
2. Classification Of Claims Under The WHOA Plan	68
3. Treatment Of Classes Of Claims Under The WHOA Plan	69

4. Distribution Of Consideration Under The WHOA Plan	71
5. Cancellation Of DNI Interests Pursuant To The U.S. Plan	71
6. Means For Implementation Of The WHOA Plan	71
7. Settlement, Release, Injunction And Related Provisions	74
8. Conditions Precedent To The Effective Date Of The WHOA Plan	77
9. Modification, Revocation, Or Withdrawal Of The WHOA Plan; Reservation Of Rights	79
10. Works Council	80

ARTICLE V. CONFIRMATION OF THE U.S. PLAN AND SANCTIONING OF THE WHOA PLAN	81

A. The U.S. Plan	81
B. The WHOA Plan	86

ARTICLE VI. VOTING INSTRUCTIONS	89

A. Overview	89
B. Solicitation Procedures	89
C. Voting Procedures	91
D. Voting Tabulation	92

ARTICLE VII. RISK FACTORS	94

A. Risks Related To The Restructuring	94
B. Risks Related To Recoveries Under The U.S. Plan And The WHOA Plan	101
C. Risks Related To The Offer And Issuance Of Securities Under The U.S. Plan	102
D. Risk Factors Related To The Business Operations Of The Company And Reorganized Debtors	102
E. Miscellaneous Risk Factors And Disclaimers	105

ARTICLE VIII. IMPORTANT SECURITIES LAWS DISCLOSURES	106

A. U.S. Plan And The WHOA Plan Consideration	106
B. Exemption From Registration Requirements; Issuance And Resale Of Securities; Definition Of “Underwriter” Under Section 1145(b) Of The Bankruptcy Code	106
C. Private Placement Securities	108

ARTICLE IX. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN	110

A. Introduction	110
B. Certain U.S. Federal Income Tax Consequences to the U.S. Debtors And The Netherlands Debtor	111
C. Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Certain Claims	116
D. Certain U.S. Federal Income Tax Consequences To Non-U.S. Holders Of Certain Claims	123
E. Information Reporting And Backup Withholding	126
F. Importance Of Obtaining Professional Tax Assistance	127

ARTICLE X. CERTAIN DUTCH TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN	127

A. General	127
B. Taxation In The Netherlands	127

ARTICLE XI. RECOMMENDATION OF THE COMPANY	132

EXHIBITS

Exhibit 1	Restructuring Support Agreement

Exhibit 2	U.S. Plan of Reorganization

Exhibit 3	WHOA Plan of Reorganization

Exhibit 4	Financial Projections

Exhibit 5	Valuation Analysis

Exhibit 6	Liquidation Analysis

Exhibit 7	Corporate Structure of the Company

Exhibit 8	Dutch Scheme Parties’ Balance Sheets

Exhibit 9	Annual Financial Reports of the Dutch Scheme Parties from 2019 - 2021

I. EXECUTIVE SUMMARY

A.	Purpose Of This Comprehensive Disclosure Statement, The U.S. Plan, And The WHOA Plan

The U.S. Debtors and the Dutch Scheme Parties (collectively, the “Company”), submit this Comprehensive Disclosure Statement pursuant to sections 1125 and 1126 of the Bankruptcy Code and 370(1) of the Dutch Restructuring Law, and in relation to the Dutch Scheme Parties, pursuant to sections 372 and 370(1) of the Dutch Restructuring Law, to Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, U.S. Plan 7 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims in connection with the solicitation of acceptances with respect to the U.S. Plan and the WHOA Plan. A copy of the U.S. Plan is attached hereto as Exhibit 2 and a copy of the WHOA Plan is attached hereto as Exhibit 3 and both are incorporated herein by reference. The U.S. Plan constitutes a separate chapter 11 plan for each of the U.S. Debtors. The WHOA Plan constitutes an extended plan (een ‘breed akkoord’) pursuant to sections 372 and 370(1) of the Dutch Restructuring Law in relation to the Dutch Scheme Parties, based on not only the rights of the creditors vis-à-vis the Netherlands Debtor arising out of the funded debt obligations as described below, but also their corresponding claims vis-à-vis the Dutch Scheme Parties for which those Dutch Scheme Parties are liable with, or in addition to, the Netherlands Debtor.

THE COMPANY BELIEVES THAT THE COMPROMISES AND SETTLEMENTS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE ESTATES, AND MAXIMIZE RECOVERIES TO HOLDERS OF CLAIMS. THE COMPANY BELIEVES THE U.S. PLAN AND THE WHOA PLAN ARE THE BEST AVAILABLE ALTERNATIVE FOR IMPLEMENTING A RESTRUCTURING OF THE COMPANY’S BALANCE SHEET. THE COMPANY STRONGLY RECOMMENDS THAT YOU VOTE TO ACCEPT THE U.S. PLAN AND THE WHOA PLAN.

B.	Overview Of The Transactions Contemplated By The U.S. Plan And The WHOA Plan

On May 30, 2023, the Company entered into the RSA with certain Holders of (a) approximately 80.4% in aggregate amount of the Superpriority Term Loan; (b) approximately 79% in aggregate amount of First Lien Term Loans; (c) approximately 78% in aggregate amount of First Lien Notes; and (d) approximately 58.3% in aggregate amount of Second Lien Notes.

As of the date of this Comprehensive Disclosure Statement, the Company has $2.7 billion in outstanding funded debt obligations, including4 $2.631 billion of secured obligations, as set forth in the following chart:5

Instrument	Principal Amt		Borrower / Issuer and Jurisdiction	Rate	Maturity
ABL Facility	$ €	160mm 17.7mm	Diebold Nixdorf, Inc. (US) and Subsidiary Borrowers[6]	S+250-300	7/20/2026
FILO Facility		$58.9mm	Diebold Nixdorf, Inc. (U.S.)	S+800	6/4/2023
Superpriority Term Loan		$400.6mm	Diebold Nixdorf Holding Germany GmbH (Germany)	S+640	7/15/2025

			First Lien Debt
First Lien U.S. Term Loan		$533.5mm	Diebold Nixdorf, Inc. (U.S.)	S+525	7/15/2025
First Lien Euro Term Loan		€90.3mm	Diebold Nixdorf, Inc. (U.S.)	E+550	7/15/2025
First Lien U.S. Notes		$718.1mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
First Lien Euro Notes		€356.0mm	Diebold Nixdorf Dutch Holding B.V. (Netherlands)	9.00%	7/15/2025
2023 USD Term Loan		$12.8mm	Diebold Nixdorf, Inc. (U.S.)	L+275	11/6/2023
2023 EU Term Loan		€4.8mm	Diebold Nixdorf, Inc. (U.S.)	E+300	11/6/2023
Stub 2025 USD Secured Notes		$2.7mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
Stub 2025 Euro Secured Notes		€4.4mm	Diebold Nixdorf, Inc. (U.S.)	9.00%	7/15/2025

			Second Lien
Second Lien Notes		$333.6mm	Diebold Nixdorf, Inc. (U.S.)	PIK 8.50%	10/15/2026

			Unsecured Funded Debt
2024 Stub Unsecured Notes		$72.1mm	Diebold Nixdorf, Inc. (U.S.)	8.50%	4/15/2024

[4]	The following summary is qualified in its entirety by reference to the operative documents, agreements, schedules and exhibits.
[5]	These amounts are exclusive of accrued but unpaid interest and fees (and also exclusive of capitalized fees).
[6]

The “Subsidiary Borrowers” are: Diebold Nixdorf Canada, Limited, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Systems GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Global Logistics GmbH, Diebold Nixdorf AB, Diebold Nixdorf B.V. (Netherlands), Diebold Nixdorf S.A.S., Diebold Nixdorf (UK) Limited, Diebold Nixdorf s.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf BV (Belgium) and Diebold Self-Service Solutions S.a r.l.

To implement a comprehensive financial restructuring of their funded debt, the U.S. Debtors will commence chapter 11 cases (the “Chapter 11 Cases”) in the Bankruptcy Court seeking Confirmation of the U.S. Plan, and the Netherlands Debtor will institute proceedings in the Dutch Court seeking sanctioning of the WHOA Plan. The U.S. Debtors will seek joint administration of the Chapter 11 Cases for procedural purposes and, upon commencement of the Chapter 11 Cases, will file the U.S. Plan, this Comprehensive Disclosure Statement and a motion seeking to approve solicitation procedures (the “Solicitation Procedures”) and schedule a combined hearing on the adequacy of the Comprehensive Disclosure Statement and Confirmation of the U.S. Plan.

As set forth in the U.S. Plan and the WHOA Plan, the Restructuring Transactions provide for a comprehensive restructuring of Claims against and Interests in the Company, significant deleveraging of the Company’s capital structure, enhanced operating liquidity in order to preserve the going-concern value of the Company’s businesses, maximize recoveries available to creditors and an equitable distribution to stakeholders. More specifically, the Restructuring Transactions provide, among other things, that:

•

Pursuant to the U.S. Plan, all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims will be paid in full in cash or receive such treatment that renders them Unimpaired under the Bankruptcy Code;

•

Pursuant to the U.S. Plan, all Allowed General Unsecured Claims will be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim;

•

DNI will seek approval of a new $1.25 billion debtor-in-possession term loan facility, to be provided by certain of the Company’s existing first lien lenders on the terms set forth in the DIP Term Sheet and such other terms that are acceptable to the U.S. Debtors and a requisite number of lenders under the DIP Facility. The proceeds of the DIP Facility will be used to: (i) repay in full the term loan obligations, including a make-whole premium, under the Superpriority Credit Agreement; (ii) repay in full the ABL Facility and cash collateralize letters of credit thereunder; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; (iv) make certain “adequate protection payments”; and (v) fund the working capital needs and expenditures of the Company Parties and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings;

•

Holders of Allowed First Lien Claims shall receive their pro rata share of 98% of the New Common Stock, subject to dilution on account of the Backstop Premium, the Upfront Premium, the Additional Premium, the Participation Premium (each as defined in the DIP Term Sheet) and New Management Incentive Plan;

•

Holders of Allowed Second Lien Notes Claims shall receive their pro rata share of 2% of the New Common Stock, subject to dilution on account of the Backstop Premium, the Upfront Premium, the Additional Premium and New Management Incentive Plan;

•

Holders of Allowed 2024 Unsecured Notes Claims shall receive their pro rata share of an amount of cash that would provide a holder of an Allowed 2024 Unsecured Notes Claim with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a holder of an Allowed Second Lien Notes Claim is receiving in respect of its Allowed Second Lien Notes Claim under Article III.B.6 of the U.S. Plan; and

•	Cancellation of DNI’s existing equity Interests.

The payment in full under the U.S. Plan of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and Allowed General Unsecured Claims is necessary to ensure that the Company can continue its business on a going concern basis and that, as such, the value of the Reorganized Company, as described in the Valuation Analysis, will be realized with the contemplated Restructuring Transactions for the benefit of the joint creditors of the Company, including those of the Dutch Scheme Parties.

Each of the Dutch Scheme Parties is currently in the position where it is reasonably likely that they cannot comply with their obligations when they fall due within the meaning of Section 370(1) of the Dutch Restructuring Law. Without the proposed modifications of the rights of Holders of Allowed Claims against the Dutch Scheme Parties, it is likely that such parties are or will be insolvent.

As described below, you are receiving this Comprehensive Disclosure Statement because you are a Holder of a Claim or Interest entitled to vote to accept or reject the U.S. Plan and the WHOA Plan. Prior to voting on the U.S. Plan and the WHOA Plan, you are encouraged to read this Comprehensive Disclosure Statement and all documents attached to this Comprehensive Disclosure Statement in their entirety. As reflected in this Comprehensive Disclosure Statement, there are risks, uncertainties and other important factors that could cause the Company’s actual performance or achievements to be materially different from those they may project, and the Company undertakes no obligation to update any such statement. Certain of these risks, uncertainties and factors are described in Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors.”

C.	Summary Of Treatment Of Claims And Interests And Description Of Recoveries Under The U.S. Plan And The WHOA Plan.

The U.S. Plan and the WHOA Plan organize the creditor and equity constituencies into groups called “Classes.” The Classes for the WHOA Plan are organized pursuant to the rules for classification as provided in section 374 of the Dutch Restructuring Law. For each Class, the U.S. Plan and the WHOA Plan, as applicable, describe: (1) the underlying Claim or Interest; (2) the recovery available to the Holders of Allowed Claims or Interests in that Class under the U.S. Plan or the WHOA Plan, as applicable; (3) under the U.S. Plan, whether the Class is Impaired or Unimpaired; (4) the form of consideration, if any, that Holders in such Class will receive on account of their respective Allowed Claims or Interests; and (5) under the U.S. Plan, whether the Holders of Claims or Interests in such Class are entitled to vote to accept or reject the U.S. Plan.

The proposed distributions and classifications under the U.S. Plan and the WHOA Plan are based upon a number of factors, including the Valuation Analysis (which includes the reorganisatiewaarde) and Liquidation (liquidatiewaarde) Analysis. The valuation of the Reorganized Debtors as a going concern is based upon the value of their assets and liabilities as of an assumed Effective Date of August 1, 2023 and incorporates various assumptions and estimates, as discussed in detail in the Valuation Analysis prepared by the Company’s proposed investment banker, Ducera Partners, LLC (“Ducera”) and the Liquidation Analysis prepared by the Company’s financial advisor FTI Consulting, Inc., (“FTI”).

The table below provides a summary of the classification, description, treatment, and anticipated recovery of Claims and Interests under each of the U.S. Plan and the WHOA Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to Article III of the U.S. Plan and Article II of the WHOA Plan. Any estimates of Claims or Interests in this Comprehensive Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the U.S. Plan and the WHOA Plan depends upon the ability of the U.S. Debtors and Netherlands Debtor to obtain Confirmation of the U.S. Plan and sanctioning of the WHOA Plan and meet the conditions necessary to consummate the U.S. Plan and the WHOA Plan. The recoveries available to Holders of Claims are estimates, and actual recoveries may materially differ based on, among other things, whether the amount of Claims actually Allowed exceeds the estimates provided below. In such an instance, the recoveries available to Holders of Allowed Claims could be materially lower when compared to the estimates provided below. To the extent that any inconsistency exists between the summaries contained in this Comprehensive Disclosure Statement and the U.S. Plan or the WHOA Plan, the terms of the U.S. Plan or the WHOA Plan shall govern, respectively.

The only Claims addressed in the WHOA Plan are WHOA Plan Class 1 Claims (First Lien Claims), WHOA Plan Class 2 Claims (2023 Stub First Lien Term Loan Claims), WHOA Plan Class 3 Claims (Second Lien Notes Claims) and WHOA Plan Class 4 Claims (2024 Stub Unsecured Notes Claims). The WHOA Plan does not address any other Claims or Interests, including General Unsecured Claims, because these Claims are not being compromised under the WHOA Plan. Such omission from the WHOA Plan is in the best interest of the Dutch Scheme Parties and all creditors involved because leaving such Claims unimpaired will allow the Company to continue operating in the ordinary course during the restructuring proceedings and facilitate the Restructuring Transactions. The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of Claims, against all the U.S. Debtors and the Dutch Scheme Parties taken as a whole.

For a more detailed description of the treatment of Claims and Interests under the U.S. Plan and the WHOA Plan and the sources of satisfaction for Claims and Interests, see Section IV of this Comprehensive Disclosure Statement, entitled “Summary of the U.S. Plan and the WHOA Plan.” The following chart represents the classification of Claims against and Interests in the U.S. Debtors pursuant to the U.S. Plan:

Class	Claim or Interest	Status	Voting Rights	Projected U.S. Plan Recovery
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
3	ABL Facility Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
4	Superpriority Term Loan Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
5	First Lien Claims	Impaired	Entitled to Vote	33.3% - 43.5%
6	Second Lien Notes Claims	Impaired	Entitled to Vote	4.1% - 5.4%
7	2024 Stub Unsecured Notes Claims	Impaired	Entitled to Vote	4.1% - 5.4%
8	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)	0%
10	Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
11	Non-Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
12	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
13	DNI Interests	Impaired	Not Entitled to Vote (Deemed to Reject)	0%

The following chart represents the classification of Claims against the Dutch Scheme Parties pursuant to the WHOA Plan:

Class	Claim or Interest	Voting Rights	Projected WHOA Plan Recovery
1	First Lien Claims	Entitled to Vote	Same as U.S. Plan Class 5 Claims
2	2023 Stub First Lien Term Loan Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 5 Claim Recovery
3	Second Lien Notes Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 6 Claim Recovery
4	2024 Stub Unsecured Notes Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 7 Claim Recovery

D.	Voting On The U.S. Plan And The WHOA Plan

Certain procedures will be used to collect and tabulate votes on the U.S. Plan and the WHOA Plan, as summarized in Section VI of this Comprehensive Disclosure Statement, entitled “Voting Instructions.” Readers should carefully read the voting instructions in Section VI herein.

Only Holders of Claims in Classes 5, 6, and 7 in the U.S. Plan and Classes 1, 2, 3, and 4 in the WHOA Plan are entitled to vote on the U.S. Plan and WHOA Plan, respectively. Only Holders that are Eligible Holders may vote on the U.S. Plan and the WHOA Plan prior to the Petition Date; Holders of Claims that are not Eligible Holders may vote on the U.S. Plan and the WHOA Plan after the Petition Date.

Holders of Claims or Interests in Classes 1, 2, 3, 4, 8, 10, 11 and 12 of the U.S. Plan are Unimpaired by the U.S. Plan and are conclusively presumed to accept the U.S. Plan.

Holders of Claims or Interests in Classes 9 and 13 of the U.S. Plan are impaired and deemed to reject the U.S. Plan because they will receive no recovery on account of their Claims or Interests under the U.S. Plan.

The Voting Deadline is June 28, 2023 at 4:00 p.m. (Prevailing Central Time). To be counted as votes to accept or reject the U.S. Plan and the WHOA Plan, each ballot (a “Ballot”) must be properly executed, completed, and delivered (either by using the return envelope provided, by first-class mail, overnight courier, personal delivery, or (a) in the case of Master Ballots and pre-validated Beneficial Ballots only via email to Dieboldnixdorfballots@ra.kroll.com) and (b) in the case of Ballots for Holders of First Lien Term Loan Claims and 2023 First Lien Stub Term Loan Claims via the Solicitation Agent’s online ballot portal, such that it is actually received by Kroll, LLC (“Kroll”), the Company’s proposed solicitation agent (the “Solicitation Agent”), before the Voting Deadline of June 28, 2023 at 4:00 p.m. (Prevailing Central Time) as follows:

DELIVERY OF BALLOTS

1. Ballots must be actually received by the Solicitation Agent before the Voting Deadline.

2. Ballots must be returned by the following methods: (a) in the enclosed prepaid, pre-addressed return envelope, (b) via first-class mail, overnight courier, or hand delivery to the address set forth below, (c) in the case of Master Ballots and pre-validated Beneficial Ballots, via email to Dieboldnixdorfballots@ra.kroll.com; or (d) in the case of Beneficial Ballots, in accordance with instructions provided by your Nominee.

Diebold Holding Company, LLC

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

Furthermore, Holders of First Lien Term Loan Claims and 2023 Stub First Lien Term Loan Claims may submit their Ballots through the Solicitation Agent’s online ballot portal, which can be accessed through the “Submit E-Ballot” link on the left-hand navigation panel of the Debtors’ restructuring website at https://cases.ra.kroll.com/dieboldnixdorf.

If you have any questions on the procedures for voting on the U.S. Plan and the WHOA Plan, please contact the Solicitation Agent by calling 646-440-4833 (International) or 833-701-9076 (Toll-Free U.S./Canada) or emailing DieboldNixdorfinfo@ra.kroll.com.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE SOLICITATION AGENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR OTHERWISE NOT IN COMPLIANCE WITH THE VOTING INSTRUCTIONS WILL NOT BE COUNTED EXCEPT AS DETERMINED BY THE COMPANY.

E.	Confirmation And Consummation Of The U.S. Plan

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. If the U.S. Debtors file the Chapter 11 Cases, they will file a motion on or around the Petition Date requesting that the Bankruptcy Court set a date and time as soon as practicable after the Petition Date for a hearing (such hearing, the “Confirmation Hearing”) for the Bankruptcy Court to determine whether the Comprehensive Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, whether the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan complied with section 1126(b) of the Bankruptcy Code, and whether the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, as permitted by section 105(d)(2)(B)(2)(v) of the Bankruptcy Code. The Confirmation Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on those parties who have requested notice under Bankruptcy Rule 2002 and the Entities who have filed an objection to the U.S. Plan, if any, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to sections 105 and 1127 of the Bankruptcy Code, the U.S. Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation. The U.S. Debtors, in the same motion requesting a date for Confirmation of the U.S. Plan, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to the adequacy of the Comprehensive Disclosure Statement, the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan, or Confirmation of the U.S. Plan. All such objections must be filed with the Bankruptcy Court and served on the U.S. Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that they are received before the deadline to file such objections.

1.	Confirmation Hearing

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Comprehensive Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan complied with section 1125(g) of the Bankruptcy Code, and the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, and subject to satisfaction or waiver of each condition precedent in Article IX of the U.S. Plan. For a more detailed discussion of the Confirmation Hearing, see Section V of this Comprehensive Disclosure Statement, entitled “Confirmation of the U.S. Plan.”

2.	Effect of Confirmation and Consummation of the U.S. Plan

Following Confirmation, and subject to satisfaction or waiver of each condition precedent in Article IX of the U.S. Plan, the U.S. Plan will be consummated on the Effective Date. Among other things, on the Effective Date, certain release, injunction, exculpation, and discharge provisions set forth in Article VIII of the U.S. Plan will become effective. Accordingly, it is important to read the provisions contained in Article VIII of the U.S. Plan very carefully so that you understand how Confirmation and Consummation—which effectuates such release, injunction, exculpation, and discharge provisions—will affect you and any Claim or Interest you may hold with respect to the U.S. Debtors so that you may cast your vote accordingly. These provisions are described in Section V of this Comprehensive Disclosure Statement.

F.	Sanctioning And Consummation Of The WHOA Plan

The Netherlands Debtor intends to request that the Dutch Court hold a Dutch Sanction Hearing to consider the WHOA Plan once the voting process has been finalized (section 383(1) of the Dutch Restructuring Law). The Dutch Court will set the date of the hearing as soon as possible after the request (section 383(4) of the Dutch Restructuring Law). Prior to the Dutch Sanction Hearing, the Holders of Claims will have the opportunity to submit a written objection or other statement in support of or opposition to the WHOA Plan to the Dutch Court. The deadline for any such submission will be the start of the Dutch Sanction Hearing (“tot aan de dag van de zitting,” section 383(8) of the Dutch Restructuring Law). The Dutch Sanction Hearing will take place within 8 to 14 days after the Netherlands Debtor requests the Dutch Court to sanction the WHOA Plan (section 383(6) of the Dutch Restructuring Law). The Netherlands Debtor intends to make such a request in July 2023.

1.	Dutch Sanction Hearing

During the Dutch Sanction Hearing, Holders of Claims will be provided with an opportunity to express their views on the WHOA Plan orally. Afterwards, the Dutch Court will determine whether all statutory requirements have been met as set out in section 384(2) of the Dutch Restructuring Law and whether any Holder of a Claim has rightfully objected to the sanctioning of the WHOA Plan in accordance with section 384(3) or (4) of the Dutch Restructuring Law. Under the Dutch Restructuring Law objections by Holders of Claims to the WHOA Plan must be made known to the Netherlands Debtor in a timely fashion. If the Holder of a Claim was familiar with the ground for objection/rejection but has not made its objection known prior to the Dutch Sanction Hearing, the right to reject, or object to, the WHOA Plan on those grounds may be forfeited (section 383(9) Dutch Restructuring Law). The judgment of the Dutch Court with respect to the Sanctioning will generally be rendered within five (5) days after the Dutch Sanction Hearing, although the exact timing will depend on the Dutch Court.

2.	Effect of Sanctioning And Consummation Of The WHOA Plan

If the Dutch Court sanctions the WHOA Plan, it will be binding on all Holders of Claims that were included in the WHOA Plan and that had the right to vote on it (section 385 of the Dutch Restructuring Law). The WHOA Plan will become effective upon the satisfaction or waiver of the conditions precedent set forth in Article V of the WHOA Plan. The WHOA Plan, if sanctioned by the Dutch Court, is the operative document which effectuates the Restructuring Transactions, including the release, injunction, exculpation, and discharge provisions set forth in Article IV of the WHOA Plan. Such provisions, if implemented, will result in the cancellation, discharge, and release of the Claims set forth in Article II of the WHOA Plan. A sanctioned plan under the Dutch Restructuring Law is, by itself, sufficient to alter a creditor’s claim (“haircut”) or rights (e.g., modification of a debt instrument’s due date).

As set forth in the WHOA Plan and Chapter 11 Plan Supplement, the implementation of the Restructuring Transactions will involve additional steps to implement the WHOA Plan. The Chapter 11 Plan Supplement will contain term sheets and other documents which detail such steps.

G.	Additional Plan-Related Documents

The Company will file certain documents that provide more details about implementation of the U.S. Plan and the WHOA Plan in the Chapter 11 Plan Supplement, which will be filed with the Bankruptcy Court no later than seven (7) calendar days before the Confirmation Objection Deadline and otherwise in accordance with the RSA. The U.S. Debtors will serve a notice that will inform all parties that the initial Chapter 11 Plan Supplement was filed, list the information included therein, and explain how copies of the Chapter 11 Plan Supplement may be obtained. Holders of Claims entitled to vote to accept or reject the U.S. Plan shall not be entitled to change their vote based on the contents of the Chapter 11 Plan Supplement after the Voting Deadline. The Chapter 11 Plan Supplement will include:

a.	Rejected Executory Contract and Unexpired Lease List;

b.	Restructuring Steps Memorandum;

c.	Retained Causes of Action Schedule;

d.	New Corporate Governance Documents;

e.	List of Directors of the Reorganized DNI Board; and

f.	Exit Facility Credit Agreement.

Each of the foregoing Chapter 11 Plan Supplement documents and/or forms of documents, agreements, schedules, and exhibits to the U.S. Plan are subject to the consent rights of the Consenting Creditors on the terms set forth in the RSA.

THE FOREGOING EXECUTIVE SUMMARY IS ONLY A GENERAL OVERVIEW OF THIS COMPREHENSIVE DISCLOSURE STATEMENT AND THE MATERIAL TERMS OF, AND TRANSACTIONS PROPOSED BY, THE U.S. PLAN AND THE WHOA PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS APPEARING ELSEWHERE IN THIS COMPREHENSIVE DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS COMPREHENSIVE DISCLOSURE STATEMENT, INCLUDING THE U.S. PLAN AND THE WHOA PLAN.

II. THE COMPANY’S BUSINESS, CORPORATE HISTORY AND CAPITAL STRUCTURE

A.	The Company’s Business And Corporate History

The Company, which was founded in 1859 in Cincinnati, Ohio, is a leading global financial and retail technology company that specializes in the sale, manufacturing, installation and maintenance of self-service transaction systems (such as ATMs and currency processing systems), point of sale terminals, physical security products and software related to services provided to global financial, retail and commercial institutions. In short, the Company provides integrated solutions to automate and digitize banking and shopping processes, and it serves the banking and retail sectors in over 100 countries around the world.

The Company currently employs approximately 21,000 workers and has a global real estate footprint of approximately 1.5 million square feet composed of manufacturing facilities, customer service centers and corporate offices. The Company’s organizational footprint is vast and consists of more than 140 entities in jurisdictions throughout North and South America, the United Kingdom, the European Union and other locations throughout Asia and the Middle East. As a result of the 2016 Acquisition, the Company’s global operations are coordinated by corporate teams in both Hudson, Ohio and Paderborn, Germany. Chairman of the Board, President and CEO Octavio Marquez, Chief Financial Officer James Barna, Chief Legal Officer and Secretary Jonathan Leiken, and Chief People Officer Lisa Radigan sit in Hudson. Chief Operating Officer Olaf Heyden sits in Paderborn. Executive Vice President, Global Banking Joe Myers and Executive Vice President, Global Retail Ilhami Cantadurucu work remotely.

DNI’s common shares, par value $1.25, of Diebold (the “Common Shares”) are listed on the New York Stock Exchange and the Frankfurt Stock Exchange’s regulated market, both trading under the ticker “DBD.” In addition, the 9.00% senior secured notes due 2025 issued by the Netherlands Debtor are currently listed on the International Stock Exchange (“TISE”).

B.	Events Leading Up To The 2022 Debt Restructuring

After the 2016 Acquisition, whereby the Company acquired Wincor Nixdorf Gmbh, the Company faced flat or declining sales growth and gross margins while supporting a significantly higher debt burden. At the same time, the Company incurred large non-routine expenses, attributable to post-merger capital investment and restructuring costs, which contributed to a cash burn of more than $500 million since 2018, stressing the Company’s liquidity. The Company posted its best adjusted gross profit margin since the 2016 Acquisition in the third quarter of 2019, largely as a result of the certain cost-cutting measures.

The Company continued to face liquidity headwinds leading up to and throughout 2022. Changes in operations and sales due to COVID-19, supply chain disruptions and rising inflation raised manufacturing costs, further reducing net income and contributing to an order backlog that grew to $1.3 billion by the end of 2022. In March 2022, the Company entered into a covenant relief amendment that modified the total net leverage ratio covenant in the credit agreement governing its then-extant revolving credit facility and term loan B facility, providing limited financial flexibility. In May 2022, S&P downgraded the Company to a credit rating of CCC+ due to what it identified as an unsustainable capital structure. At the time, the Company’s outstanding revolver balance of $136 million and outstanding first-lien term loan of $755 million were scheduled to mature in 2023, with an additional $400 million of unsecured notes scheduled to mature in 2024. The liquidity situation and impending maturities led the Company to engage with its lenders to try to extend maturities and augment liquidity.

As a result of months of negotiations, in October 2022, the Company announced a transaction support agreement (the “TSA”) for a debt restructuring (the “2022 Debt Restructuring”) to refinance a portion of the Company’s then-existing debt structure and provide for an additional new-money facility. The 2022 Debt Restructuring was consummated on December 29, 2022 (the “Settlement Date”). As part of the 2022 Debt Restructuring, the Company entered into a new, $250 million asset-based ABL Facility, which replaced the Company’s prior revolving facility. Non-debtor Diebold Nixdorf Holding Germany GmbH (“German Borrower”) also became the borrower under a new $400 million Superpriority Term Loan, with lenders party to the TSA with respect to the 2022 Debt Restructuring serving as lenders under the Superpriority Term Loan.

The Company also entered into a twelfth amendment (the “Twelfth Amendment”) to the credit agreement, dated as of November 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). The Twelfth Amendment, among other things: (a) permitted the Exchange Offers and Consent Solicitations (as defined below), the Term Loan Exchange (as defined below) and the entry into the Superpriority Facility (as defined below), the ABL Facility and certain other related transactions (together, the “Refinancing Transactions”); (b) removed substantially all negative covenants and mandatory prepayment provisions from the Existing Credit Agreement; and (c) directed the collateral agent under the Existing Credit Agreement to release the liens on certain current-asset collateral securing the ABL Facility on a first-priority basis (the “ABL Priority Collateral”) and certain other collateral securing the Company’s obligations under the Existing Credit Agreement and the Company’s existing subsidiary guarantors’ obligations under the related guarantees (in each case, to the extent permitted, including under applicable law).

The full extent of the 2022 Debt Restructuring is discussed more fully below in connection with the discussion of the Company’s Prepetition Capital Structure.

C.	The Company’s Prepetition Capital Structure

The following table depicts the Company’s prepetition capital structure, exclusive of accrued but unpaid interest and fees (and also exclusive of capitalized fees):

Instrument	Principal Amt	Borrower / Issuer and Jurisdiction	Rate	Maturity
ABL Facility	$160mm €17.7mm	Diebold Nixdorf, Inc. (US) and Subsidiary Borrowers[7]	S+250-300	7/20/2026
FILO Facility	$58.9mm	Diebold Nixdorf, Inc. (U.S.)	S+800	6/4/2023
Superpriority Term Loan	$400.6mm	Diebold Nixdorf Holding Germany GmbH (Germany)	S+640	7/15/2025

		First Lien Debt
First Lien U.S. Term Loan	$533.5mm	Diebold Nixdorf, Inc. (U.S.)	S+525	7/15/2025
First Lien Euro Term Loan	€90.3mm	Diebold Nixdorf, Inc. (U.S.)	E+550	7/15/2025
First Lien U.S. Notes	$718.1mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
First Lien Euro Notes	€356.0mm	Diebold Nixdorf Dutch Holding B.V. (Netherlands)	9.00%	7/15/2025
2023 USD Term Loan	$12.8mm	Diebold Nixdorf, Inc. (U.S.)	L+275	11/6/2023
2023 EU Term Loan	€4.8mm	Diebold Nixdorf, Inc. (U.S.)	E+300	11/6/2023
Stub 2025 USD Secured Notes	$2.7mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
Stub 2025 Euro Secured Notes	€4.4mm	Diebold Nixdorf, Inc. (U.S.)	9.00%	7/15/2025

		Second Lien
Second Lien Notes	$333.6mm	Diebold Nixdorf, Inc. (U.S.)	PIK8.50%	10/15/2026
		Unsecured Funded Debt
2024 Stub Unsecured Notes	$72.1mm	Diebold Nixdorf, Inc. (U.S.)	8.50%	4/15/2024

[7]

The “Subsidiary Borrowers” are: Diebold Nixdorf Canada, Limited, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Systems GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Global Logistics GmbH, Diebold Nixdorf AB, Diebold Nixdorf B.V. (Netherlands), Diebold Nixdorf S.A.S., Diebold Nixdorf (UK) Limited, Diebold Nixdorf s.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf BV (Belgium) and Diebold Self-Service Solutions S.a r.l.

In addition, the below chart demonstrates the various collateral packages for the secured debt and their respective priorities:

Priority	(Collateral Bucket #1) ABL Priority Collateral	(Collateral Bucket #2) Foreign and Released Domestic Non-ABL Priority Collateral (as defined below)	(Collateral Bucket #3) Non-Released Domestic Non- ABL Priority Collateral
First	2026 ABL Facility	2025 Superpriority Term Loan Facility	2025 Superpriority Term Loan Facility[8] 2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 Euro Secured Notes 2025 USD Secured Notes Pre-Refinancing Term Loans
Second	2025 Superpriority Term Loan Facility	2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 USD Secured Notes 2025 Euro Secured Notes	2L Notes
Third	2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 Euro Secured Notes 2025 USD Secured Notes	2L Notes	2026 ABL Facility
Fourth	2L Notes	2026 ABL Facility

;

[8]

Upon the release of certain liens and guarantees at certain German-domiciled direct and indirect subsidiaries of the Company, which is anticipated to take place in connection with the filing of the chapter 11 petitions pursuant to the RSA, the following facilities are automatically subordinated to the 2025 Superpriority Term Loan Facility with respect to the equity of Diebold Nixdorf Holding Germany GmbH, which is a component of this Collateral Bucket: 2025 USD Term Loan Facility and 2025 Euro Term Loan Facility; 2025 Euro Secured Notes; and 2025 USD Secured Notes.

For ease of reference, the below table provides a summary overview of each Company entity’s obligations with respect to the Company’s funded debt obligations:

Entity Name	Entity Role
United States
Diebold Nixdorf, Incorporated	ABL Borrower and Guarantor Superpriority Guarantor 1LTerm Loan Borrower and Guarantor 1L Notes Issuer (USD) 1L Notes Guarantor (EUR) 2023 Stub Term Loan Borrower 2L Notes Issuer 2024 Stub Notes Issuer

Diebold Nixdorf Technology Finance, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Griffin Technology, Incorporated	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold SST Holding Company, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Holding Company, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Self-Service Systems	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Global Finance Corporation	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Entity Name	Entity Role
Germany
Diebold Nixdorf Holding Germany GmbH	ABL Guarantor Superpriority Borrower 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

WINCOR NIXDORF International GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Deutschland GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Systems GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Operations GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Vermögensverwaltungs GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Finance Germany GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Logistics GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Business Administration Center GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Global Logistics GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Entity Name	Entity Role
Germany

IP Management GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Security GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

WINCOR NIXDORF Facility GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Real Estate GmbH & Co. KG	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

The Netherlands
Diebold Nixdorf Dutch Holding B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Issuer (EUR) 1L Notes Guarantor (US) 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Nixdorf Global Holding B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Software Partner B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Software CV	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Global Solutions B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf B.V.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Entity Name	Entity Role
Poland

Diebold Nixdorf Sp. z o. o.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf BPO Sp. z o. o.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Canada

Diebold Canada Holding Company Inc.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Canada, Limited	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Spain

Diebold Nixdorf, S.L.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Switzerland

Diebold Self-Service Solutions S.ar.l.	ABL Borrower

Belgium

Diebold Nixdorf BV	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

France

Diebold Nixdorf S.A.S.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Sweden

Diebold Nixdorf AB	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Entity Name	Entity Role
United Kingdom

Diebold Nixdorf (UK) Limited	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Italy

Diebold Nixdorf S.r.l.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

1.	2024 Stub Unsecured Notes

On the Settlement Date, the Company completed a private exchange offer and consent solicitation with respect to the outstanding 8.50% senior notes due 2024 (the “2024 Stub Unsecured Notes”), which included (a) a private offer to certain eligible holders to exchange any and all 2024 Stub Unsecured Notes for units (the “Units”) consisting of (i) 8.50%/12.50% senior secured PIK toggle notes due 2026 (the “Second Lien Notes”) and (ii) a number of warrants (the “Warrants”) to purchase common shares, par value $1.25 per share, of the Company (the “Common Shares”); and (b) a related consent solicitation to adopt certain proposed amendments to the 2024 Stub Unsecured Notes Indenture to eliminate certain of the covenants, restrictive provisions and events of default intended to protect holders, among other things, from such indenture (collectively, the “2024 Exchange Offer and Consent Solicitation”).

Pursuant to the 2024 Exchange Offer and Consent Solicitation, the Company accepted approximately $327.9 million in aggregate principal amount of the 2024 Stub Unsecured Notes (representing 81.97% of the aggregate principal amount outstanding of the 2024 Stub Unsecured Notes) tendered for exchange and issued approximately $333.6 million in aggregate principal amount of Units consisting of approximately $333.6 million in aggregate principal amount of Second Lien Notes and 15,813,847 Warrants to purchase up to 15,813,847 Common Shares. After consummation of the 2024 Exchange Offer and Consent Solicitation, approximately $72.1 million of 2024 Stub Unsecured Notes remained outstanding. The Company was also required to commence a registered exchange offer for any 2024 Stub Unsecured Notes outstanding following the Settlement Date and, following the consummation thereof, to raise equity capital prior to the maturity date of the 2024 Stub Unsecured Notes in an amount necessary to repurchase, redeem, prepay or pay in full any outstanding 2024 Stub Unsecured Notes in excess of $20.0 million (such 2024 Stub Unsecured Notes in excess of $20.0 million the “Excess Stub Notes”).

Each Warrant initially represented the right to purchase one Common Share, at an exercise price of $0.01 per share. The Warrants were exercisable for up to 15,813,847 Common Shares (representing 19.99% of the Common Shares outstanding on the business day immediately preceding the Settlement Date), subject to adjustment. Unless earlier cancelled in accordance with their terms, Warrants could be exercised at any time on and after April 1, 2024 and prior to December 30, 2027 (or, if such day is not a business day, the next succeeding day that is a business day).

2.	First Lien Notes

On the Settlement Date, the Company also completed the private exchange offers and consent solicitations with respect to the outstanding 9.375% senior secured notes due 2025 issued by DNI (the “First Lien U.S. Notes”) and the outstanding 9.000% senior secured notes due 2025 issued by the Netherlands Debtor, a direct and wholly owned subsidiary of the Company (the “First Lien Euro Notes”, and together with the First Lien U.S. Notes, the “First Lien Notes”), which included (a) private offers to certain eligible holders to exchange (i) any and all outstanding First Lien U.S. Notes for new First Lien U.S. Notes having the same terms as the outstanding First Lien U.S. Notes, other than the issue date, the first interest payment date, the first date from which interest will accrue and other than with respect to CUSIP and ISIN numbers, and (ii) any and all outstanding First Lien Euro Notes for new First Lien Euro Notes having the same terms as the outstanding First Lien Euro Notes, other than the issue date, the first interest payment date, the first date from which interest will accrue and other than with respect to ISIN numbers and common codes, and (b) related consent solicitations to enter into supplemental indentures with respect to (i) the amended and restated senior secured notes indenture then governing the First Lien U.S. Notes, dated as of December 29, 2022 (the “First Lien U.S. Notes Indenture”), and (ii) the amended and restated senior notes indenture then governing the First Lien Euro Notes, dated as of December 29, 2022 (the “First Lien Euro Notes Indenture” and, together with the First Lien U.S. Notes Indenture, the “First Lien Notes Indentures”), in order to amend certain provisions of the First Lien Notes Indentures to, among other things, permit the refinancing transactions set forth in the TSA (collectively, the “2025 Exchange Offers and Consent Solicitations” and, together with the 2024 Exchange Offer and Consent Solicitation, the “Exchange Offers and Consent Solicitations”).9

Pursuant to the 2025 Exchange Offers and Consent Solicitations, the Company accepted approximately $697.3 million in aggregate principal amount of the outstanding First Lien U.S. Notes (representing 99.61% of the aggregate principal amount of the outstanding First Lien U.S. Notes) tendered for exchange and issued approximately $718.1 million in aggregate principal amount of the new First Lien U.S. Notes. The Netherlands Debtor accepted approximately €345.6 million in aggregate principal amount of the outstanding First Lien Euro Notes (representing 98.75% of the aggregate principal amount of the outstanding First Lien Euro Notes) tendered for exchange and issued approximately €356.0 million aggregate principal amount of the new First Lien Euro Notes. In addition, eligible holders received payment in cash for accrued and unpaid interest on the outstanding First Lien Notes that were accepted for exchange.

The First Lien U.S. Notes are guaranteed by the Company’s material subsidiaries in the Specified Jurisdictions (as defined below), in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of the Company and the guarantors are secured (a) on a first-priority basis, ranking pari passu with the Superpriority Facility and the Existing Term Loans (as defined below) (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those guarantors that are organized in the United States, (b) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Company and the guarantors and (c) on a third-priority basis by the ABL Priority Collateral.

The First Lien Euro Notes are guaranteed by DNI and the Company’s material subsidiaries in the Specified Jurisdictions (as defined below), other than the Netherlands Debtor in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of the Company and the guarantors are secured (a) on a first-priority basis, ranking pari passu with the Superpriority Facility and the Existing Term Loans (as defined below) (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those guarantors that are organized in the United States, (b) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Company and the guarantors and (c) on a third-priority basis by the ABL Priority Collateral.

3.	Superpriority Term Loan

On the Settlement Date, the Company and German Borrower entered into that certain Superpriority Credit Agreement, providing for a superpriority secured term loan facility of $400 million (the “Superpriority Term Loan”). On the Settlement Date, the German Debtor borrowed the full $400 million of Superpriority Term Loans.

The proceeds of the borrowing under the Superpriority Term Loan were used (a) on the Settlement Date to repay the First Lien Term Loan (as defined below) in an amount equal to 15% of the principal amount of Existing Term Loans (as defined below) that participated in the Term Loan Exchange (the “Initial New Term Loan Paydown”) and (b) for general corporate purposes (excluding making payments on any other funded indebtedness).

[9]	In each case, additional guarantees and liens were also provided for.

The Superpriority Term Loan will mature on July 15, 2025. The Superpriority Term Loan bears interest equal to (i) in the case of Term Benchmark Loans (as defined in the Superpriority Credit Agreement), the Adjusted Term SOFR Rate (as defined in the Superpriority Credit Agreement and subject to a 4.0% floor) plus a 0.10% credit spread adjustment plus an applicable margin of 6.40% and (ii) in the case of Floating Rate Loans (as defined in the Superpriority Credit Agreement), the Alternate Base Rate (as defined in the Superpriority Credit Agreement and subject to a 5.0% floor) plus an applicable margin of 5.40%. Interest accrued on the Superpriority Term Loan is payable (i) in the case of Term Benchmark Loans, on the last day of the applicable Interest Period (as defined in the Superpriority Credit Agreement) (provided that, if the Interest Period is longer than three months, interest is also payable on the last day of each three-month interval during such Interest Period), on any date on which the Term Benchmark Loans are repaid, and at maturity, and (ii) in the case of Floating Rate Loans, on the last business day of each March, June, September and December occurring after the Settlement Date, beginning with March 31, 2023, and at maturity.

The obligations of the German Borrower under the Superpriority Term Loan are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by DNI and DNI’s material subsidiaries in the Specified Jurisdictions and secured (i) on a first-priority basis by substantially all assets (subject to agreed guaranty and security principles and certain exclusions) other than the ABL Priority Collateral (the “Non-ABL Priority Collateral”) held by the German Borrower and those guarantors that are organized outside the United States and certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States, (ii) on a first-priority basis, ranking pari passu with the New First Lien Term Loan, the First Lien Notes, and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States and (iii) on a second-priority basis by the ABL Priority Collateral.

4.	First Lien Term Loans

On December 16, 2022, the Company made an offer to (a) each of the lenders (collectively, the “Existing Dollar Term Lenders”) holding certain dollar term loans (the “Existing Dollar Term Loans”) under the Existing Credit Agreement providing for the opportunity to exchange all (but not less than all) of the principal amount of its Existing Dollar Term Loans for the same principal amount of Dollar Term Loans (the “New Dollar Term Loans”) as defined in and made pursuant to the First Lien Credit Agreement (as defined below), plus the Transaction Premium (as defined in the Twelfth Amendment), and (b) each of the lenders (collectively, the “Existing Euro Term Lenders” and together with the Existing Dollar Term Lenders, the “Existing Term Lenders”) holding certain euro term loans (the “Existing Euro Term Loans” and together with the Existing Dollar Term Loans, the “Existing Term Loans”; the loan facility for the Existing Term Loans, the “Existing Term Loan Facility”) providing for the opportunity to exchange all (but not less than all) of the principal amount of its Existing Euro Term Loans for either (i) the same principal amount of Euro Term Loans (the “New Euro Term Loans” and together with the New Dollar Term Loans, the “New First Lien Term Loan”; the loan facility for the New Term Loans, the “New First Lien Term Loan Facility”) as defined in and made pursuant to the New First Lien Credit Agreement or (ii) the same principal amount of New Dollar Term Loans (with the exchange rate used for such conversion of the existing principal amount denominated in euros to the equivalent new principal amount denominated in dollars determined by reference to the WMR 4pm London Mid Spot Rate published by Refinitiv at 4:00 p.m. (London Time) on the date that was two business days prior to the Settlement Date), in each case, plus the Transaction Premium (collectively, clauses (a) and (b), the “Term Loan Exchange Offer” and the exchange pursuant to the Term Loan Exchange Offer, the “Term Loan Exchange”).

On the Settlement Date, the Company completed the Term Loan Exchange whereby approximately 96.6% of the aggregate principal amount of Existing Dollar Term Loans and approximately 98.6% of the aggregate principal amount of Existing Euro Term Loans, were exchanged into $626.0 million (including a transaction premium of $18.2 million) in aggregate principal amount of New Dollar Term Loans, and €106.0 million (including a transaction premium of € 3.1 million) in aggregate principal amount of New Euro Term Loans.

Substantially concurrently with the completion of the Term Loan Exchange Offer, the Company prepaid $91.2 million in aggregate principal amount of New Dollar Term Loans and €15.4 million in aggregate principal amount of New Euro Term Loans, pursuant to the Initial New Term Loan Paydown.

As a result of the Term Loan Exchange, the Company’s obligations in respect of the Existing Term Loans of each lender who participated in the Term Loan Exchange were discharged and deemed satisfied in full, and each such lender’s commitments with respect to the Existing Term Loans were canceled.

The terms of the New First Lien Term Loans are governed by a Credit Agreement (the “New First Lien Credit Agreement”), dated as of the Settlement Date, among the Company the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS America LLC, as collateral agent, which provides that the New First Lien Term Loans will mature on July 15, 2025. The New Term First Lien Loans bear interest at a rate equal to (i) in the case of Term Benchmark Loans (as defined in the New Term Loan Credit Agreement), (a) for New Dollar Term Loans, the Adjusted Term SOFR Rate (as defined in the New First Lien Credit Agreement and subject to a 1.50% floor) plus a 0.10% credit spread adjustment plus an applicable margin of 5.25% and (b) for New Euro Term Loans, the Adjusted EURIBOR Rate (as defined in the New First Lien Credit Agreement and subject to a 0.50% floor) plus an applicable margin of 5.50% and (ii) in the case of Floating Rate Loans (as defined in the New First Lien Credit Agreement), the Alternate Base Rate (as defined in the New Term Loan Credit Agreement and subject to a 2.50% floor) plus an applicable margin of 4.25%. Interest accrued on the New First Lien Term Loan is payable (i) in the case of Term Benchmark Loans, on the last day of the applicable Interest Period (as defined in the New First Lien Credit Agreement) (provided that, if the Interest Period is longer than three months, interest is also payable on the last day of each three month interval during such Interest Period), on any date on which the Term Benchmark Loans are repaid and at maturity, (ii) in the case of Floating Rate Loans, on the last business day of each March, June, September and December occurring after the Settlement Date, beginning with March 31, 2023, and at maturity.

The obligations of DNI under the New First Lien Credit Agreement are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by DNI’s material subsidiaries in the Specified Jurisdictions and secured (i) on a first-priority basis, ranking pari passu with the Superpriority Term Loan, the First Lien Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States, (ii) on a second-priority basis by certain other Non-ABL Priority Collateral held by the guarantors that are organized outside the United States and (iii) on a third-priority basis by the ABL Priority Collateral.

5.	Second Lien Notes

As part of the private exchange offer in the 2022 Debt Restructuring, the Company offered to certain eligible holders of the 2024 Stub Unsecured Notes to exchange any and all such notes for Units consisting of (a) Second Lien Notes and (b) Warrants. If a Termination Event (as defined in the agreement governing the Units) occurs with respect to any Units prior to April 1, 2024, the Warrants forming part of such Units will automatically terminate and become void without further legal effect and will be cancelled for no further consideration. The Second Lien Notes are guaranteed by the Company’s material subsidiaries in the United States, Belgium, Canada, Germany, France, Italy, the Netherlands, Poland, Spain, Sweden and the United Kingdom (the “Specified Jurisdictions”), in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of DNI, the Netherlands Debtor and such guarantors are secured (a) on a second-priority basis by certain Non-ABL Priority Collateral held by DNI and those Guarantors that are organized in the United States, (b) on a third-priority basis by certain other Non-ABL Priority Collateral held by DNI, the Netherlands Debtor and the Guarantors and (c) on a fourth-priority basis by the ABL Collateral.

The Second Lien Notes will mature on October 15, 2026 and bear interest at a fixed rate of 8.50% per annum through July 15, 2025, after which interest will accrue at the rate of 8.50% (if paid in cash) or 12.50% (if paid in the form of PIK Interest (as defined in the Second Lien Notes Indenture), subject to the applicable interest period determination election made for each applicable interest period after such date. Interest on the Second Lien Notes is payable on January 15 and July 15 of each year, commencing on July 15, 2023. Interest began to accrue on the 2022 Refinancing Date.

6.	ABL Credit Agreement

On the Settlement Date, the Company and subsidiary borrowers (together with the Company, the “ABL Borrowers”) entered into a Revolving Credit and Guaranty Agreement (the “ABL Credit Agreement”). The ABL Credit Agreement provides for the ABL Facility consisting of three Tranches (respectively, “Tranche A,” “Tranche B” and “Tranche C”, and each a “Tranche”) with a total commitment of up to $250 million, including a Tranche A commitment of up to $155 million, a Tranche B commitment of up to $25 million and a Tranche C commitment of up to $70 million. Letters of credit are limited to the lesser of (a) $50 million and (b) the aggregate unused amount of the applicable lenders’ Tranche A commitments then in effect. Swing line loans are limited to the lesser (a) $50 million and (b) in respect of an applicable borrower, such borrower’s Tranche A available credit then in effect. Subject to currencies available under the applicable Tranche, loans under the ABL Facility may be denominated, depending on the Tranche being drawn, in U.S. Dollars, Canadian Dollars, Euros and Pounds Sterling. The ABL Facility replaced the commitments of the Company’s existing revolving credit lenders under the Existing Credit Agreement, which were repaid in full and terminated on the Settlement Date.

On the Settlement Date, certain ABL Borrowers borrowed a total of $182 million under the ABL Facility, consisting of $122 million of Tranche A loans and $60 million of Tranche C loans. The proceeds of borrowing under the ABL Facility were used (a) to finance the Refinancing Transactions, including the repayment of revolving loans outstanding under the Existing Credit Agreement on the Settlement Date, (b) to finance the ongoing working capital requirements of the ABL Borrowers and their respective subsidiaries and (c) for other general corporate purposes.

The ABL Facility will mature on July 20, 2026, subject to a springing maturity to a date that is 91 days prior to the maturity date of any indebtedness for borrowed money (other than any Existing Term Loans or 2024 Stub Unsecured Notes that were not exchanged in connection with the Refinancing Transactions) in an aggregate principal amount of more than $25 million incurred by the Company or any of its subsidiaries. Loans under the ABL Facility bear interest determined by reference to a benchmark rate plus a margin of between 1.50% and 3.00%, in each case, depending on the amount of excess availability, the currency of the loans and the type of loans under the ABL Facility. A commitment fee equal to 0.50% per annum of the average daily unused portion is also payable quarterly by the ABL Borrowers under the ABL Facility.

The obligations of the ABL Borrowers under the ABL Facility are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by the Company’s material subsidiaries in the Specified Jurisdictions and secured (a) on a first-priority basis by the ABL Priority Collateral, and (b) on a junior-most priority basis by the Non-ABL Priority Collateral.

7.	FILO Amendment

On March 21, 2023 the Company and certain of its subsidiaries entered into an amendment and limited waiver (the “FILO Amendment”) to the ABL Credit Agreement. The FILO Amendment provides for an additional tranche (the “FILO Tranche”) of commitments under the ABL Credit Agreement consisting of the FILO Facility. The initial commitments under the FILO Facility were $55.0 million and were borrowed in full and terminated on March 21, 2023, the date of borrowing under the FILO Facility. Proceeds of the loans made under the FILO Facility were used to finance the ongoing working capital requirements of the Company and its subsidiaries and for other general corporate purposes.

Loans under the FILO Facility bear interest determined by reference to, at the Company’s option, either (x) adjusted term SOFR plus a margin of 8.00% or (y) an alternative base rate plus a margin of 7.00%. The Company paid an upfront fee of $3.9 million to the lenders providing the FILO Facility, which fee was capitalized and added to the outstanding balance under the FILO Facility. The obligations of the Company under the FILO Facility benefit from the same guarantees and security as the existing obligations under the ABL Credit Agreement.

Pursuant to the FILO Amendment, among other things, for a 75-day period ending on June 4, 2023 (the “Waiver Period”), the Company was permitted to maintain outstanding borrowings and letters of credit in excess of its then-current borrowing base in an amount not to exceed $233.8 million (inclusive of amounts outstanding under the FILO Facility but before giving effect to any payment in kind of interest or fees added thereto). During the Waiver Period, the Company was not permitted to borrow any additional amounts under the ABL Credit Agreement and had to maintain an actual borrowing base of at least $140.0 million. In addition, during the Waiver Period, the Company was not required to comply with certain reporting provisions required by the ABL Credit Agreement.

8.	Diebold Common Stock

As of the date of this Comprehensive Disclosure Statement, Diebold had 125 million shares of Common Shares authorized, 95.8 million Common Shares issued and 80 million Common Shares outstanding.

D.	Litigation Matters

1.	Tax Claims

At March 31, 2023, the Company was a party to several routine indirect tax claims from various taxing authorities globally that were incurred in the normal course of business, which neither individually nor in the aggregate are considered material by management in relation to the Company’s financial position or results of operations. In the Company’s opinion, the condensed consolidated financial statements would not be materially affected by the outcome of these indirect tax claims and/or proceedings or asserted claims.

2.	German Appraisal Proceedings

Diebold KGaA is a party to two separate appraisal proceedings (Spruchverfahren) in connection with the purchase of all shares in its former listed subsidiary, Diebold Nixdorf AG. Both proceedings are pending at the same Chamber for Commercial Matters (Kammer fur Hangelssachen) at the District Court (Landgericht) of Dortmund (Germany). The first appraisal proceeding relates to the Domination and Profit Loss Transfer Agreement (“DPLTA”) entered into by Diebold KGaA and former Diebold Nixdorf AG, which became effective on February 17, 2017. The DPLTA appraisal proceeding was filed by minority shareholders of Diebold Nixdorf AG challenging the adequacy of both the cash exit compensation of €55.02 per Diebold Nixdorf AG share (of which 6.9 million shares were then outstanding) and the annual recurring compensation of €2.82 per Diebold Nixdorf AG share offered in connection with the DPLTA.

The second appraisal proceeding relates to the cash merger squeeze-out of minority shareholders of Diebold Nixdorf AG in 2019. The squeeze-out appraisal proceeding was filed by former minority shareholders of Diebold Nixdorf AG challenging the adequacy of the cash exit compensation of €54.80 per Diebold Nixdorf AG share (of which 1.4 million shares were then outstanding) in connection with the merger squeeze-out.

In both appraisal proceedings, a court ruling would apply to all Diebold Nixdorf AG shares outstanding at the time when the DPLTA or the merger squeeze-out, respectively, became effective. Any cash compensation received by former Diebold Nixdorf AG shareholders in connection with the merger squeeze-out would be netted with any higher cash compensation such shareholder may still claim in connection with the DPLTA appraisal proceeding.

In the second quarter of 2022, the District Court of Dortmund dismissed all claims to increase the cash compensation in the DPLTA appraisal proceedings. This first instance decision, however, is not final as some of the plaintiffs filed appeals. The Company believes that the compensation offered in connection with the DPLTA and the merger squeeze-out was in both cases fair and that the decision of the District Court of Dortmund in the DPLTA appraisal proceedings validates its position. German courts often adjudicate increases of the cash compensation to plaintiffs in varying amounts in connection with German appraisal proceedings. Therefore, the Company cannot rule out that a court may increase the cash compensation in these appraisal proceedings. The Company, however, believes that its defense in both appraisal proceedings is supported by strong sets of facts and the Company will continue to vigorously defend itself in these matters.

3.	Tariff Proceedings

As of September 2020, the Company is party to proceedings before the United States Court of International Trade to object to additional tariffs imposed on the importation of ATMs from China into the United States.

4.	Patent Proceedings

The Company is a party to certain proceedings in Brazil involving claims that the Company infringed patents.

5.	Brazilian Contract Proceedings

The Company is party to a lawsuit involving a contract dispute following termination of a contract. In August 2019, a second level court affirmed a decision of the first level court in the Company’s favor. The plaintiff appealed and the case is currently pending before the third judicial level.

6.	Insurance Proceedings

In November 2029, a plaintiff who was allegedly injured by an employee of the Company driving a Company vehicle filed suit in Washington State arguing that the employee was acting within the scope of his employment at the time. The Company could be exposed up to $2 million under its insurance deductible.

E.	Employees, Material Benefits Plans, And Management And Board Of Directors

1.	Employees

The Company currently employs approximately 21,000 full-time and part-time employees in addition to certain temporary employees. In the United States and Canada there are approximately 3,700 full-time and part-time employees and in the Netherlands there are approximately 143 full-time and part-time employees. Approximately 9,500 employees are represented by local works councils and trade unions in various jurisdictions across the globe, including approximately 23 in Canada and approximately 111 in the Netherlands. There are no unionized employees in the U.S.

2.	Management Team And Board Of Directors

As of the date of this Comprehensive Disclosure Statement, the Company’s management team includes:

Name	Position
Octavio Marquez	President and Chief Executive Officer
Jim Barna	Executive Vice President, Chief Financial Officer
Jonathan B. Leiken	Executive Vice President, Chief Legal Officer and Corporate Secretary
Olaf Heyden	Executive Vice President, Chief Operating Officer
David Caldwell	Executive Vice President, Corporate Development
Jonathan B. Myers	Executive Vice President, Global Banking
Ilhami Cantadurucu	Executive Vice President, Global Retail
Elizabeth C. Radigan	Executive Vice President, Chief People Officer
Susan Malcolm	Vice President, Chief Ethics and Compliance Officer
Teresa Ostapower	Senior Vice President, Chief Information Officer

As of the date of this Comprehensive Disclosure Statement, DNI’s board of Directors (the “Board”) includes:

Name	Position
Arthur F. Anton	Lead Independent Director
William A. Borden	Director
Marjorie L. Bowen	Director
Matthew Goldfarb	Director
Octavio Marquez	Chairman of the Board, President and Chief Executive Officer
Emanuel R. Pearlman	Director
Kent M. Stahl	Director

The members of the Board will be deemed to have resigned as directors as of the Effective Date. On the Effective Date, the board of Reorganized DNI will consist of 7 members who, along with the officers, directors, and/or managers of each of the Reorganized Debtors, and in accordance with section 1129(a)(5) of the Bankruptcy Code, will be disclosed in the Chapter 11 Plan Supplement. The board members of Reorganized DNI shall be appointed in accordance with the terms of the RSA, and from and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

As of the date of this Comprehensive Disclosure Statement, the Netherlands Debtor’s board of directors (bestuur) consists of:

Name	Position
Heindrik Schouten	Managing Director
Elizabeth Radigan	Managing Director

III. EVENTS LEADING TO THESE CHAPTER 11 CASES AND THE DUTCH SCHEME

PROCEEDINGS AND THE COMPANY’S ENTRY INTO THE RESTRUCTURING

SUPPORT AGREEMENT

The 2022 Debt Restructuring ultimately provided insufficient liquidity for the Company’s working capital needs, and, as discussed above, on March 21, 2023, the Company entered into the FILO Amendment to provide the Company with $55 million in additional liquidity as the Company and its lenders negotiated a long-term solution that would allow the Company to continue to operate and satisfy its obligations to its customers, suppliers and employees.

As a result of those negotiations, on May 30, 2023, the Company and the Consenting Creditors entered into the RSA to provide for a comprehensive restructuring of the Company’s balance sheet, enhanced liquidity to support the Company’s operations and a path to value maximization for the benefit of the Company’s various stakeholders.

The groundwork for this agreement was laid over the course of several weeks of extensive, arms’-length, and hard fought negotiations among the Company and its advisors and the advisors to the Consenting Creditors. Since March 2023, the Company and its advisors actively engaged in good-faith negotiations with the Consenting Creditors, and their respective advisors with the aim of driving a consensual, comprehensive restructuring transaction that would materially decrease the Company’s leverage and position the Company for success going forward. In order for the Company’s various creditor constituencies to understand the scope and complexity of the Company’s businesses, including current operations and financial projections, and potential liabilities, certain of the Company’s creditors, including the Consenting Creditors, were provided access to certain confidential and non-public information and documentation relating to the Company’s operations.

In the course of these negotiations, the Company and the Consenting Creditors exchanged and considered, with the assistance of their respective advisors, various restructuring proposals. The negotiations culminated on May 30, 2023 with the execution of the RSA by the Consenting Creditors and the Company. The RSA requires each party to support the consummation of the Restructuring Transactions through a prepackaged bankruptcy case in the United States and the Dutch Scheme Proceedings in the Netherlands. Importantly, the RSA includes an agreement on a consensual $1.25 billion priming debtor in possession financing facility, which will convert to an exit facility on the Effective Date of the U.S. Plan and the WHOA Plan, and the consensual use of cash collateral, each of which is essential to the Company’s proposed restructuring.

The $1.25 billion DIP Facility will provide substantial, additional liquidity to the Company and its affiliates around the world to stabilize operations, facilitate payments to employees and vendors in the ordinary course during the Chapter 11 Cases and Dutch Scheme Proceedings and right-size the Company’s working capital position. Debtor-in-possession financing is routinely and regularly granted in the United States in connection with chapter 11 proceedings. Indeed, the Bankruptcy Court has previously approved debtor-in-possession financing requests in recent cases such as In re McDermott International, Inc., Case No. 20-30336 (Bankr. S.D. Tex.) [Docket No. 447] ($2.81 billion), In re Chesapeake Energy, Case No. 20-33233 (Bankr. S.D. Tex.) [Docket No. 597] ($1.675 billion), In re Talen Energy Supply, Case No. 22-90054 (Bankr. S.D. Tex.) [Docket No. 588] ($1.7 billion) and In re Weatherford International plc, Case No. 19-33694 (Bankr. S.D. Tex.) [Docket No. 253] ($1.5 billion). In particular, the proceeds of such financing are proposed to be used for, among other things, the following:

a)	Repaying in full all ABL Facility Claims (U.S. Plan Class 3 Claims)

b)	Repaying in full the Superpriority Term Loan Claims (U.S. Plan Class 4 Claims)

c)	Paying the costs, fees and expenses related to the Chapter 11 Cases and Dutch Scheme Proceedings

d)

Funding the Company’s working capital needs and expenditures, including proposed payments to prepetition creditors such as, among others, employees, customers, lienholders, insurers, vendors and taxing authorities

The transactions contemplated in the RSA, and proposed throughout the U.S. Plan and WHOA Plan, would facilitate a $2.1 billion deleveraging of the Company’s prepetition balance sheet through the equitization, repayment or cancellation the Company’s existing funded debt. In addition, the Company is expected to emerge as a publicly-traded Company in the United States.

Upon satisfaction or waiver of the conditions precedent to the Effective Date of the of the U.S. Plan and WHOA Plan, the outstanding principal balance of the DIP Facility will convert into term loans under the Exit Facility. Upon exiting the Chapter 11 Cases and the Dutch Scheme Proceedings, Reorganized DNI will be the borrower on the Exit Facility, and the lenders thereunder will have first priority liens on substantially all the assets of Reorganized DNI and its U.S. direct and indirect subsidiaries that are providing a guarantee under the Exit Facility. The Company does not anticipate that the Reorganized Netherlands Debtor, the Dutch Scheme Parties or any of Reorganized DNI’s non-U.S. subsidiaries will be guarantors of the Exit Facility, nor will such entities’ assets be subject to Exit Facility liens. Certain non-U.S. subsidiaries that guaranteed the Superpriority Term Loan (other than Diebold Nixdorf S.A.S.) will, for the duration of the DIP Facility guarantee the obligations of DNI under tranche B-2 of the DIP Facilities, but these guarantees will terminate at the conversion into the Exit Facility.

On May 30, 2023, following the execution of the RSA, the Company commenced solicitation of the U.S. Plan and the WHOA Plan by delivering copies of the U.S. Plan and the WHOA Plan and this Comprehensive Disclosure Statement (including Ballots) to the Voting Classes, the only Classes entitled to vote to accept or reject the U.S. Plan and the WHOA Plan. The Company established June 28, 2023 at 4:00 p.m. (Prevailing Central Time) (the “Voting Deadline”), as the deadline for the receipt of votes to accept or reject the U.S. Plan and the WHOA Plan from the Voting Classes.

A.	The Primary Components Of The Restructuring Support Agreement

The primary components of the Restructuring Transactions, which will be implemented through the U.S. Plan and the WHOA Plan and comprise a number of non-severable, interrelated transactions, include the following:

•

DNI will seek approval of a new $1.25 billion debtor-in-possession term loan facility, to be provided by certain of the Company’s existing first lien lenders on the terms set forth in the DIP Term Sheet and such other terms that are acceptable to the U.S. Debtors and a requisite number of lenders under the DIP Facility. The proceeds of the DIP Facility will be used to: (i) repay in full the term loan obligations, including a make-whole premium, under the Superpriority Credit Agreement; (ii) repay in full the ABL Facility and cash collateralize letters of credit thereunder; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; (iv) make certain “adequate protection payments”; and (v) fund the working capital needs and expenditures of the Company Parties and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings;

•

Each Holder of Allowed Other Secured Claims will receive, at the Company’s option (with the reasonable consent of a requisite number of Consenting Creditors (the Required Consenting Creditors): (a) payment in full in cash; (b) the collateral securing its secured claim; (c) Reinstatement of its secured claim; or (d) such other treatment rendering its secured claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code;

•

Each Holder of Allowed Other Priority Claims will receive, at the Company’s option (with the reasonable consent of the Required Consenting Creditors): (a) payment in full in cash; or (b) such other treatment rendering its Other Priority Claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code;

•

On or before the Effective Date of the U.S. Plan and WHOA Plan or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility (as defined below)), allowed ABL Facility Claims would be paid in full and any letters of credit will be cash collateralized;

•	On or before the Effective Date, or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility), Allowed Superpriority Term Loan Claims will be paid in full;

•

On or as soon as practicable after the Effective Date, each Holder of Allowed First Lien Claims will receive its pro rata share of 98% of the reorganized Company’s new common equity interests (i.e.,, the New Common Stock) available for distribution to certain creditors under the U.S. Plan, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock as described below and (b) a New Management Incentive plan to be implemented in connection with the Chapter 11 Cases pursuant to which 6% of the number of shares of New Common Stock to be issued pursuant to the Chapter 11 Plan on a fully diluted basis will be reserved for issuance to management as determined by the restructured Company’s new board of directors;

•

On or as soon as practicable after the Effective Date, each holder of Allowed Second Lien Notes Claims will receive its pro rata share of 2% of the New Common Stock available for distribution to creditors under the Plans, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock related to the Backstop Premium, Upfront Premium and Additional Premium, and (b) the New Management Incentive Plan;

•

On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim under or with respect to the 2024 Senior Notes (i.e., the 2024 Stub Unsecured Notes Claims) will receive its pro rata share of an amount of cash that would provide such Holder with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a Holder of an Allowed Second Lien Notes Claim would receive in respect of its Allowed Second Lien Notes Claim under the Chapter 11 Plan based upon the midpoint of the equity value of the New Common Stock;

•

On the Effective Date, each Allowed General Unsecured Claim will be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim, or otherwise provided such treatment to render it unimpaired;

•

On the Effective Date, Claims that could have been asserted under section 510(b) of the U.S. Bankruptcy Code will be extinguished, cancelled and discharged, and holders thereof will receive no distributions from the Debtors in respect of their Claims;

•	Each holder of an equity Interest in DNI will have such Interest extinguished, cancelled and discharged without any distribution.

The RSA, the U.S. Plan and the WHOA Plan provide for a deleveraging restructuring supported by the Consenting Creditors. The Company believes the restructuring contemplated by the RSA is in the best interests of its estates and all stakeholders.

B.	The Company’s Proposed Comprehensive Disclosure Statement And Solicitation Process

Following the execution of the RSA, the Company commenced solicitation of the U.S. Plan and the WHOA Plan on May 30, 2023 by delivering a copy of the U.S. Plan, the WHOA Plan, and the Comprehensive Disclosure Statement (including Ballots) to the Voting Classes, the only Classes entitled to vote to accept or reject the U.S. Plan and the WHOA Plan.

On the Petition Date, the U.S. Debtors intend to file the U.S. Plan, and this Comprehensive Disclosure Statement, and a motion to approve the Solicitation Procedures, including the Voting Deadline, with the Bankruptcy Court, and schedule the Confirmation Hearing to consider approval of this Comprehensive Disclosure Statement and Confirmation of the U.S. Plan. As soon as practicable after the Voting Deadline, the Solicitation Agent will file with the Bankruptcy Court and the Dutch Court a voting report (the “Voting Report”) setting forth the voting results for the Voting Classes.

The following table sets forth the proposed timetable for the solicitation process and the anticipated Chapter 11 Cases and WHOA:

Event	Dates
Voting Record Date	May 26, 2023
Commencement of Solicitation	May 30, 2023
WHOA Petition to Declare Group Moratorium (afkoelingsperiode)	On or about June 1, 2023
Proposed Chapter 11 Plan Supplement Deadline	June 23, 2023
Proposed Voting Deadline	June 28, 2023 at 4:00 p.m. (Central)
Anticipated WHOA Publication of Voting Results	On or before July 3, 2023
Proposed U.S. Plan Objection Deadline	July 5, 2023
Proposed U.S. Plan Hearing	July 12, 2023

C.	The Company’s U.S. First Day Motions And Dutch Court Filings

To minimize disruption to the U.S. Debtors’ operations and effectuate the terms of the U.S. Plan, upon the commencement of the Chapter 11 Cases, the U.S. Debtors intend to file motions seeking various relief, including, but not limited to, authority to: (1) obtain post-petition financing and use of cash collateral; (2) continue utilizing the Debtors’ prepetition cash management system, including with respect to intercompany transactions; (3) pay certain prepetition claims in the ordinary course of business, including, but not limited to, certain accrued taxes and fees, vendor claims and supplier claims; (4) pay prepetition wages and benefits and certain administrative costs related to those wages, in addition to maintaining certain employee benefit programs; (5) maintain and honor certain obligations on account of the Debtors’ insurance policies and surety bond program; (6) pay certain insurer and surety providers; (7) make an adequate assurance deposit to ensure continued utility service; and (8) establish and implement restrictions and notification requirements regarding the tax ownership and certain transfers of Diebold’s common stock.

The Netherlands Debtor will also file the following with the Dutch Court: (i) a start declaration (startverklaring) will be filed to open the proceedings, (ii) a petition for a worldwide moratorium (afkoelingsperiode) will be filed (with this Comprehensive Disclosure Statement as an exhibit thereto) which will seek to prohibit creditors whose Claims will be compromised under the WHOA Plan pursuant to section 372 of the Dutch Restructuring Law from seeking recourse against the assets of the Dutch Scheme Parties (in relation to the WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims), and (iii) a request will be filed to sanction the WHOA Plan during the Dutch Sanction Hearing. The Dutch Sanction Hearing will be set 8 to 14 days after the request is made (section 383(6) of the Dutch Restructuring Law), and the Netherlands Debtor intends to make such a request in July 2023.

D.	Other Requested First Day Relief And Retention Applications

The U.S. Debtors also plan to file motions and/or applications seeking certain customary relief, including the entry of an order directing the joint administration of the U.S. Debtors’ Chapter 11 Cases under a single docket and the entry of an order approving the retention of Kroll as Solicitation Agent.

In addition, the U.S. Debtors plan to file applications approving the retention of bankruptcy advisors, including Jones Day and Jackson Walker LLP as legal counsel, FTI as financial advisor, and Ducera as investment banker, to be heard by the Bankruptcy Court at a hearing subsequent to the first hearing.

IV. SUMMARY OF THE U.S. PLAN AND THE WHOA PLAN

SECTION IV OF THIS COMPREHENSIVE DISCLOSURE STATEMENT IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE KEY TERMS, STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE U.S. PLAN AND THE WHOA PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ENTIRE U.S. PLAN AND THE ENTIRE WHOA PLAN AND ALL EXHIBITS TO BOTH PLANS. ALTHOUGH THE STATEMENTS CONTAINED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE U.S. PLAN AND THE WHOA PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS COMPREHENSIVE DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL RELATED TERMS AND PROVISIONS, AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE U.S. PLAN AND/OR THE WHOA PLAN. INSTEAD, REFERENCE IS MADE TO THE U.S. PLAN AND THE WHOA PLAN AND ALL SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS. THE U.S. PLAN AND THE WHOA PLAN, THEMSELVES (INCLUDING EXHIBITS) AND THE CHAPTER 11 PLAN SUPPLEMENT WILL CONTROL THE TREATMENT OF HOLDERS OF CLAIMS AND INTERESTS UNDER THE U.S. PLAN AND THE WHOA PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS SECTION IV AND THE U.S. PLAN OR THE WHOA PLAN (INCLUDING ANY EXHIBITS) AND THE CHAPTER 11 PLAN SUPPLEMENT, THE U.S. PLAN AND CHAPTER 11 PLAN SUPPLEMENT, AND THE WHOA PLAN AS APPLICABLE, SHALL GOVERN.

A.	The U.S. Plan

1.	Treatment Of Unclassified Claims In The U.S. Plan

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the U.S. Plan.

a.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the U.S. Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, DIP Claims and Restructuring Expenses) related to the Chapter 11 Cases will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 60 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Restructuring Expenses, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the members of the Ad Hoc Group to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.

b.	Professional Fee Claims

(1)	Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the U.S. Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the U.S. Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

(2)	Final Fee Applications And Payment Of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account and Cash held by the Reorganized Debtors when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

(3)	Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the U.S. Debtors before and as of the Confirmation Date projected to be outstanding as of the Confirmation Date, and shall deliver such estimate to the U.S. Debtors no later than five days before the anticipated Confirmation Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the U.S. Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Confirmation Date shall be utilized by the U.S. Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided, however, that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Confirmation Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates

(4)	Post-Confirmation Date Fees and Expenses

From and after the Confirmation Date, the U.S. Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the U.S. Plan and Consummation incurred by the U.S. Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or approval of compensation for services rendered after such date shall terminate, and the U.S. Debtors and Reorganized Debtors (as applicable) may employ and pay any professional entity (including any entity retained in the Chapter 11 Cases as a Professional) in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

c.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable U.S. Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable U.S. Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date will be paid in the ordinary course of business by the Reorganized Debtors as they become due. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date to the extent required under sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

d.	DIP Claims

Unless otherwise agreed to by the Holder of an Allowed DIP Claim and the U.S. Debtors, on the Effective Date, each Holder of an Allowed DIP Claim will receive in full and final satisfaction, settlement, release, and discharge of, and in exchange for, its Allowed DIP Claim, the following: (i) in exchange for the principal amounts of such Allowed DIP Claim, on a dollar-for-dollar basis, loans or commitments (as applicable) under the Exit Facility Credit Agreement; and (ii) in exchange for all other amounts (other than any amounts payable in Additional New Common Stock) due and owing under such DIP Facility, including accrued interest and other obligations arising under the DIP Documents, payment in full in Cash.

e.	Additional New Common Stock

The Debtors’ obligations to provide the Additional New Common Stock to the parties entitled thereto shall be satisfied by the Debtors’ provision of such Additional New Common Stock as set forth in the DIP Credit Agreement.

2.	Classification Of Claims And Interests Under The U.S. Plan

The U.S. Plan constitutes a separate chapter 11 plan of reorganization for each U.S. Debtor. The U.S. Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the U.S. Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any U.S. Debtor’s status as a separate legal entity, change the organization or corporate governance structure of the U.S. Debtors’ business enterprise, constitute a change of control of any U.S. Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the U.S. Plan, all U.S. Debtors shall continue to exist as separate legal entities.

Except for the Claims addressed in Article II of the U.S. Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the U.S. Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. For the avoidance of doubt, in no event shall any Holder of an Allowed Claim be entitled to receive payments or distributions on account of such Allowed Claim under the U.S. Plan that, in the aggregate, exceed the Allowed amount of such Holder’s Claim.

3.	Treatment Of Classes Of Claims And Interests Under The U.S. Plan

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any U.S. Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any U.S. Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable U.S. Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash;

(ii)	delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the U.S. Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the U.S. Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Other Priority Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable U.S. Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 2 is Unimpaired under the U.S. Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the U.S. Plan.

3.	Class 3 — ABL Facility Claims

(a)	Classification: Class 3 consists of all ABL Facility Claims against any Debtor.

(b)

Allowance: The ABL Facility Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in amounts not less than the following aggregate principal amounts (x) $218,929,045 (inclusive of (i) $28,958,045 of letters of credit and (ii) $58,850,000 of “FILO” loans); and (y) €17,670,954, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the ABL Credit Agreement up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed ABL Facility Claim agrees to less favorable treatment of its Allowed ABL Facility Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed ABL Facility Claim, to the extent such Allowed ABL Facility Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed ABL Facility Claim shall (i) receive payment in full in Cash; provided that in the case of any Letters of Credit (as defined in the ABL Credit Agreement) the U.S. Debtors shall cash collateralize, backstop or cancel such Letters of Credit in a manner reasonably satisfactory to the Issuing Banks (as defined in the ABL Credit Agreement).

(d)

Voting: Class 3 is Unimpaired under the U.S. Plan. Holders of Allowed ABL Facility Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed ABL Facility Claims are not entitled to vote to accept or reject the U.S. Plan.

4.	Class 4 — Superpriority Term Loan Claims

(a)	Classification: Class 4 consists of all Superpriority Term Loan Claims against any Debtor.

(b)

Allowance: The Superpriority Term Loan Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $400,631,233 plus any accrued and unpaid prepetition and postpetition interest, fees, costs, and other expenses arising under, and payable pursuant to, the Superpriority Credit Agreement (including, for the avoidance of doubt, the Make Whole Amount (as defined in the Superpriority Credit Agreement)) up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed Superpriority Term Loan Claim agrees to less favorable treatment of its Allowed Superpriority Term Loan Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Superpriority Term Loan Claim, to the extent such Allowed Superpriority Term Loan Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed Superpriority Term Loan Claim shall receive payment in full in Cash.

(d)

Voting: Class 4 is Unimpaired under the U.S. Plan. Holders of Allowed Superpriority Term Loan Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Superpriority Term Loan Claims are not entitled to vote to accept or reject the U.S. Plan.

5.	Class 5 — First Lien Claims

(a)	Classification: Class 5 consists of any First Lien Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, the First Lien Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $1,755,987,013, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the 2023 Stub First Lien Credit Agreement, First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment of its Allowed First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed First Lien Claim, each Holder of an Allowed First Lien Claim will receive its pro rata share (determined as a percentage of all Allowed First Lien Claims) of the First Lien Claims Recovery.

(d)	Voting: Class 5 is Impaired under the U.S. Plan. Holders of Allowed First Lien Claims are entitled to vote to accept or reject the U.S. Plan.

6.	Class 6 — Second Lien Notes Claims

(a)	Classification: Class 6 consists of any Second Lien Notes Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, Second Lien Notes Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment of its Allowed Second Lien Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive its pro rata share of the Second Lien Notes Claims Recovery.

(d)	Voting: Class 6 is Impaired under the U.S. Plan. Holders of Allowed Second Lien Notes Claims are entitled to vote to accept or reject the U.S. Plan.

7.	Class 7 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 7 consists of any 2024 Stub Unsecured Notes Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed 2024 Stub Unsecured Notes Claim agrees to less favorable treatment of its Allowed 2024 Stub Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed 2024 Stub Unsecured Notes Claim, each Holder of an Allowed 2024 Stub Unsecured Notes Claim shall receive its pro rata share of the 2024 Stub Unsecured Notes Claims Recovery.

(d)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject the U.S. Plan.

8.	Class 8 — General Unsecured Claims

(a)	Classification: Class 8 consists of any General Unsecured Claims against any U.S. Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, each Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 8 is Unimpaired under the U.S. Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the U.S. Plan.

9.	Class 9 — Section 510(b) Claims

(a)	Classification: Class 9 consists of any Section 510(b) Claims against any Debtor.

(b)

Treatment: On the Effective Date, each Section 510(b) Claim shall be extinguished, cancelled, released and discharged and will be of no further force or effect, and Holders thereof shall receive no distributions from the U.S. Debtors in respect of such Section 510(b) Claim.

(c)

Voting: Class 9 is Impaired under the U.S. Plan. Holders of Section 510(b) Claims are conclusively deemed to have rejected the U.S. Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the U.S. Plan.

10.	Class 10 — U.S. Debtor Intercompany Claims

(a)	Classification: Class 10 consists of any Claim held by a U.S. Debtor against another U.S. Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed U.S. Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the U.S. Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not to be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 10 is Unimpaired under the U.S. Plan. Holders of Allowed U.S. Debtor Intercompany Claims are conclusively presumed to have accepted the U.S. Plan under section 1126(f) of the Bankruptcy Code. Holders of U.S. Debtor Intercompany Claims are not entitled to vote to accept or reject the U.S. Plan.

11.	Class 11 — Non-Debtor Intercompany Claims

(a)	Classification: Class 11 consists of any Non-Debtor Intercompany Claims against any Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed Non-Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 11 is Unimpaired under the U.S. Plan. Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the U.S. Plan under section 1126(f) of the Bankruptcy Code. Holders of Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the U.S. Plan.

12.	Class 12 — Intercompany Interests

(a)	Classification: Class 12 consists of all Interests held by a U.S. Debtor or an Affiliate of a U.S. Debtor.

(b)

Treatment: On or after the Effective Date, subject to any alternative treatment set forth in the Chapter 11 Plan Supplement (including the Restructuring Steps Memorandum), Intercompany Interests shall be Reinstated or, at the option of the U.S. Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not to be unreasonably withheld, conditioned or delayed), canceled without any distribution on account of such Intercompany Interests.

(c)

Voting: Class 12 is Unimpaired under the U.S. Plan. Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the U.S. Plan.

13.	Class 13 — DNI Interests

(a)	Classification: Class 13 consists of all DNI Interests.

(b)

Treatment: On the Effective Date, each DNI Interest shall be extinguished, cancelled and discharged, and Holders thereof shall neither receive nor retain any property or distributions from the U.S. Debtors in respect of their Interests.

(c)

Voting: Class 13 is Impaired under the U.S. Plan. Holders of DNI Interests are conclusively deemed to have rejected the U.S. Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed DNI Interests are not entitled to vote to accept or reject the U.S. Plan.

4.	Distribution Of Consideration Under U.S. Plan

The distributions of consideration as set forth in the U.S. Plan take into account Holders’ rights to payment, in respect of their Claims, against all of the U.S. Debtors and the Dutch Scheme Parties taken as a whole.

5.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the U.S. Plan, nothing under the U.S. Plan shall affect the U.S. Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

6.	Elimination Of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the U.S. Plan for purposes of voting to accept or reject the U.S. Plan and for purposes of determining acceptance or rejection of the U.S. Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

7.	Voting Classes; Presumed Acceptance By Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the U.S. Plan, the U.S. Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

8.	Subordinated Claims And Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the U.S. Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

9.	Intercompany Interests

To the extent Reinstated under the U.S. Plan, distributions on account of Intercompany Interests are not being received by Holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and to allow the Reorganized Debtors to maintain their organizational structure to avoid the unnecessary cost of having to reconstitute such structure. For the avoidance of doubt, to the extent Reinstated pursuant to the U.S. Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the U.S. Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Steps Memorandum).

10.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

11.	Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the U.S. Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the U.S. Plan. The U.S. Debtors shall seek Confirmation of the U.S. Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The U.S. Debtors reserve the right to alter, amend, or modify the U.S. Plan, or any document in the Chapter 11 Plan Supplement in accordance with the RSA and Article X of the U.S. Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the U.S. Plan as to such U.S. Debtor, subject to and in accordance with the provisions of the U.S. Plan and the RSA.

12.	Means For Implementation Of The U.S. Plan

a.	General Settlement of Claims and Interests

Unless otherwise set forth in the U.S. Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the U.S. Plan, upon the Effective Date, the provisions of the U.S. Plan, including the releases set forth in Article VIII of the U.S. Plan, shall constitute an integrated, good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the U.S. Plan.

b.	Restructuring Transactions

On and after the Confirmation Date, the U.S. Debtors or Reorganized Debtors, as applicable, are authorized to take all actions as necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or advisable to effectuate the RSA and the U.S. Plan, including the Restructuring Transactions and all transactions set forth in the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date. The actions to effect these transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, recapitalization, exchange, contribution, distribution, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the U.S. Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, subrogation, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the U.S. Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation pursuant to applicable state or foreign law; (d) the execution and delivery of Exit Facility Documents, (e) the execution and delivery of the New Corporate Governance Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the U.S. Debtors and/or the Reorganized Debtors, as applicable); (f) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions; and (h) all actions necessary to effectuate the transactions contemplated by the U.S. Plan and the RSA in any non-U.S. jurisdictions, including any actions taken in connection with the Dutch Scheme Proceedings, the Chapter 15 Proceedings and any other Recognition Proceeding, in each case subject to the Consent Rights. Any such transactions may be effected on or subsequent to the Confirmation Date without any further action by the stockholders, members, partners or directors of any of the U.S. Debtors or the Reorganized Debtors.

Without limiting the foregoing, the Restructuring Transactions may include changes to the corporate and/or capital structure of DNI and/or any of its subsidiaries to be made on or prior to the Effective Date, in each case, subject to the Consent Rights and as may be set forth in the Chapter 11 Plan Supplement. For the avoidance of doubt, such changes to the corporate and/or capital structure may include, but are not limited to, (i) the conversion of DNI and/or one or more of its subsidiaries into corporations, limited liability companies or partnerships, (ii) the creation of one or more newly formed Entities and/or holdings companies, (iii) the merger of one or more existing or newly formed entities and/or holding companies, (iv) the issuance of intercompany liabilities and/or intercompany equity, (v) any “election” that may be made for United States federal income tax purposes, and/or (vi) the restructuring or repositioning of any of the direct or indirect subsidiaries of DNI.

The U.S. Confirmation Order shall be deemed, pursuant to both section 1123 and section 363 of the Bankruptcy Code, to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the U.S. Plan.

c.	Sources of Consideration for Plan Distributions

The U.S. Debtors shall fund distributions under the U.S. Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article VI of the U.S. Plan shall be governed by the terms and conditions set forth in the U.S. Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(1)	Exit Facility

On the Effective Date, (a) the U.S. Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Documents), and (b) the Exit Facility Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the U.S. Plan, the U.S. Confirmation Order or on account of the Confirmation or Consummation of the U.S. Plan.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors, their Affiliates and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the U.S. Plan and the U.S. Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the U.S. Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(2)	Issuance and Distribution of New Common Stock

All DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed by the Distribution Agent to the Entities entitled to receive the New Common Stock pursuant to the U.S. Plan and in accordance with, the terms of the U.S. Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in the U.S. Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under the U.S. Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

(3)	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in the U.S. Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under the U.S. Plan shall be duly authorized, validly issued, fully paid and non-assessable.

On and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. The New Common Stock will be registered under the Securities Exchange Act of 1934 on the Effective Date.

(4)	Cash on Hand

The U.S. Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims consistent with the terms of the U.S. Plan.

d.	Exemption from Registration Requirements

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, all shares of New Common Stock, issued and distributed pursuant to the U.S. Plan in exchange for Claims (including administrative expenses pursuant to section 1145(a)(1)(A) of the Bankruptcy Code) will be exempt from registration under the Securities Act or any similar federal, and any state’s securities law registration requirements and all rules and regulations promulgated thereunder.

The offering, issuance, and distribution of shares of New Common Stock pursuant to the U.S. Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock to be issued under the U.S. Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the U.S. Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Common Stock through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the U.S. Plan or U.S. Confirmation Order with respect to the treatment of such applicable portion of the New Common Stock.

DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon the U.S. Plan and U.S. Confirmation Order in lieu of any legal opinion regarding whether the offering and issuance of the New Common Stock is/are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the U.S. Plan, no entity (including, for the avoidance of doubt, DTC (or any stock transfer agent)) may require a legal opinion regarding the validity of any transaction contemplated by the U.S. Plan, including, for the avoidance of doubt, whether the issuance and/or distribution of the New Common Stock is/was exempt from registration and/or whether the New Common Stock is eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding any policies, practices, or procedures of DTC, DTC shall cooperate with and take all actions reasonably requested by a Distribution Agent or an indenture trustee to facilitate distributions to Holders of Allowed Claims without requiring that such distributions be characterized as repayments of principal or interest. No Distribution Agent or indenture trustee shall be required to provide indemnification or other security to DTC in connection with any distributions to Holders of Allowed Claims through the facilities of DTC.

e.	Corporate Existence

Except as otherwise provided in the U.S. Plan or the Chapter 11 Plan Supplement, each U.S. Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable U.S. Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the U.S. Plan, the New Corporate Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the U.S. Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

f.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the U.S. Plan or the Chapter 11 Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of employment or other compensation agreements or arrangements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions and the transactions set forth on the Restructuring Steps Memorandum; (4) the applicable Reorganized Debtors’ and other Entities’ entry into the Exit Facility Documents; (5) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (6) the adoption and filing of the New Corporate Governance Documents; (7) the issuance and distribution of New Common Stock; and (8) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated under the U.S. Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the U.S. Plan involving the corporate structure of the U.S. Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the U.S. Debtors or the Reorganized Debtors in connection with the U.S. Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the U.S. Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the U.S. Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the U.S. Plan (or necessary or desirable to effect the transactions contemplated under the U.S. Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facility Documents and any and all other agreements, documents, securities, or instruments related to the foregoing. The authorizations and approvals contemplated by Article IV,F of the U.S. Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

g.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the U.S. Plan or the Chapter 11 Plan Supplement, or in any agreement, instrument, or other document incorporated in the U.S. Plan, on the Effective Date, all property in each U.S. Debtor’s Estate, all Causes of Action, and any property acquired by any of the U.S. Debtors under the U.S. Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facility Documents, and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the U.S. Plan, if any). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

h.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the U.S. Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the U.S. Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any U.S. Debtor, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of (1) allowing Holders of Allowed Claims to receive distributions under the U.S. Plan and the WHOA Plan, (2) allowing and preserving the rights of the Agents/Trustees to make distributions pursuant to the U.S. Plan and the WHOA Plan, (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agent/Trustee to maintain, enforce, and exercise its charging liens, if any, against such distributions, (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Debtor Release or the Third Party Release or Claims subject to treatment in the U.S. Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture, or the Second Lien Notes Indenture as in effect on the Effective Date, (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under the U.S. Plan, (6) permitting the Agents/Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the U.S. Confirmation Order, the U.S. Plan, the Dutch Scheme Order or the WHOA Plan, or result in any expense or liability to the U.S. Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the U.S. Plan and (b) the terms and provisions of the U.S. Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the U.S. Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in the U.S. Plan, U.S. Confirmation Order, the WHOA Plan and the Dutch Sanction Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the U.S. Plan or U.S. Confirmation Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to the U.S. Plan, except to the extent otherwise expressly provided in the U.S. Plan. Notwithstanding anything to the contrary herein, any Agents/Trustees rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the U.S. Plan and the WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the U.S. Plan.

i.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the board of directors and managers thereof, shall be authorized to issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the U.S. Plan, the RSA, the Exit Facility Documents, the New Corporate Governance Documents, and the New Common Stock and Securities issued pursuant to the U.S. Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the U.S. Plan.

j.	Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a U.S. Debtor to a Reorganized Debtor or to any other Person) pursuant to the U.S. Plan, including but not limited to the following, shall not be subject to any document recording Tax, stamp Tax, conveyance fee, intangibles or similar Tax, mortgage Tax, real estate transfer Tax, sale or use Tax, value added Tax, mortgage recording Tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar Tax or governmental assessment: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the U.S. Debtors or the Reorganized Debtors, including the New Common Stock and the execution and delivery of the Exit Facility; (b) the Restructuring Transactions and the transactions contemplated by the Restructuring Steps Memorandum; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for the loans under the Exit Facility Documents; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the U.S. Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the U.S. Plan. The U.S. Confirmation Order will direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such Taxes or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Taxes or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such Taxes or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such Taxes or governmental assessment.

k.	New Corporate Governance Documents

The New Corporate Governance Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Chapter 11 Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the U.S. Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, each of the U.S. Debtors or Reorganized Debtors, as applicable, will file its New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in their state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Corporate Governance Documents to become effective. After the Effective Date, each Reorganized Debtor may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents.

l.	Directors and Officers

On the Effective Date, the terms of the current members of the board of directors of DNI shall expire, and the Reorganized DNI Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Chapter 11 Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized DNI, and all officers and management decisions with respect to Reorganized DNI (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the Reorganized DNI Board or as otherwise set forth in such Reorganized Debtor’s New Corporate Governance Documents or such subsidiary’s organizational documents (as applicable).

On the Effective Date the initial officers of Reorganized DNI and the other Reorganized Debtors will consist of the individuals identified in the Chapter 11 Plan Supplement.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Corporate Governance Documents and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. The Reorganized DNI Board on the Effective Date shall be comprised of seven (7) directors, which shall include Reorganized DNI’s Chief Executive Officer, and six (6) independent directors selected by the Required Consenting First Lien Creditors, provided, that the Required Consenting First Lien Creditors shall select the new directors in good faith consultation with Reorganized DNI’s Chief Executive Officer. To the extent that any such initial director or officer of the Reorganized Debtors identified in the Chapter 11 Plan Supplement is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

m.	New Management Incentive Plan

The Reorganized DNI Board shall be authorized to, and shall, adopt the New Management Incentive Plan, enact and enter into related policies and agreements, and grant awards under the New Management Incentive Plan to participants on the terms and conditions determined by the Reorganized DNI Board in all respects consistent with the Restructuring Term Sheet.

The U.S. Plan will provide that the Reorganized DNI Board shall, within 90 days of the Effective Date, implement the New Management Incentive Plan, provided, that 6% of the New Common Stock, on a fully diluted basis, shall be reserved for issuance in connection with the New Management Incentive Plan. For the avoidance of doubt, the types of awards and the terms and conditions of the New Management Incentive Plan (including any awards, related agreements, policies, programs, other arrangements and the New Management Incentive Plan participants) shall be determined, and initial grants thereunder shall be made, by the board of directors of Reorganized DNI in consultation with the CEO no later than 90 days following the Effective Date.

n.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions listed on the Retained Causes of Action Schedule, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action expressly released by the U.S. Debtors pursuant to the releases and exculpations contained in the U.S. Plan.

The Reorganized Debtors may pursue such retained Causes of Action in their discretion. No Entity may rely on the absence of a specific reference in the U.S. Plan, the Retained Causes of Action Schedule, the Chapter 11 Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the U.S. Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The U.S. Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the U.S. Plan, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

o.	No Change in Control

For the avoidance of doubt, except as provided in U.S. Plan Article V.G.1, (x) the cancellation of any Interests pursuant to the U.S. Plan, (y) any issuance, transfer or acquisition of New Common Stock or other Securities pursuant to the U.S. Plan or in connection with the U.S. Debtors’ restructuring, and (z) the revesting of assets in the Reorganized Debtors as of the Effective Date pursuant to the U.S. Plan, shall not, and shall not be deemed to, result in a “change in control” or “change of control” under any contract or other document to which any U.S. Debtor or Reorganized Debtor is a party.

13.	Treatment Of Executory Contracts And Unexpired Leases Under The U.S. Plan

a.	Assumption Of Executory Contracts And Unexpired Leases Under The U.S. Plan

On the Effective Date, except as otherwise provided in the U.S. Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the U.S. Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List.

Entry of the U.S. Confirmation Order shall constitute a Bankruptcy Court order approving the assumption, assumption and assignment (including any related assignment resulting from the Restructuring Transactions or otherwise), or rejection, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the U.S. Plan and the Rejected Executory Contract and Unexpired Lease List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the U.S. Plan are effective as of the Effective Date. Subject to the Restructuring Steps Memorandum and Restructuring Transactions, each Executory Contract or Unexpired Lease assumed pursuant to the U.S. Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the U.S. Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the U.S. Plan, the U.S. Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including 30 days after the Effective Date.

Except as otherwise provided herein or agreed to by the U.S. Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the U.S. Plan restricts or prevents, or purports to restrict or prevent, or is breached or modified or deemed breached or modified by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” or “change in control” provision), then such provision shall be deemed modified such that the transactions contemplated by the U.S. Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default- or modification-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the U.S. Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

b.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the U.S. Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the U.S. Plan or the Rejected Executory Contract and Unexpired Lease List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the U.S. Plan or the U.S. Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than 30 days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the U.S. Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the U.S. Plan, notwithstanding anything in a Proof of Claim to the contrary.

Any Claim arising from the rejection by any U.S. Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the U.S. Plan and may be objected to in accordance with the provisions of Article VII of the U.S. Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

c.	Cure of Defaults and Objections to Cure Amounts and Assumption

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the U.S. Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount at such times and in such amounts as in the ordinary course of the U.S. Debtors’ business or, at the U.S. Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree, subject in all events to all defenses and disputes the U.S. Debtors or the Reorganized Debtors may have with respect to the underlying Executory Contracts or Unexpired Leases, which the U.S. Debtors or the Reorganized Debtors may assert in the ordinary course. If there is any dispute in respect of any Executory Contract or Unexpired Lease, such dispute may be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, and the U.S. Debtors and Reorganized Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced.

Following the Petition Date, the U.S. Debtors shall serve a notice on parties to Executory Contracts and Unexpired Leases to be assumed or assumed and assigned reflecting the U.S. Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with the U.S. Plan and indicating that the Cure Amount shall be asserted against the U.S. Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business. This notice shall include a description of the procedures for objecting to assumption thereof based on the proposed Cure Amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, assumption and assignment or related Cure Amount must be filed by such counterparty by the Confirmation Objection Deadline or other deadline that may be set by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment or Cure Amount shall be deemed to have assented to such assumption, assumption and assignment, adequate assurance of future performance and Cure Amount.

Cure Amounts, if any, shall be paid in the ordinary course of the U.S. Debtors’ business or, at the U.S. Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. If there is a dispute regarding the assumption of any Executory Contract or Unexpired Lease, the payment of the Cure Amount shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding (as applicable): (1) the amount of any payments to cure the applicable purported default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption. If, after the resolution of any such dispute, the applicable U.S. Debtor or Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the Cure Amount as determined by Final Order or as otherwise finally resolved renders assumption of such Executory Contract or Unexpired Lease unfavorable to the applicable U.S. Debtor’s Estate or to the applicable Reorganized Debtor, then such U.S. Debtor and/or Reorganized Debtor (as applicable) shall be authorized to reject any such Executory Contract or Unexpired Lease. Such rejected Executory Contracts or Unexpired Leases, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List.

Assumption of any Executory Contract or Unexpired Lease pursuant to the U.S. Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

d.	Insurance Contracts

Each of the Debtors’ Insurance Contracts and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the U.S. Plan. Notwithstanding anything to the contrary in the U.S. Plan (except as set forth in Article V.F of the U.S. Plan and the third paragraph of Article V.A of the U.S. Plan), the Chapter 11 Plan Supplement, the Disclosure Statement, the U.S. Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (a) on the Effective Date, all Insurance Contracts will be assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code or continued in accordance with their terms; (b) the parties to each Insurance Contract will continue to be bound by such Insurance Contract as if the Chapter 11 Cases had not occurred; (c) nothing in the U.S. Plan shall affect, impair or prejudice the rights and defenses of the insurers or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurers and Reorganized Debtors shall retain all rights and defenses under the Insurance Contracts, and the Insurance Contracts shall apply to, and be enforceable by and against, the Reorganized Debtors and the applicable insurer(s) as if the Chapter 11 Cases had not occurred; and (d) nothing in the U.S. Plan shall alter or modify the obligation, if any, that any insurers or third party administrators may have to pay claims covered by such Insurance Contracts and any right that such parties may have to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor (if any).

e.	Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the U.S. Plan, and the Reorganized Debtors’ New Corporate Governance Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the U.S. Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective U.S. Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted occurring before the Effective Date. None of the U.S. Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights.

On and as of the Effective Date, any of the U.S. Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

f.	Director, Officer, Manager, and Employee Liability Insurance

To the extent not made, purchased or paid prior to the Petition Date, the U.S. Debtors shall, prior to the Effective Date: (a) make arrangements to continue the D&O Liability Insurance Policies, and/or purchase a tail policy or policies, for the period from and after the Effective Date, for the benefit of any person who is serving or has served as one of the Debtors’ directors, managers, officers, and employees at any time from and after the Petition Date and (b) fully pay the premium for such insurance.

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the U.S. Debtors or Reorganized Debtors, as applicable, shall be deemed to have assumed all of the D&O Liability Insurance Policies (including any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the U.S. Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including any “tail policy”).

After the Effective Date, none of the U.S. Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the U.S. Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date. Directors and officers shall be exculpated and indemnified by the U.S. Debtors and Reorganized Debtors to the extent of such insurance.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

g.	Employee Matters

(1)	Continuation of Employee Arrangements

Subject to Article V.G.5 of the U.S. Plan, on and after the Effective Date, the Reorganized Debtors shall have authority to: (a) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, employment, compensation, including any incentive awards (including all cash-based annual, long-term and short-term incentive awards), retention benefits, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors (collectively “Employee Arrangements”) and (b) honor, in the ordinary course of business, Claims of employees for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. For the avoidance of doubt, the Reorganized Debtors shall continue, as of the Effective Date, all Employee Arrangements of the U.S. Debtors unless otherwise expressly addressed herein, subject to the terms and conditions of any such Employee Arrangement, including the Reorganized Debtors’ rights to amend, modify, supplement or terminate any such Employee Arrangements in accordance with the terms thereof.

Notwithstanding anything to the contrary in the U.S. Plan, whether the consummation of the Restructuring Transactions and any associated organizational changes constitutes a “change in control” or “change of control” (or similar term) under the Employee Arrangements shall be determined based on the terms and conditions of each applicable Employee Arrangement and without giving effect to Article IV.O of the U.S. Plan.

(2)	Retiree Benefits

Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law and the terms of such benefit plan.

(3)	Pension Plans

On the Effective Date, the Reorganized Debtors, as applicable, shall assume their respective defined benefit pension plans. On and after the Effective Date, the Reorganized Debtors, as applicable, will continue to sponsor and administer such defined benefit pension plans in accordance with applicable law.

(4)	Workers’ Compensation

From and after the Effective Date: (a) the Reorganized Debtors will continue to administer and pay all valid claims for benefits and liabilities arising under the U.S. Debtors’ workers’ compensation programs for which the U.S. Debtors or the Reorganized Debtors are responsible under applicable state workers’ compensation law as of the Effective Date, regardless of when the applicable injuries occurred, in accordance with the U.S. Debtors’ prepetition practices and procedures and governing state workers’ compensation law; and (b) nothing in the U.S. Plan shall discharge, release or relieve the U.S. Debtors or the Reorganized Debtors from any current or future liability under applicable state workers’ compensation law in the jurisdictions where the U.S. Debtors or the Reorganized Debtors participate in workers’ compensation programs. The U.S. Debtors and the Reorganized Debtors, as applicable, expressly reserve the right to challenge the validity of any claim for benefits or liabilities arising under any workers’ compensation program.

(5)	Equity Awards

Any DNI Interests granted prior to the Effective Date to a current or former employee, officer, director or contractor under an Employee Arrangement or otherwise shall be deemed cancelled on the Effective Date. For the avoidance of doubt, if an Employee Arrangement is assumed and such Employee Arrangement provides in part for an award or potential award of DNI Interests, such Employee Arrangement shall be assumed in all respects other than the provisions of such agreement relating to DNI Interest awards.

h.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the U.S. Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the U.S. Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the U.S. Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

i.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the U.S. Plan or Chapter 11 Plan Supplement shall constitute an admission by the U.S. Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the U.S. Debtors or the Reorganized Debtors, as applicable, shall have 30 calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the U.S. Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

j.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

k.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any U.S. Debtor and any Executory Contracts and Unexpired Leases assumed by any U.S. Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

14.	Provisions Governing Distributions

a.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the U.S. Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the U.S. Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the U.S. Plan. If any payment or act under the U.S. Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in the U.S. Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the U.S. Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The U.S. Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

b.	Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the U.S. Plan, all guarantees by any U.S. Debtor of the obligations of any other U.S. Debtor, as well as any joint and several liability of any U.S. Debtor with respect to any other U.S. Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one U.S. Debtor shall result in a single distribution under the U.S. Plan; provided, however, that Claims held by a single Entity at different U.S. Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable U.S. Debtor. Any such Claims shall be released and discharged pursuant to Article VIII of the U.S. Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

c.	Distribution Agent

Except as otherwise provided in the U.S. Plan, all distributions under the U.S. Plan shall be made by the Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The duties of any Third Party Distribution Agent may be set forth in the applicable agreement retaining such Third Party Distribution Agent.

d.	Rights and Powers of Distribution Agent

(1)	Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the U.S. Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the U.S. Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the distributions pursuant to the U.S. Plan.

(2)	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by any Third Party Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by any Third Party Distribution Agent shall be paid in Cash by the Reorganized Debtors. Any such Third Party Distribution Agent shall submit detailed invoices to the U.S. Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Third Party Distribution Agent seeks reimbursement, and the U.S. Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable, and shall object in writing to those fees and expenses, if any, that the U.S. Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the U.S. Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Third Party Distribution Agent’s invoice, the U.S. Debtors or the Reorganized Debtors, as applicable, and such Third Party Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the U.S. Debtors or the Reorganized Debtors, as applicable, and a Third Party Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

e.	Delivery of Distributions

(1)	Delivery of Distributions in General

Except as otherwise provided in the U.S. Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by a Distribution Agent: (a) at the address for each such Holder as indicated on such Distribution Agent’s or the U.S. Debtors’ or Reorganized Debtors’ (as applicable) books and records as of the date of any such Distribution; (b) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the U.S. Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to Article VI of the U.S. Plan, distributions under the U.S. Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the U.S. Plan. The U.S. Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the U.S. Plan except for fraud, gross negligence, or willful misconduct.

(2)	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made to such Holder unless and until the applicable Distribution Agent is notified by written certification of such Holder’s then-current address, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the later of (a) the Effective Date and (b) the date of the first attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be fully discharged, released and forever barred.

Pending the distribution of any New Common Stock, the Distribution Agent shall vote, and shall be deemed to vote, all New Common Stock held by such Distribution Agent, whether relating to undeliverable distributions or undelivered distributions (including any New Common Stock held in reserve), in the same proportion as all outstanding shares of New Common Stock properly cast in a shareholder vote.

(3)	No Fractional Distributions

No fractional shares of the New Common Stock shall be distributed under the U.S. Plan, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the U.S. Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of the New Common Stock that is not a whole number, the actual distribution of shares of the New Common Stock, as applicable, shall be rounded as follows: (a) fractions of one-half (^) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (^) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of the New Common Stock shall be adjusted as necessary to account for the foregoing rounding. No consideration shall be provided in lieu of such fractional amounts of the New Common Stock that are rounded down.

(4)	Minimum Distributions

Holders of Allowed Claims or Allowed Interests entitled to distributions of $50 or less in value shall not receive distributions, and each Claim or Interest to which this limitation applies shall be discharged pursuant to Article VIII of the U.S. Plan and its Holder shall be forever barred pursuant to Article VIII of the U.S. Plan from asserting that Claim or Interest against the Reorganized Debtors or their property, provided, however, nothing in Article VI.E.4 of the U.S. Plan shall alter the treatment of Allowed General Unsecured Claims under Article III.B of the U.S. Plan.

f.	Manner of Payment

Except as otherwise specified herein, all Cash payments made pursuant to the U.S. Plan shall be in U.S. currency. At the option of the Distribution Agent, any Cash payment to be made under the U.S. Plan may be made by check drawn on a domestic bank or foreign bank, as applicable, selected by the Distribution Agent or, at the option of the Distribution Agent, by wire transfer, electronic funds transfer or ACH from a domestic bank or foreign bank, as applicable, selected by the Distribution Agent; provided, however, that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the Distribution Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If the agreements, documents or contracts underlying a Claim specify a manner of payment in respect of the rights that provide the basis for such Claim, the Distribution Agent may elect to make such payment in such specified manner.

g.	Compliance Matters

In connection with the U.S. Plan and all instruments issued in connection therewith and distributed thereunder, to the extent applicable, each of the U.S. Debtors, the Reorganized Debtors, the Distribution Agent and any other party issuing any instruments or making any distributions under the U.S. Plan shall comply with all Tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the U.S. Plan and all related agreements shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the U.S. Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, applying a portion of any Cash distribution to be made under the U.S. Plan to pay applicable withholding Taxes or establishing any other mechanisms the Distribution Agent believes are reasonable and appropriate, including requiring a Holder of an Allowed Claim to pay the withholding Tax amount to the Distribution Agent in Cash as a condition of receiving any non-Cash distributions under the U.S. Plan. Any party issuing any instrument or making any distribution pursuant to the U.S. Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations. In the case of any non-Cash distributions subject to withholding, the distributing party may sell any property so withheld to generate Cash necessary to pay over the withholding Tax. The Reorganized Debtors reserve the right to allocate all distributions made under the U.S. Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. For the avoidance of doubt, any amounts withheld pursuant to Article VI.G of the U.S. Plan shall be treated as if distributed to the Holder of the Allowed Claim.

Notwithstanding any other provision of the U.S. Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the U.S. Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any Governmental Unit on account of the distribution, including income, withholding and other Tax obligations.

Any party entitled to receive any property as an issuance or distribution under the U.S. Plan will be required, if so requested, to deliver to the Distribution Agent (or such other entity designated by the Debtors, which entity will subsequently deliver to the Distribution Agent) a properly completed appropriate IRS Form W-9 or IRS Form W-8, and any other Tax forms, documentation or certifications that may be requested by the Distribution Agent to establish the amount of withholding or exemption therefrom. Unless a properly completed IRS Form W-9 or IRS Form W-8, as appropriate, and such other requested Tax forms, documentation or certifications are delivered to the Distribution Agent (or such other entity), the Distribution Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding or (b) reserve such distribution.

If the Distribution Agent reserves a distribution, and the Holder fails to either establish an exemption from withholding to the satisfaction of the issuing or disbursing party or make arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations within 180 days after the Effective Date, such distribution shall be treated as unclaimed property under Article VI.E.2 of the U.S. Plan, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary.

h.	No Postpetition or Default Interest

Unless otherwise specifically provided for in the U.S. Plan, the Interim DIP Order, the Final DIP Order or the U.S. Confirmation Order, and notwithstanding any documents that govern the U.S. Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

i.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the U.S. Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the U.S. Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

j.	Setoffs and Recoupment

Unless otherwise provided in the U.S. Plan or the U.S. Confirmation Order, each U.S. Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the U.S. Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such U.S. Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the U.S. Plan shall constitute a waiver or release by such U.S. Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder; provided, further, that nothing herein shall limit any rights of setoff or recoupment under the Exit Facility Documents with respect to matters occurring after the Effective Date. Regardless of whether a Holder of a Claim has indicated (in a Filed Proof of Claim or otherwise) that such Holder has, or intends, to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise, in no event shall any Holder of a Claim be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the U.S. Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date.

k.	Claims Paid or Payable by Third Parties

(1)	Claims Paid by Third Parties

A Claim shall be deemed satisfied in full or in part (as applicable), and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full or in part (as applicable) on account of such Claim from a party that is not a U.S. Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a U.S. Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 21 days of receipt thereof, repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the U.S. Plan.

(2)	Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the U.S. Debtors or Reorganized Debtors, as applicable. No distributions under the U.S. Plan will be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ or Reorganized Debtors’ (as applicable) insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the U.S. Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be disallowed to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(3)	Applicability of Insurance Policies

Except as otherwise provided in the U.S. Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the U.S. Plan shall constitute or be deemed a waiver of any Cause of Action that the U.S. Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the U.S. Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

15.	Procedures For Resolving Disputed Claims And Interests Under The U.S. Plan

These procedures for resolving disputed claims and interest under the U.S. Plan shall not apply to ABL Facility Claims, Superpriority Term Loan Claims, First Lien Claims, Second Lien Notes Claims or 2024 Stub Unsecured Notes Claims, which Claims shall be Allowed as set forth in Article III of the U.S. Plan, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

a.	Disputed Claims and Interests Process

Holders of Claims and Interests need not file a Proof of Claim or Proof of Interest, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the U.S. Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B of the U.S. Plan. On and after the Effective Date, except as otherwise provided in the U.S. Plan, all Allowed General Unsecured Claims shall be paid pursuant to the U.S. Plan in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Other than (x) Claims arising from the rejection of an Executory Contract or Unexpired Lease, and (y) Claims which are expressly Allowed under U.S. Plan Articles III.B.3 (ABL Facility Claims), III.B.4 (Superpriority Term Loan Claims), III.B.5 (First Lien Claims), III.B.6 (Second Lien Notes Claims) and III.B.7 (2024 Stub Unsecured Notes Claims), if the U.S. Debtors or the Reorganized Debtors dispute any General Unsecured Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced, and the U.S. Debtors and Reorganized U.S. Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced. Solely to the extent that an Entity is required to file a Proof of Claim and the U.S. Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in Article VII of the U.S. Plan.

Entities must file Cure Amount objections as set forth in Article V.C of the U.S. Plan to the extent such Entity disputes the U.S. Debtors’ proposed Cure Amount. All Proofs of Claim required to be filed by the U.S. Plan that are filed after the date that they are required to be filed pursuant to the U.S. Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

b.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the U.S. Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the U.S. Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.N of the U.S. Plan.

c.	Estimation of Claims and Interests

Before or after the Effective Date, the U.S. Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the U.S. Plan, a Claim that has been disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the U.S. Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

d.	No Distributions Pending Allowance

Notwithstanding any other provision of the U.S. Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

e.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the U.S. Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the U.S. Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

f.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

16.	Conditions To The Effective Date

a.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to U.S. Plan Article IX.B:

1.

the Bankruptcy Court shall have entered an order approving the Comprehensive Disclosure Statement as containing adequate information with respect to the U.S. Plan within the meaning of section 1125 of the Bankruptcy Code;

2.

the Bankruptcy Court shall have entered the U.S. Confirmation Order in form and substance acceptable to the U.S. Debtors, subject to the Consent Rights, which U.S. Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.	the Dutch Court shall have entered the Dutch Sanction Order sanctioning the WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and the WHOA Plan, and such order shall be in form and substance acceptable to the U.S. Debtors, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.	all of the Definitive Documents shall be consistent with the U.S. Plan, the RSA and the Consent Rights, and where applicable, shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the U.S. Debtors or Reorganized Debtors, as applicable, shall have received the loans under the Exit Facility Documents;

7.

the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the U.S. Plan (including the Definitive Documents), shall be consistent with the U.S. Plan, the RSA and the Consent Rights;

8.

the U.S. Plan shall not have been amended, altered or modified from the U.S. Plan as confirmed by the U.S. Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the U.S. Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the U.S. Debtors shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the U.S. Debtors, are necessary to implement and consummate the U.S. Plan, including Bankruptcy Court approval, and that, in the determination of the U.S. Debtors, are required by law, regulation, or order and any and all steps necessary to consummate the U.S. Plan, in the judgment of the U.S. Debtors, in any applicable jurisdictions other than the United States have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by the U.S. Plan and the RSA and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the U.S. Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

12.	the U.S. Debtors shall have complied, in all material respects, with the terms of the U.S. Plan that are to be performed by the U.S. Debtors on or prior to the Effective Date;

13.	the U.S. Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the U.S. Plan; and

14.

all Professional Fee Claims and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court.

b.	Waiver of Conditions Precedent to Confirmation or the Effective Date

Each condition to the Effective Date set forth in U.S. Plan Article IX.A may be waived in whole or in part at any time by the U.S. Debtors with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the U.S. Plan or Consummate the U.S. Plan, provided, however, that the condition in Article IX.A.5 of the U.S. Plan may be waived with respect to a particular Definitive Document only to the extent that every party needed pursuant to the RSA, to consent to the form and substance of a particular Definitive Document, agrees to waive such condition with respect to the subject Definitive Document.

c.	Substantial Consummation.

“Substantial Consummation” of the U.S. Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the U.S. Debtors, shall be deemed to occur on the Effective Date with respect to such U.S. Debtor.

d.	Effect of Non-Occurrence of Conditions to Consummation.

If the Effective Date does not occur with respect to any of the U.S. Debtors, the U.S. Plan shall be null and void in all respects with respect to such U.S. Debtor, and nothing contained in the U.S. Plan or the Disclosure Statement shall, with respect to such U.S. Debtor: (1) constitute a waiver or release of any Causes of Action held by, or Claims against or Interests in, such U.S. Debtor; (2) prejudice in any manner the rights of such U.S. Debtor, or any Holders of a Claim against or Interest in such U.S. Debtor, or any other Entity with respect to such U.S. Debtor; or (3) constitute an admission, acknowledgment, offer, or undertaking by such U.S. Debtor, any Holders, or any other Entity in any respect with respect to such U.S. Debtor.

17.	Settlement, Release, Injunction, and Related Provisions In The U.S. Plan

a.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the U.S. Plan, the provisions of the U.S. Plan, including the releases set forth in Article VIII of the U.S. Plan, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the U.S. Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is (a) in the best interests of the U.S. Debtors, their Estates, and Holders of Claims and Interests; (b) the result of good faith, arms-length negotiations among the parties; and (c) fair, equitable, and reasonable. The settlements and releases contained within the U.S. Plan, including, without limitation, the settlements and releases described in this paragraph, are fully integrated with, and inseparable from, the other provisions of the U.S. Plan. In accordance with the provisions of the U.S. Plan and, to the extent applicable, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

b.	Discharge of Claims

Pursuant to sections 524(a)(1), 524(a)(2) and 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the U.S. Plan or the U.S. Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the U.S. Plan, the distributions, rights, and treatment that are provided in the U.S. Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of (x) Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, Causes of Action and Liens of any nature whatsoever that arose before the Effective Date (including any interest accrued on Claims or Interests from and after the Petition Date), whether known or unknown, against or on any of the U.S. Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the U.S. Plan on account of such Claims, Interests, Causes of Action or Liens, (y) any liability (including withdrawal liability) of any of the Debtors to the extent such liability relates to services performed by employees of the U.S. Debtors prior to the Effective Date and that arise from a termination of employment, (y) any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and (z) all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the U.S. Plan or voted to reject the U.S. Plan. The U.S. Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the U.S. Plan, the U.S. Confirmation Order or in any contract, instrument, or other agreement or document created or entered into pursuant to the U.S. Plan. Such discharge will void any judgment obtained against the U.S. Debtors or Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim, Interest, Cause of Action, Lien or other right or entitlement.

c.	Release of Liens

Except (1) with respect to the Liens securing (a) the DIP Facility, which shall be retained by the Exit Facility Agent to secure the loans under the Exit Facility Documents, and (b) the Other Secured Claims that are Reinstated pursuant to the U.S. Plan, or (2) as otherwise provided in the U.S. Plan or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the U.S. Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against or in any property of the Estates, and subject to the consummation of the applicable distributions contemplated in the U.S. Plan, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date: (a) the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Debtors; and (b) the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of Article VIII.C of the U.S. Plan.

d.	U.S. Debtor Release

Notwithstanding anything contained in the U.S. Plan to the contrary, effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, each Released Party is deemed released and discharged by each and all of the U.S. Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, asserted or assertable on behalf of any of the U.S. Debtors, that the U.S. Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a U.S. Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the U.S. Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the U.S. Plan, the business or contractual arrangements between any U.S. Debtor and any Released Party, the U.S. Debtors’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the U.S. Plan, including the issuance or distribution of Securities pursuant to the U.S. Plan, or the distribution of property under the U.S. Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; and (b) any Cause of Action included on the Retained Causes of Action Schedule; (c) the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct; or (d) any of the U.S. Debtors’ or Reorganized Debtors’ (as applicable) claims and defenses with respect to Allowed Claims that are Reinstated or Otherwise Unimpaired pursuant to the U.S. Plan.

e.	Third Party Release

Notwithstanding anything contained in the U.S. Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each U.S. Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Debtors, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the U.S. Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the U.S. Plan, the business or contractual arrangements between any U.S. Debtor and any Released Party, the U.S. Debtors’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the U.S. Plan, including the issuance or distribution of Securities pursuant to the U.S. Plan, or the distribution of property under the U.S. Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the U.S. Confirmation Order and the Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the U.S. Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the U.S. Debtors or the Reorganized Debtors to the extent such claims have been released or discharged pursuant to the U.S. Plan); (b) post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; (c) the liability of any Released Party (other than a U.S. Debtor) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; or (d) any of the Dutch Scheme Parties’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement; the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the WHOA Plan); (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; of (f) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

f.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting either the Debtor Release or the Third Party Release, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Chapter 11 Cases, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of the U.S. Plan, including the issuance of Securities pursuant to the U.S. Plan and the WHOA Plan, or the distribution of property under the U.S. Plan or the WHOA Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the U.S. Plan or the reliance by any Exculpated Party on the U.S. Plan or the U.S. Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the U.S. Plan. The Exculpated Parties have, and upon Consummation of the U.S. Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the U.S. Plan and the WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the U.S. Plan or such distributions made pursuant to the U.S. Plan or the WHOA Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in Article VIII.F of the U.S. Plan does not release (a) any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan or (b) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

g.	Injunction

Effective as of the Effective Date, pursuant to, inter alia, section 524(a) of the Bankruptcy Code, and except for obligations issued or required to be paid pursuant to the U.S. Plan, the U.S. Confirmation Order, the WHOA Plan or the Dutch Sanction Order and any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan and the WHOA Plan, all Entities that have been, are or may be Holders of (a) Claims or (b) Interests are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the U.S. Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien, against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof, other than as contemplated by the U.S. Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a U.S. Debtor or Reorganized Debtor, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to Claims, Interests, Causes of Action or liens against or in any U.S. Debtor or Reorganized Debtor released, exculpated, discharged or settled pursuant to Article VIII.A, Article VIII.B, Article VIII.C, Article VIII.E, or Article VIII.F the U.S. Plan.

All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Articles VIII.E and VIII.F, of the U.S. Plan, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the U.S. Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent Consummation of the U.S. Plan, the WHOA Plan or any Restructuring Transaction.

h.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Claim or Cause of Action of any kind against any of the U.S. Debtors, Reorganized Debtors or the Released Parties that arose or arises from or is related to any Covered Claim without first (i) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim against a U.S. Debtor or a Released Party, as applicable, and is not a Claim that was released under the U.S. Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (ii) obtaining from the Bankruptcy Court specific authorization for such party to bring such Claim or Cause of Action against a U.S. Debtor, Reorganized Debtor or a Released Party, as applicable. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Claims or Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action. For the avoidance of doubt, this provision does not apply in relation to the WHOA Plan and the Dutch Scheme Parties.

i.	Protection Against Discriminatory Treatment in the U.S. Plan

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such U.S. Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

j.	Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the U.S. Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the U.S. Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

k.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

l.	Term of Injunctions or Stays

Unless otherwise provided in the U.S. Plan or in the U.S. Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the U.S. Plan or the U.S. Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the U.S. Plan or the U.S. Confirmation Order shall remain in full force and effect in accordance with their terms.

m.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

18.	Modification, Revocation, Or Withdrawal Of The U.S. Plan

a.	Amendment and Modification of U.S. Plan

Subject to the Consent Rights, the U.S. Debtors reserve the right to modify the U.S. Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified U.S. Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and subject to the Consent Rights (other than with respect to immaterial amendments or modifications to the U.S. Plan) and the terms of the RSA, the U.S. Debtors expressly reserve their rights to alter, amend, or modify materially the U.S. Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the U.S. Plan, or remedy any defect or omission, or reconcile any inconsistencies in the U.S. Plan, the Disclosure Statement, or the U.S. Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the U.S. Plan, provided, however, that Article X.A. of the U.S. Plan or any of the consent rights herein may only be modified with the consent of the Required Consenting First Lien Creditors.

Holders of Claims that have accepted the U.S. Plan shall be deemed to have accepted the U.S. Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims who were deemed to accept the U.S. Plan because such Claims were Unimpaired shall continue to be deemed to accept the U.S. Plan only if, after giving effect to such amendment, modification, or supplement, such Claims continue to be Unimpaired.

b.	Effect of Confirmation on Modifications

Entry of the U.S. Confirmation Order shall constitute approval of all modifications to the U.S. Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the U.S. Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

c.	Revocation or Withdrawal of the U.S. Plan

The U.S. Debtors reserve the right, subject to the terms of the RSA, to revoke or withdraw the U.S. Plan as to any U.S. Debtor or all of the U.S. Debtors before the Confirmation Date or at the Confirmation Hearing and to file subsequent chapter 11 plans. If the U.S. Debtors revoke or withdraw the U.S. Plan as to any U.S. Debtor or all of the U.S. Debtors, or if the Confirmation Date or the Effective Date does not occur as to any U.S. Debtor or all of the U.S. Debtors, then as to such U.S. Debtors: (1) the U.S. Plan will be null and void in all respects; (2) any settlement or compromise embodied in the U.S. Plan, assumption of Executory Contracts or Unexpired Leases effected by the U.S. Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the U.S. Plan, nor any action taken or not taken by the U.S. Debtors with respect to the U.S. Plan, this Comprehensive Disclosure Statement or the U.S. Confirmation Order, shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any U.S. Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any U.S. Debtor or any other Entity.

B.	The WHOA Plan

1.	Treatment Of Unclassified Claims Under The WHOA Plan

Other than the discharge, cancellation and release of the Claims set forth in Article II.B of the WHOA Plan, the WHOA Plan does not impair or otherwise affect any relationship, contract or arrangement of the Dutch Scheme Parties. The following categories are excluded from the scope of the WHOA Plan in relation to the Netherlands Debtor and as such remain unaffected by the WHOA Plan in order to ensure the implementation of the global restructuring as contemplated in the RSA and realize the Dutch Scheme Parties’ going concern value for the benefit of all creditors of the Netherlands Debtor: (a) Claims against the Netherlands Debtor held by any trade vendor or customer of the Netherlands Debtor and other General Unsecured Claims (U.S. Plan Class 8 Claims); (b) Claims against the Netherlands Debtor held by any taxing authority with jurisdiction over the Netherlands Debtor; (c) Claims against the Netherlands Debtor held by any Company Party (U.S. Plan Classes 10 and 11 Claims); or (d) the Interests in the Netherlands Debtor held by DNI. These Claims and Interests must be left out of the WHOA Plan to realize the going concern value of the Company. Leaving such Claims and Interests unimpaired is required for the Company to continue operating in the ordinary course during the restructuring proceedings, maintain its existing global corporate structure and facilitate the Restructuring Transactions.

The following Holders of Claims are not entitled to vote on the WHOA Plan pursuant to section 381 of the Dutch Restructuring Law because such Holders’ recovery on account of their Claims is addressed under the U.S. Plan: Other Secured Claims (U.S. Plan Class 1 Claims), Other Priority Claims (U.S. Plan Class 2 Claims), the ABL Facility Claims (U.S. Plan Class 3 Claims) and the Superpriority Term Loan Claims (U.S. Plan Class 4 Claims). The WHOA Plan does not compromise any Superpriority Term Loan Claims or ABL Facility Claims against the Netherlands Debtor as those Claims will be refinanced through the U.S. Chapter 11 Cases.

Moreover, pursuant to section 372 of the Dutch Restructuring Law, all other Claims against and Interests in vis-à-vis the other Dutch Scheme Parties other than those discharged and released under the WHOA Plan remain unaffected as these are not Claims or Interests within the meaning of section 372(1) of the Dutch Restructuring Law and therefore cannot be included in the WHOA Plan as offered by the Netherlands Debtor.

None of the Holders of Claims qualify as an unsecured small and medium size enterprise creditor within the meaning of section 374(2) of the Dutch Restructuring Law and accordingly no Class of Holders of Claims is divided on the basis of those creditors qualifying as such. For the avoidance of doubt, unsecured small and medium size enterprise creditors are unimpaired under the U.S. Plan and WHOA Plan.

2.	Classification Of Claims Under The WHOA Plan

The WHOA Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the Dutch Scheme Parties. For brevity and convenience, the classification and treatment of Claims have been arranged into one chart in Section I above. Such classification shall not affect any Dutch Scheme Party’s status as a separate legal entity as set forth, change the organization or corporate governance structure of the Dutch Scheme Parties’ business enterprise, constitute a change of control of any Dutch Scheme Party for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the WHOA Plan, all Dutch Scheme Parties shall continue to exist as separate legal entities.

All Claims subject to compromise in the WHOA Plan are classified in the Classes set forth below in accordance with section 374 of the Dutch Restructuring Law, which prescribes that creditors must be placed into different classes if either (x) the rights they have in a liquidation of the Dutch Scheme Parties’ assets in bankruptcy or (y) the rights they are offered under the WHOA Plan are, in either case, so different that there is no comparable position with the Holders of Interests ranking junior to the Holders of Claims and pari passu amongst themselves. Priority has been determined in accordance with the prepetition capital structure outlined in Article II.B of the WHOA Plan and takes into account the various collateral packages for secured debt and their respective priorities in the assets of the respective individual Dutch Scheme Parties.

A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim qualifies within the description of such other Classes.

For the avoidance of doubt, in no event shall any Holder of a Claim be entitled to receive payments or distributions on account of such Claim under the WHOA Plan that, in the aggregate, exceed the amount of such Holder’s Claim.

3.	Treatment Of Classes Of Claims Under The WHOA Plan

To the extent a Class contains Claims with respect to any Dutch Scheme Party, the classification of such Claims, and treatment of such Claims in the WHOA Plan, is specified below.

14.	Class 1 — First Lien Claims

(a)	Classification: Class 1 consists of any First Lien Claims against any Dutch Scheme Party. First Lien Claims in Class 1 are secured Claims.

(b)

Amount: On the Effective Date, the First Lien Claims shall be deemed to be in the aggregate principal amount of $1,738,012,894, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of a First Lien Claim agrees to less favorable treatment of its First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Claim, each Holder of a First Lien Claim will receive a share of the First Lien Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of First Lien Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

15.	Class 2 — 2023 Stub First Lien Term Loan Claims

(a)	Classification: Class 2 consists of any 2023 Stub First Lien Term Loan Claims against any Dutch Scheme Party. 2023 Stub First Lien Term Loan Claims in Class 2 are unsecured Claims.

(b)

Amount: On the Effective Date, 2023 Stub First Lien Term Loan Claims shall be deemed to be in the aggregate principal amount of $17,974.119, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2023 Stub First Lien Credit Agreement, as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each 2023 Stub First Lien Term Loan Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2023 Stub First Lien Term Loan Claims; provided, that, it is recognized that, under the U.S. Plan, each Holder of a 2023 Stub First Lien Term Loan Claim shall receive a share of the First Lien Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of 2023 Stub First Lien Term Loan Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

16.	Class 3 — Second Lien Notes Claims

(a)	Classification: Class 3 consists of any Second Lien Notes Claims against any Dutch Scheme Party. Second Lien Notes Claims in Class 3 are unsecured Claims.

(b)

Amount: On the Effective Date, Second Lien Notes Claims shall be deemed to be in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture, as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each Second Lien Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such Second Lien Notes Claims; provided that, it is recognized that, under the U.S. Plan, each Holder of a Second Lien Notes Claim shall receive a share of the Second Lien Notes Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of Second Lien Notes Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

17.	Class 4 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 4 consists of any 2024 Stub Unsecured Notes Claims against any Dutch Scheme Party. 2024 Stub Unsecured Notes Claims in Class 4 Claims are unsecured Claims.

(b)

Amount: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be deemed to be in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each 2024 Stub Unsecured Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2024 Stub Unsecured Notes Claims; provided, that, it is recognized that, under the U.S. Plan, each Holder of a 2024 Stub Unsecured Notes Claim, shall receive a share of the 2024 Stub Unsecured Notes Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

4.	Distribution Of Consideration Under The WHOA Plan

The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all the Company Parties taken as a whole. Any consideration to be provided to the Holders of Claims under the WHOA Plan, will be distributed in accordance with the U.S. Plan. As such, the New Common Stock will be distributed to Holders of Claims in accordance with the mechanics of the U.S. Plan. The obligations of the Netherlands Debtor under the WHOA Plan will accordingly be fully satisfied by distributions of New Common Stock and other consideration made in accordance with the U.S. Plan. For the avoidance of doubt, the distribution of New Common Stock in accordance with the U.S. Plan to Holders of First Lien Claims (including First Lien Euro Notes Claims) is expressly part of the WHOA Plan.

5.	Cancellation Of DNI Interests Pursuant To The U.S. Plan

The WHOA Plan does not cancel or modify existing DNI Interests. The distribution of the New Common Stock set forth in Article II.D of the WHOA Plan is contingent on the cancellation of existing DNI Interests pursuant to the U.S. Plan.

6.	Means For Implementation Of The WHOA Plan

a.	General Settlement of Claims

Unless otherwise set forth in the WHOA Plan, and in consideration for the classification, distributions, releases, and other benefits provided under the WHOA Plan, upon the Effective Date, the provisions of the WHOA Plan, including the releases set forth in Article IV of the WHOA Plan, shall constitute an integrated, good-faith compromise and settlement of all Claims and controversies resolved pursuant to the WHOA Plan.

b.	Restructuring Transactions

The Dutch Scheme Parties are authorized to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the WHOA Plan, consistent with and contemporaneous with, the effectuation of the U.S. Plan.

Implementation of the restructuring as contemplated under the WHOA Plan will take place in accordance with the U.S. Plan and the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed). For example, subject to such Consent Rights, the Restructuring Steps Memorandum may provide that (i) DNI will acquire, or be deemed to acquire, the First Lien Euro Notes in exchange for the issuance of New Common Stock; (ii) DNI will issue New Common Stock in satisfaction of DNI’s guarantee of the First Lien Euro Notes and thereby become subrogated to the rights of the Holders of the First Lien Euro Notes against the Netherlands Debtor; or (iii) DNI will contribute or otherwise transfer, or be deemed to contribute or otherwise transfer, New Common Stock to the Netherlands Debtor, which will transfer such contributed or transferred New Common Stock to Holders of the First Lien Euro Notes in satisfaction thereof.

Each Holder of Claims shall perform all such (legal and other) acts and do all such things as may be required or desirable (in the sole discretion of the Company Parties) in connection with the implementation of the restructuring contemplated by the WHOA Plan.

The implementation of the WHOA Plan, upon the Effective Date, is sufficiently guaranteed within the meaning of Section 384(2)(e) of the Dutch Restructuring Law.

c.	Power of Attorney

Each of the Holders of Claims and the other Dutch Scheme Parties (other than the Netherlands Debtor) in the WHOA Plan grants an irrevocable power of attorney to the Netherlands Debtor, individually, to perform all acts and execute all documents on its behalf as are necessary for the implementation of the WHOA Plan.

d.	Sources of Consideration for WHOA Plan Distributions

Subject to the terms and conditions set forth in Article II of the WHOA Plan, the Company Parties shall fund distributions under the U.S. Plan and the WHOA Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article II of the WHOA Plan shall be governed by the terms and conditions set forth in the WHOA Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(1)	Exit Facility

It is acknowledged that, on the Effective Date, the applicable Company Parties shall execute the Exit Facility Documents and will grant liens and security interests pursuant thereto. The Dutch Scheme Parties will not be guarantors under the Exit Facility and will not grant liens thereunder.

(2)	Issuance and Distribution of New Common Stock

Pursuant to the U.S. Plan, all DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed to the Entities entitled to receive the New Common Stock pursuant to, and in accordance with, the terms of the WHOA Plan, the U.S. Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in the WHOA Plan and the U.S. Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under the WHOA Plan or the U.S. Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

(3)	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in the WHOA Plan and the U.S. Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under the WHOA Plan and the U.S. Plan shall be duly authorized, validly issued, fully paid and non-assessable.

It is understood that, on and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. It is understood that Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. It is understood that the New Common Stock will be registered under the Securities Exchange Act on the Effective Date.

(4)	Cash on Hand

The Company Parties or Reorganized Company Parties, as applicable, shall use Cash on hand to fund distributions to certain Holders of Claims consistent with the terms of the WHOA Plan and the U.S. Plan.

e.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the WHOA Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any Dutch Scheme Party, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding the sanction of the WHOA Plan or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (1) allowing Holders of Claims to receive distributions under the WHOA Plan and the U.S. Plan, (2) allowing and preserving the rights of the Agents and Trustees to make distributions pursuant to the WHOA Plan and the U.S. Plan, (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agents/Trustees to maintain, enforce, and exercise its charging liens, if any, against such distributions; (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Third Party Release or Claims subject to treatment in the WHOA Plan or the U.S. Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, 2024 Stub Unsecured Notes Indenture, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, or Second Lien Notes Indenture as in effect on the Effective Date, (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under the WHOA Plan, (6) permitting the Agents/Trustees to appear in the Dutch Scheme Proceedings or in any proceeding in the Dutch Court or any other court, and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims pursuant to the Dutch Sanction Order, the WHOA Plan, the U.S. Confirmation Order, or the U.S. Plan or result in any expense or liability to the Dutch Scheme Parties or Reorganized Dutch Scheme Parties, as applicable, except as expressly provided for in the WHOA Plan and (b) the terms and provisions of the WHOA Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the WHOA Plan and the U.S. Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in the WHOA Plan, Dutch Sanction Order, the U.S. Plan, and the U.S. Confirmation Order and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the WHOA Plan, the Dutch Sanction Order, the U.S. Plan or the U.S. Confirmation Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to Section III.E of the WHOA Plan, except to the extent otherwise expressly provided herein. Notwithstanding anything to the contrary therein, any Agents’ or Trustees’ rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the U.S. Plan and the WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the U.S. Plan

7.	Settlement, Release, Injunction And Related Provisions

a.	Compromise and Settlement of Claims, Interests, and Controversies

In consideration for the distributions and other benefits provided pursuant to the WHOA Plan, the provisions of the WHOA Plan, including the releases set forth in Article IV of the WHOA Plan, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim compromised as set forth in Article II.B may have with respect to any such Claim, or any distribution to be made on account of such Claim. The entry of the Dutch Sanction Order shall constitute the Dutch Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Dutch Court that such compromise or settlement is (a) in the best interests of the Dutch Scheme Parties, and Holders of Claims; and (b) fair and reasonable. The settlements and releases contained within the WHOA Plan, including, without limitation, the settlements and releases described in Article IV of the WHOA Plan, are fully integrated with, and inseparable from, the other provisions of the WHOA Plan.

b.	Discharge of Claims

The distributions, rights, and treatment that are referred to in the WHOA Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of the Claims for which treatment is specified in Article II of the WHOA Plan regardless of whether (a) any Holder of such a Claim receives or retains any property under the WHOA Plan or U.S. Plan on account of any such Claim; or (b) the Holder of such a Claim has accepted the WHOA Plan or voted to reject the WHOA Plan. The Dutch Sanction Order shall be a judicial determination of the discharge of all such Claims subject to the occurrence of the Effective Date.

For the avoidance of doubt, the WHOA Plan and the discharge under the WHOA Plan provide for the amendment and compromise of Claims against all Dutch Scheme Parties arising out of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture and the 2024 Stub Unsecured Notes Indenture, within the meaning of sections 372 and 370(1) of the Dutch Restructuring Law.

c.	Release of Liens

All mortgages, deeds of trust, liens, pledges, or other security interests against or in any property of the Dutch Scheme Parties that secure any Claim for which treatment is specified in Article II of the WHOA Plan, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the applicable Reorganized Dutch Scheme Party and its successors and assigns. As of the Effective Date: (a) the Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Company Parties or the Reorganized Company Parties, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Company Parties; and (b) the Reorganized Dutch Scheme Parties and their Affiliates shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of Article 0 of the WHOA Plan.

d.	Third Party Release

Notwithstanding anything contained in the WHOA Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each Dutch Scheme Party, Reorganized Dutch Scheme Party, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Dutch Scheme Parties, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Dutch Scheme Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the WHOA Plan, the business or contractual arrangements between any Dutch Scheme Party and any Released Party, the Dutch Scheme Parties’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Dutch Scheme Proceedings, the U.S. Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the Plan, the WHOA Plan, the filing of the Dutch Scheme Proceedings, the pursuit of the sanction of the WHOA Plan, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the US. Plan or the WHOA Plan, or the distribution of property under the U.S. Plan or the WHOA Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims provided herein and under the Dutch Sanction Order, the U.S. Confirmation Order and the Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the WHOA Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties to the extent such claims have been released or discharged pursuant to the WHOA Plan); (b) post-Effective Date obligations of any party or Entity under the WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; (c) the liability of any Released Party (other than a Dutch Scheme Party) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; (d) any of the U.S. Debtors’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the Chapter 11 Plan); or (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; (f) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E; or (g) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the U.S. Plan.

e.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting the Third Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Dutch Scheme Proceedings, this Comprehensive Disclosure Statement, the New Corporate Governance Documents, the WHOA Plan, the U.S. Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the WHOA Plan, the U.S. Plan, the filing of the Dutch Scheme Proceedings, the pursuit of sanction of the WHOA Plan, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of the WHOA Plan, including the issuance of securities pursuant to the WHOA Plan and the U.S. Plan, or the distribution of property under the WHOA Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the WHOA Plan or the reliance by any Exculpated Party on the WHOA Plan or the Dutch Sanction Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the WHOA Plan. The Exculpated Parties have, and upon Consummation of the WHOA Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the WHOA Plan or such distributions made pursuant to the WHOA Plan or the U.S. Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in Article IV.E of the WHOA Plan does not release (a) any post Effective Date obligations of any party or Entity under the WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan; (b) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E of the WHOA Plan; or (c) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the U.S. Plan.

f.	Injunction

Effective as of the Effective Date, and except for obligations issued or required to be paid pursuant to the WHOA Plan or the Dutch Sanction Order, the U.S. Plan or the U.S. Confirmation Order and any post-Effective Date obligations of any party or Entity under the WHOA Plan, the U.S. Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan and the U.S. Plan, all Entities that have been, are or may be Holders of Claims are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Dutch Scheme Parties, the Reorganized Dutch Scheme Parties, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien, against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof, other than as contemplated by the WHOA Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a Dutch Scheme Party or Reorganized Dutch Scheme Party, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to any Claims, Causes of Action or liens against or in any Dutch Scheme Party or Reorganized Dutch Scheme Party released, exculpated, discharged or settled pursuant to Article IV.A, Article IV.B, Article IV.C, Article IV.D, or Article IV.E of the WHOA Plan.

All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Article IV.D or Article IV.E of the WHOA Plan, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the WHOA Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent Consummation of the WHOA Plan, the U.S. Plan or any Restructuring Transaction.

8.	Conditions Precedent To The Effective Date Of The WHOA Plan

a.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article V.B of the WHOA Plan:

1.

the U.S. Bankruptcy Court shall have entered an order approving the Comprehensive Disclosure Statement as containing adequate information with respect to the U.S. Plan within the meaning of section 1125 of the U.S. Bankruptcy Code;

2.

the U.S. Bankruptcy Court shall have entered the U.S. Confirmation Order in form and substance acceptable to the applicable Company Parties, subject to the Consent Rights, which U.S. Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.	the Dutch Court shall have entered the Dutch Sanction Order sanctioning the WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the U.S. Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and the WHOA Plan, and such order shall be in form and substance acceptable to the Company Parties, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.

all of the Definitive Documents shall be consistent with the WHOA Plan, the U.S. Plan, the RSA and the Consent Rights, and where applicable shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the Company Parties or Reorganized Company Parties, as applicable, shall have received the loans under the Exit Facility Documents;

7.

the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the U.S. Plan (including the Definitive Documents), shall be consistent with the U.S. Plan, the RSA and the Consent Rights;

8.

the WHOA Plan shall not have been amended, altered or modified from the version of the WHOA Plan as sanctioned by the Dutch Sanction Order, unless such material amendment, alteration or modification has been made in accordance with Article VI.A of the WHOA Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the Dutch Scheme Parties shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the Company Parties, are necessary to implement and consummate the WHOA Plan, including Dutch Court approval, and that, in the determination of the Company Parties, are required by law, regulation, or order and any and all steps necessary to consummate the WHOA Plan, in the judgment of the Company Parties, in any applicable jurisdictions have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by the WHOA Plan and the RSA and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the WHOA Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

12.	the Dutch Scheme Parties shall have complied, in all material respects, with the terms of the WHOA Plan that are to be performed by the Dutch Scheme Parties on or prior to the Effective Date;

13.	the Dutch Scheme Parties shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the WHOA Plan; and

14.

all Professional Fee Claims and expenses of retained professionals required to be approved by the U.S. Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses shall have been placed in the Professional Fee Escrow Account pending approval by the U.S. Bankruptcy Court.

b.	Waiver of Conditions to the Effective Date

Each condition to the Effective Date set forth in Article V.A of the WHOA Plan may be waived in whole or in part at any time by the Dutch Scheme Parties with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Dutch Court, and without any formal action other than a proceeding to sanction the WHOA Plan or Consummate the WHOA Plan; provided, however, that the condition in Article V.A.5 of the WHOA Plan may be waived with respect to a particular Definitive Document only to the extent that every party needed, pursuant to the RSA, to consent to the form and substance of a particular Definitive Document agrees to waive such condition with respect to the subject Definitive Document.

c.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Dutch Scheme Parties, the WHOA Plan shall be null and void in all respects with respect to such Dutch Scheme Party, and nothing contained in the WHOA Plan or the Disclosure Statement shall, with respect to such Dutch Scheme Party: (1) constitute a waiver or release of any Causes of Action held by, or Claims against such Dutch Scheme Party; (2) prejudice in any manner the rights of such Dutch Scheme Party, or any Holders of a Claim against such Dutch Scheme Party, or any other Entity with respect to such Dutch Scheme Party; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Dutch Scheme Party, any Holders, or any other Entity in any respect with respect to such Dutch Scheme Party.

9.	Modification, Revocation, Or Withdrawal Of The WHOA Plan; Reservation Of Rights

a.	Amendment and Modification of the WHOA Plan

Subject to the Consent Rights, the Dutch Scheme Parties reserve the right to modify the WHOA Plan prior to entry of the Dutch Sanction Order and seek sanction of the WHOA Plan and, as appropriate, not resolicit votes on such modified WHOA Plan to the extent permitted under Dutch law. Subject to the Consent Rights (other than with respect to immaterial amendments or modifications to the WHOA Plan) and the terms of the RSA, the Dutch Scheme Parties expressly reserve their rights to alter, amend, or modify materially the WHOA Plan, one or more times, to the extent necessary, may take the necessary actions and initiate proceedings to so alter, amend, or modify the WHOA Plan, or remedy any defect or omission, or reconcile any inconsistencies in the WHOA Plan, the Comprehensive Disclosure Statement, or the Dutch Sanction Order (in each such instance to the extent permissible under applicable law), in such matters as may be necessary to carry out the purposes and intent of the WHOA Plan; provided, however, that Article VI.A of the WHOA Plan or any of the consent rights in the WHOA Plan may only be modified with the consent of the Required Consenting First Lien Creditors.

To the extent permissible under applicable law, Holders of Claims that have accepted the WHOA Plan shall be deemed to have accepted the WHOA Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder.

b.	Effect of Sanction on Modifications

To the extent permissible under applicable law, entry of the Dutch Sanction Order shall constitute approval of all modifications to the WHOA Plan occurring after the solicitation thereof and a finding that such modifications to the WHOA Plan do not require additional disclosure or resolicitation.

c.	Revocation or Withdrawal of the WHOA Plan

In accordance with the Dutch Restructuring Law, and in particular sections 382 to 383 and under the conditions in section 369(5), the Dutch Scheme Parties reserve the right, subject to the terms of the RSA, to revoke or withdraw the WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties before the Sanction Date or at the Dutch Sanction Hearing and to file subsequent schemes of arrangement. If the Dutch Scheme Parties revoke or withdraw the WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties, or if the entry of the Dutch Sanction Order, or the Effective Date does not occur as to any Dutch Scheme Party or all of the Dutch Scheme Parties, then as to such Dutch Scheme Parties: (1) the WHOA Plan will be null and void in all respects; (2) any settlement or compromise embodied in the WHOA Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the WHOA Plan, nor any action taken or not taken by the Dutch Scheme Parties with respect to the WHOA Plan, the Disclosure Statement or the Dutch Sanction Order, shall (a) constitute a waiver or release of any Claims or Causes of Action, (b) prejudice in any manner the rights of any Dutch Scheme Party or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Dutch Scheme Party or any other Entity.

10.	Works Council

While the Netherlands Debtor does not have a works council (ondernemingsraad), two of its affiliates, Diebold Nixdorf B.V. (“DN WC”) and Diebold Nixdorf SAS (comité social et économique) (“DN French WC”) each have a works council.

The DN WC had advisory rights (adviesrechten) under article 25 of the Dutch Works Councils Act (Wet op de ondernemingsraden) regarding the DIP Facility and RSA given both implicated Diebold Nixdorf B.V. A consultation meeting with the DN WC was held on May 23, 2023, and the DN WC confirmed that it had been sufficiently informed about the DIP Facility and RSA and rendered positive advice regarding the same without any conditions. After receipt of the positive advice from DN WC, Diebold Nixdorf B.V. confirmed to DN WC that it had executed the RSA.

Diebold Nixdorf SAS has scheduled an information meeting to take place on June 1, 2023, with the DN French WC to inform and update the DN French WC on the latest developments related to the RSA and the Restructuring Transactions and the potential implications for Diebold Nixdorf SAS. During this meeting, Diebold Nixdorf SAS will inform the DN French WC of (i) the entry into the RSA and, as a result of the execution of the RSA, Diebold Nixdorf SAS’s participation in the WHOA Plan and (ii) the impact Diebold Nixdorf SAS’s participation in the RSA.

V. CONFIRMATION OF THE U.S. PLAN AND SANCTIONING OF THE WHOA PLAN

A.	The U.S. Plan

1.	The Confirmation Hearing

At the Confirmation Hearing for the U.S. Debtors, the Bankruptcy Court will determine whether to approve the Comprehensive Disclosure Statement and whether the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or the filing of a notice of such adjournment served in accordance with the order approving the Solicitation Procedures.

2.	Deadline to Object To Approval Of The Comprehensive Disclosure Statement And Confirmation Of The U.S. Plan

Upon commencement of the Chapter 11 Cases and scheduling of the Confirmation Hearing, the U.S. Debtors will provide notice of the Confirmation Hearing, and, if approved by the Bankruptcy Court, the notice will provide that objections to the Comprehensive Disclosure Statement and Confirmation of the U.S. Plan must be filed and served as directed by the Bankruptcy Court. Unless objections to the Comprehensive Disclosure Statement or Confirmation of the U.S. Plan are timely filed, they may not be considered by the Bankruptcy Court.

3.	Requirements For Approval Of The Comprehensive Disclosure Statement

Pursuant to sections 1125(g) and 1126(b) of the Bankruptcy Code, prepetition solicitation of votes to accept or reject a chapter 11 plan must comply with applicable federal or state securities laws and regulations (including the registration and disclosure requirements thereof) or, if such laws and regulations do not apply, provide “adequate information” under section 1125 of the Bankruptcy Code. At the Confirmation Hearing the U.S. Debtors will seek a determination from the Bankruptcy Court that the Comprehensive Disclosure Statement satisfies sections 1125(g) and 1126(b) of the Bankruptcy Code.

4.	Requirements For Confirmation Of The U.S. Plan

a.	Requirements of Section 1129(a) of the Bankruptcy Code

Among the requirements for Confirmation of the U.S. Plan are the following: (a) the U.S. Plan is accepted by all impaired Classes of Claims and Interests or, if the U.S. Plan is rejected by an Impaired Class, at least one Impaired Class of Claims or Interests has voted to accept the U.S. Plan and a determination that the U.S. Plan “does not discriminate unfairly” and is “fair and equitable” as to Holders of Claims in all rejecting Impaired Classes; (b) the U.S. Plan is feasible; and (c) the U.S. Plan is in the “best interests” of Holders of Impaired Claims and Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the U.S. Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The U.S. Debtors believe that the U.S. Plan satisfies or will satisfy all of the necessary requirements of chapter 11 of the Bankruptcy Code, including those set forth below.

•	The U.S. Plan complies with the applicable provisions of the Bankruptcy Code.

•	The U.S. Debtors, as the U.S. Plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

•	The U.S. Plan has been proposed in good-faith and not by any means forbidden by law.

•

Any payment made or promised under the U.S. Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the U.S. Plan and incident to the Chapter 11 Cases, will be disclosed to the Bankruptcy Court, and any such payment: (a) made before Confirmation will be reasonable or (b) will be subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation.

•

Either each Holder of an Impaired Claim against or Interest in the U.S. Debtors will accept the U.S. Plan, or each non-accepting Holder will receive or retain under the U.S. Plan on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that the Holder would receive or retain if the U.S. Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•

Except to the extent that the Holder of a particular Claim agrees to a different treatment of its Claim, the U.S. Plan provides that, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, Allowed Administrative Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims will have accepted the U.S. Plan, determined without including any acceptance of the U.S. Plan by any insider holding a Claim in that Class.

•	Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the U.S. Debtors or any successors thereto under the U.S. Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date.

Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class. Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan of reorganization if such plan has been accepted by holders of such interests that hold at least two-thirds in amount of the allowed interests of such class.

b.	Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions

Article VIII of the U.S. Plan provides for releases of certain claims and Causes of Action the U.S. Debtors may hold against the Released Parties. The Released Parties are: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) each current Affiliate of each Entity in clause (a) through the following clause (q); and (q) each Related Party of each Entity in clause (a) through this clause (q); provided, that no Entity shall be a Released Party unless such Entity is also a Releasing Party; provided, further, that any of the foregoing identified as a non-released party in a schedule included in the Plan Supplement shall not be a Released Party.

Article VIII of the U.S. Plan provides for releases of certain claims and Causes of Action that Holders of Claims may hold against the Released Parties in exchange for the good and valuable consideration and the valuable compromises made by the Released Parties (the “Third-Party Release”). The Holders of Claims who are releasing certain claims and Causes of Action against non-Debtors under the Third-Party Release include: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) all Holders of Impaired Claims who voted to accept the Plan and did not opt out of or object to the applicable release; (q) all Holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan but did not timely opt out of or object to the applicable release; (r) all Holders of Unimpaired Claims who did not timely object to the applicable release or opt out of the applicable release by checking the box on the applicable notice of non-voting status; (s) all Holders of Impaired Claims that are deemed to reject the Plan and who did not timely object to the applicable release or affirmatively opt out of the applicable release by checking the box on the applicable notice of non-voting status; (t) each current and former Affiliate of each Entity in clause (a) through the following clause (u); and (u) each Related Party of each Entity in clause (a) through this clause (u).

Article VIII of the U.S. Plan provides for the exculpation of each Exculpated Party for certain acts or omissions taken in connection with the Chapter 11 Cases. The released and exculpated claims are limited to those claims or Causes of Action that may have arisen in connection with, related to, or arising out of the U.S. Plan, this Comprehensive Disclosure Statement, or the Chapter 11 Cases. The Exculpated Parties are: (a) each of the Debtors; and (b) each independent director or manager of the Debtors, if any.

Article VIII of the U.S. Plan permanently enjoins Entities who have held, hold, or may hold Claims, Interests, or Liens that have been discharged or released pursuant to the U.S. Plan or are subject to exculpation pursuant to the U.S. Plan from asserting such Claims, Interests, or Liens against each Debtor, the Reorganized Debtors, and the Released Parties.

Under applicable law, a debtor release of the Released Parties is appropriate where the releases are: (a) specific in language; (b) integral to the plan; (c) a condition of the settlement; and (d) given for consideration. Finally, an injunction under 105(a) is appropriate where it is necessary to the reorganization and is consistent with the Bankruptcy Code and does not alter any other provision. In addition, approval of the releases, exculpations, and injunctions for each of the Released Parties and each Exculpated Party as part of Confirmation of the U.S. Plan will be limited to the extent such releases, exculpations, and injunctions are permitted by applicable law.

The U.S. Debtors believe that the releases, exculpations, and injunctions set forth in the U.S. Plan are appropriate because, among other things, the releases are narrowly tailored to the U.S. Debtors’ restructuring proceedings, and the releases and discharges of Claims and Causes of Action described in the U.S. Plan, including releases by the U.S. Debtors and by holders of Claims, constitute good-faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the U.S. Plan. The U.S. Debtors believe that each of the discharge, release, indemnification and exculpation provisions set forth in the U.S. Plan (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (b) is an essential means of implementing the U.S. Plan, (c) is an integral and non-severable element of the transactions incorporated into the U.S. Plan, (d) confers a material benefit on, and is in the best interests of, the U.S. Debtors, their Estates and their Creditors, (e) is important to the overall objectives of the U.S. Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (f) is fair, equitable and reasonable and in exchange for good and valuable consideration and (g) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

In addition, the U.S. Debtors believe the Third-Party Release is consensual under the established case law in the United States Bankruptcy Court for the Southern District of Texas.

5.	Best Interests of Creditors — Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to Confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7 of the Bankruptcy Code.

To demonstrate compliance with the “best interests” test, the U.S. Debtors, with the assistance of their advisors, prepared the Liquidation Analysis, attached hereto as Exhibit 6, showing that the value of the distributions provided to Holders of Allowed Claims and Interests under the U.S. Plan would be the same or greater than under a hypothetical chapter 7 liquidation. Accordingly, the U.S. Debtors believe that the U.S. Plan is in the best interests of creditors.

6.	Feasibility/Financial Projections

Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation of a chapter 11 plan of reorganization is not likely to be followed by the liquidation of the reorganized debtor or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in the chapter 11 plan).

For purposes of determining whether the U.S. Plan meets this requirement, the U.S. Debtors have analyzed their ability to meet their obligations under the U.S. Plan. As part of this analysis, the Company has prepared certain unaudited pro forma financial statements with regard to the Reorganized Debtors, which projections and the assumptions upon which they are based are attached hereto as Exhibit 4.

Based on the Financial Projections, the U.S. Debtors believe the deleveraging contemplated by the U.S. Plan in conjunction with the provision of additional liquidity for the Reorganized Debtors meets the financial feasibility requirement. Moreover, the U.S. Debtors believe that sufficient funds will exist to make all payments required by the U.S. Plan. Accordingly, the U.S. Debtors believe that the U.S. Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

7.	Acceptance by Impaired Classes

The Bankruptcy Code requires that, except as described in the following section, each impaired class of claims or interests must accept a plan in order for it to be confirmed. A class that is not “impaired” under a plan is presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to the class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or the interest entitles the holder of the claim or interest; (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest; or (c) provides that, on the consummation date, the holder of such claim receives cash equal to the allowed amount of that claim or, with respect to any equity interest, the holder of such interest receives value equal to the greater of (i) any fixed liquidation preference to which the holder of such equity interest is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number of creditors actually voting cast their ballots in favor of acceptance. For a class of impaired interests to accept a plan, section 1126(d) of the Bankruptcy Code requires acceptance by interest holders that hold at least two-thirds in amount of the allowed interests of such class, counting only those interests that actually voted to accept or reject the plan. Thus, a class of interests will have voted to accept the plan only if two-thirds in amount actually voting cast their ballots in favor of acceptance.

8.	Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if not all impaired classes have accepted the plan; provided that the plan has been accepted by at least one impaired class of claims. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminately unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

If any Impaired Class of Claims or Interests rejects the U.S. Plan, including Classes of Claims or Interests deemed to reject the U.S. Plan (as is the case for U.S. Plan Class 9 Claims, U.S. Plan Class 13 Claims), the U.S. Debtors will request Confirmation of the U.S. Plan, as it may be modified from time to time, utilizing the “cramdown” provision under section 1129(b) of the Bankruptcy Code. The U.S. Debtors reserve the right to modify the U.S. Plan in accordance with Article X of the U.S. Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the U.S. Plan as to such U.S. Debtor.

The U.S. Debtors believe that the U.S. Plan and the treatment of all Classes of Claims and Interests under the U.S. Plan satisfy the requirements for cramdown.

a.	No Unfair Discrimination

The “unfair discrimination” test applies with respect to classes of claim or interests that are of equal priority but are receiving different treatment under a proposed plan. The test does not require that the treatment be the same or equivalent, but that the treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. Under certain circumstances, a proposed plan may treat two classes of unsecured creditors differently without unfairly discriminating against either class.

With respect to the unfair discrimination requirement, all Classes under the U.S. Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. Accordingly, the U.S. Debtors believe that the U.S. Plan meets the standard to demonstrate that the U.S. Plan does not unfairly discriminate and the U.S. Debtors will be prepared to meet their burden to establish that there is no unfair discrimination as part of Confirmation of the U.S. Plan.

b.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to each non-accepting class and as set forth below, the test sets different standards depending on the type of claims or interests in such class. The U.S. Debtors believe that the U.S. Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the U.S. Plan. There is no Class receiving more than a 100% recovery and no junior Class is receiving a distribution under the U.S. Plan until all senior Classes have received a 100% recovery or have agreed to receive a different treatment under the U.S. Plan.

(1)	Secured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (A) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (B) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a value, as of the effective date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the claimant’s liens.

(2)	Unsecured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (A) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date, equal to the allowed amount of such claim; or (B) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or junior interest, subject to certain exceptions.

(3)	Interests

The condition that a plan be “fair and equitable” to a non-accepting class of interests, includes the requirements that either: (A) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the effective date, equal to the greater of: (1) the allowed amount of any fixed liquidation preference to which such holder is entitled; (2) any fixed redemption price to which such holder is entitled; or (3) the value of such interest; or (B) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan on account of such junior interest.

9.	Valuation Of the Company

Ducera has prepared an independent valuation analysis, which is attached to this Comprehensive Disclosure Statement as Exhibit 5 (the “Valuation Analysis”). The Valuation Analysis should be considered in conjunction with the Risk Factors discussed in Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors,” and the Financial Projections. The Valuation Analysis is dated as of May 25, 2023, and is based on data and information as of that date. Holders of Claims should carefully review the information in Exhibit 5 in its entirety. The U.S. Debtors believe that the Valuation Analysis demonstrates that the U.S. Plan is “fair and equitable” to the non-accepting classes.

B.	The WHOA Plan

1.	The Dutch Sanction Hearing

The Dutch Sanction Hearing will take place at least 8 but at most 14 days after the request for such a hearing has been made (Article 383(6) Dutch Restructuring Law), unless such times are modified by the Dutch Court. At the Sanction Hearing, the Dutch Court will offer the opportunity to a number of parties to offer their view on the WHOA plan. Then the Dutch Court will verify whether the WHOA Plan and the procedures on voting on the WHOA Plan meet all the requirements in Article 384 of the Dutch Restructuring Law. The Dutch Court will verify whether all statutory requirements have been met, and if an objection to the WHOA Plan was launched, whether the objections are valid. Once the Dutch Sanctioning Hearing is finalized, the Dutch Court will issue its judgment (in principle) within 5 days in which it will sanction or reject the WHOA Plan.

Please take note that the Dutch Court may deviate from the abovementioned timelines

2.	Deadline to Object To Approval Of The Sanctioning Of The WHOA Plan

Prior to the Dutch Sanction Hearing, the opportunity is offered to the Holders of Claims (and if applicable restructuring expert (herstructureringsdeskundige) or observer (observator)) to submit a written statement with their view on the WHOA Plan until the day of the Dutch Sanction Hearing (section 383(8) of the Dutch Restructuring Law). Objections can be further elaborated on during the Dutch Sanction Hearing. If a party fails to submit a written statement, it may still express its views during the Dutch Sanction Hearing. If, however, a possible objection was known to a Holder of a Claim prior to the Dutch Sanction Hearing, but it was not communicated to the Netherlands Debtor, the right to object to the WHOA Plan on those grounds could be considered forfeited (section 383(9) of the Dutch Restructuring Law), which will be determined by the Dutch Court.

Please take note that the Dutch Court may deviate from the abovementioned timelines

3.	Requirements For Sanctioning Of The WHOA Plan

a.	Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions

Third party releases outside the scope of section 372 of the Dutch Restructuring Law (which only deals with the releases of non-debtor group companies under certain conditions) are common practice under Dutch insolvency law, but their binding effect on non-consenting creditors has not been finally ruled on by the Dutch Supreme Court (de Hoge Raad).

Additionally, section 372 of the Dutch Restructuring Law allows third party releases if the Netherlands Debtor is considered a group entity (as defined in section 2:24b of the Dutch Civil Code) within the group of the relevant non-debtor companies, and if (a) the creditors’ Claims serve to satisfy or secure the performance of the Netherlands Debtors’ obligations or obligations for which those legal entities are liable with or in addition to the Netherlands Debtor, (b) the relevant non-debtor group companies also meet the criterion for starting the Dutch Scheme Proceedings, (c) the relevant non-debtor party has consented to being a beneficiary of the Dutch Scheme Proceedings and (d) the Dutch Court would have had jurisdiction if that relevant non-debtor group companies itself offered a WHOA plan.

The fact that relevant non-debtor group companies are liable for the same debt as the Netherlands Debtor is sufficient for the Dutch Court to assume jurisdiction in relation to non-Dutch Scheme Parties under section 369(7)(b) and section 3(c) of the Dutch Civil Code (Wetboek van Burgerlijke Rechtsvordering). The Dutch Court also has jurisdiction as the Netherlands Debtor has its domicile in the Netherlands and, to the extent relevant, the claims relating to other (non-Dutch) Dutch Scheme Parties are so closely connected that it is expedient to hear and determine them together to avoid the risk of irreconcilable judgments resulting from separate proceedings. The WHOA Plan provides for such non-debtor group company releases pursuant to section 372 of the Dutch Restructuring Law in relation to the Dutch Scheme Parties. The Dutch Court will determine whether the WHOA Plan will satisfy the requirements as set out in Article 384 and 372(2)(b) of the Dutch Restructuring Law.

b.	Best Interests of Creditors — Liquidation Analysis

The “best interest of creditors” test under Dutch law requires that the Holders of Claims will receive more value if the WHOA Plan is executed than they would receive in a bankruptcy liquidation of the relevant debtor under the laws of its jurisdiction (section 384(3) Dutch Restructuring Law). As the Liquidation Analysis attached hereto as Exhibit 6 demonstrates, the value awarded to creditors under the WHOA Plan by the Company remaining a going concern is more than the liquidation value on an individual, creditor-by-creditor basis. The Dutch Court will only determine whether this condition is met if a Holder of a Claim objects to the sanctioning of the WHOA Plan based on section 384(3) of the Dutch Restructuring Law.

c.	Feasibility/Financial Projections

The Dutch Court will sanction the WHOA Plan if the implementation of the WHOA Plan is sufficiently guaranteed (section 384(2)(e) of the Dutch Restructuring Law), meaning that there must be sufficient certainty that the WHOA Plan can be implemented as presented to the Dutch Court. Whether sufficient assurance of proper performance exists is a question of fact that will be determined by the Dutch Court.

d.	Acceptance by Classes

Section 381(6) of the Dutch Restructuring Law prescribes that a class of claims has accepted the WHOA Plan if at least two-thirds of the total amount in value of claims that actually voted within that class has voted in favor of that plan.

e.	Confirmation Without Acceptance by All Classes.

The WHOA Plan may be sanctioned if not all Classes have accepted the WHOA Plan (Article 384(4) (b) Dutch Restructuring Law). If at least one of the Impaired Classes that would receive any value in case of a liquidation of the Netherlands Debtor has voted in favor of the WHOA Plan, a cross-class cram-down can occur to have the WHOA Plan sanctioned. In the case of a cross-class cram-down, dissenting creditors who are part of a dissenting class may object to the sanctioning of the WHOA Plan if the value of the Netherlands Debtor (and the Dutch Scheme Parties) is not distributed to the dissenting class in accordance with statutory and contractual priorities unless there is a reasonable ground for such deviation and the deviation does not disadvantage affected stakeholders (i.e., the “absolute priority rule” combined with a reasonableness exception). If the Dutch Court finds that there is a reasonable cause for awarding value to the lower ranking Impaired Class, the WHOA Plan may be sanctioned nonetheless if the higher priority Impaired Class are not harmed, as determined by the Dutch Court.

Additionally, dissenting creditors who are part of a dissenting Class may petition the Dutch Court to refuse to sanction the WHOA Plan if (a) those creditors have secured or priority claims as a result of a pledge or mortgage (as referred to in section 278, subsection 1, of Book 3 of the Dutch Civil Code (Burgerlijk Wetboek)) and such creditors (i) have provided financing to the Dutch Scheme Parties in the ordinary course of business, (ii) are offered shares or depositary receipts on account of such claims, and (iii) do not have the right to opt for consideration on account of their claim in a form other than equity (section 384(4) (d) of the Dutch Restructuring Law), or (b) for all other creditors than those referenced under (a), if they are not entitled under the WHOA Plan to elect to receive a cash payment equal to the amount they would be expected to receive in a bankruptcy liquidation of the Dutch Scheme Parties’ assets (section 384(4)(c) of the Dutch Restructuring Law).

(1)	No Unfair Discrimination

Under section 384(4)(a) of the Dutch Restructuring Law, value distributed to creditors under the WHOA Plan (the reorganisatiewaarde) must be divided fairly among the creditors of the Dutch Scheme Parties. The distribution is considered fair when the value is distributed in accordance with the contractual and statutory ranking (priority) of the relevant Claims. Thus, creditors with equal rights should be placed in the same Class (section 374(1) Dutch Restructuring Law) unless they are treated differently under the WHOA Plan, and equally ranking creditors (creditors of equal priority) should only be treated differently if there is reasonable cause to do so (section 384(4)(b) Dutch Restructuring Law).

As indicated in Section IV.B above, which summarizes the WHOA Plan, various specified Claims and Interests are left out of the WHOA Plan to realize the going concern value of the Company. Leaving such Claims and Interests unimpaired is required for the Company to continue operating in the ordinary course during the restructuring proceedings and to facilitate the Restructuring Transactions. Additionally, there is no unfair discrimination because the priority of Claims has been determined in accordance with the legal priorities and secured or unsecured status of each Claim. A chart summarizing the same is set forth above in Section II.C above.

(2)	Fair and Equitable Test

The WHOA Plan must distribute the value that is available to creditors as a result of and in accordance with the statutory and contractual ranking (priority) of the relevant Claims against the Dutch Scheme Parties. As part of this rule (section 384(4)(b) Dutch Restructuring Law), a class of holders of claims (or an individual holder of a claim) may not receive more than 100% of their or its allowed claims. This “no more than 100% rule” aims to prevent claimants from receiving more value of the Reorganized Netherlands Debtor and Dutch Scheme Parties’ value than they are entitled to on the basis of their claim amount and ranking (priority).

f.	Valuation Of the Company

The Liquidation Analysis attached as Exhibit 6 and the Valuation Analysis attached as Exhibit 5 shows that the WHOA Plan will award more value to each individual Holder of a Claim than it would have received in a liquidation of the Dutch Scheme Parties. Thus, the Netherlands Debtor believes that the WHOA Plan (a) is not to the detriment of Dissenting Creditors and (b) does not encroach on the rights of any dissenting classes in accordance with the best interest of creditors test. Thus, the Netherlands Debtor believes that the Valuation Analysis shows (a) the viability of the Dutch Scheme Parties after the implementation of the U.S. Plan and the WHOA Plan and, therefore, the necessity for implementing them and (b) the fair distribution of the Reorganized Company’s value (de reorganisatiewaarde) in accordance with section 384(4)(b) of the Dutch Restructuring Law.

VI. VOTING INSTRUCTIONS

A.	Overview

Holders of Claims entitled to vote should carefully read the below voting instructions.

B.	Solicitation Procedures

1.	Solicitation Agent

The Company has proposed to retain Kroll to act, among other things, as the Solicitation Agent in connection with the solicitation of votes to accept or reject the U.S. Plan and the WHOA Plan. The Solicitation Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the U.S. Plan and the WHOA Plan and will file the Voting Report as soon as practicable after the Voting Deadline and, in any event, with the Dutch Court within seven (7) days following the Voting Deadline in accordance with section 382(1) of the Dutch Restructuring Law.

2.	Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to Holders of Claims in the Voting Classes:

•	the Company’s cover letter in support of the U.S. Plan and WHOA Plan;

•	the appropriate Ballot and/or applicable voting instructions, together with a pre-addressed, postage prepaid return envelope; and

•	this Comprehensive Disclosure Statement and all exhibits hereto, including the U.S. Plan and WHOA Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

The Company will seek authorization from the Bankruptcy Court to allow Nominees to use (or ratify such use of) their customary methods for conveying the materials (or links to the materials) in the Solicitation Packages to their Beneficial Owner clients, including by e-mail, internal file-sharing websites, voter information form, or other accepted customary methods in addition to (or in lieu of) hard copy Solicitation Packages.

In the case of the First Lien Euro Notes, which are held and vote entirely through Euroclear and Clearstream on those depositories’ electronic platforms, the Company will seek authorization to provide voting instructions in lieu of any ballot.

3.	Voting Deadline

The period during which Ballots with respect to the U.S. Plan and the WHOA Plan will be accepted by the Company will terminate at 4:00 p.m. prevailing Central Time on June 28, 2023 for the Voting Classes unless the Company extends the date until which Ballots will be accepted. Except to the extent that the Company so determines or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Company in connection with the request for Confirmation of the U.S. Plan and the WHOA Plan (or any permitted modification thereof).

Subject to the consent rights of the Consenting Creditors on the terms set forth in the RSA, the Company may adjust the milestones as set forth in the RSA, which may impact the deadline for when Ballots will be accepted, including determining whether or not the requisite number of acceptances have been received, and will make a public announcement of such adjustment no later than the first Business Day next succeeding the previously announced Voting Deadline. The Company will give notice of any such extension in a manner deemed reasonable by the Company in its discretion. There can be no assurance that the Company will exercise its right to extend the Voting Deadline.

4.	Voting Under The WHOA Plan

The WHOA Plan can be sanctioned by the Dutch Court and thereby made binding on Holders of Claims if it is accepted by the Holders of at least two-thirds of the aggregate amount of the Claims that have actually voted in each Class that votes on the WHOA Plan and if the WHOA Plan otherwise satisfies the applicable requirements of section 384 of the Dutch Restructuring Law. If the requisite acceptances are not obtained and at least one Class that would receive a distribution in a case of a bankruptcy liquidation votes to accept the WHOA Plan, the Dutch Court may nonetheless sanction the WHOA Plan if the Dutch Court finds that the WHOA Plan satisfies the requirements of section 384 of the Dutch Restructuring Law. If the WHOA Plan is sanctioned by the Dutch Court it will be binding (algemeen verbindend) on Holders of Claims regardless of whether they vote or if they vote to accept or reject the WHOA Plan.

The Netherlands Debtor will:

•

within seven (7) days after the June 28, 2023 deadline for voting, prepare a voting report (stemverslag), and also indicate whether it will request the court to sanction the WHOA Plan in accordance with section 382(1) of the Dutch Restructuring Law; and

•

enable each Holder of a Claim subject to compromise under this WHOA Plan to review such voting report at the registry of the Dutch Court where such voting report will be available for inspection free of charge until the Dutch Court has entered the Dutch Sanction Order.

5.	Distribution of the Solicitation Package and Chapter 11 Plan Supplement

The Company caused the Solicitation Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes on May 30, 2023, which is 29 days before the Voting Deadline.

The Solicitation Package (except the Ballots) may also be obtained from the Solicitation Agent by (a) calling the Solicitation Agent at 646-440-4833 (International) or 833-701-9076 (Toll-Free U.S./Canada), (b) emailing the Solicitation Agent at DieboldNixdorfinfo@ra.kroll.com or (c) writing to the following address: Diebold Holding Company, LLC Ballot Processing Center c/o Kroll Restructuring Administration LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232. When the U.S. Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the U.S. Debtors’ restructuring website, https://cases.ra.kroll.com/DieboldNixdorf or for a fee at the Bankruptcy Court’s CM/ECF website https://ecf.txsb.uscourts.gov/.

The U.S. Debtors will file the Chapter 11 Plan Supplement in accordance with the terms of the U.S. Plan. As the Chapter 11 Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the U.S. Debtors’ restructuring website. The U.S. Debtors and the Netherlands Debtor will not serve paper or USB-flash drive copies of the Chapter 11 Plan Supplement. However, parties may obtain a copy of the Chapter 11 Plan Supplement at no cost from the Solicitation Agent by: (a) calling the Solicitation Agent at one of the telephone numbers set forth above or (b) visiting the U.S. Debtors’ restructuring website https://cases.ra.kroll.com/DieboldNixdorf.

C.	Voting Procedures

On May 26, 2023 (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the U.S. Plan and the WHOA Plan and receive the Solicitation Package in accordance with the Solicitation Procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Company’s solicitation and voting procedures shall apply to all of the Company’s creditors and other parties in interest.

In order for the Holder of a Claim in the Voting Classes to have such Holder’s Ballot counted as a vote to accept or reject the U.S. Plan and the WHOA Plan, such Holder’s Ballot must be properly completed, executed, and delivered by (a) using the enclosed prepaid, pre-addressed return envelope; (b) via first-class mail, overnight courier, or personal delivery to the Solicitation Agent at Diebold Holding Company, LLC Ballot Processing Center c/o Kroll Restructuring Administration LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232; (c) through the Solicitation Agent’s online ballot portal, which can be accessed through the “Submit E-Ballot” link on the Debtors’ restructuring website at https://cases.ra.kroll.com/DieboldNixdorf; (d) the return envelope addressed to your Nominee or via email to your Nominee, in accordance with the instructions provided by your Nominee, and, in any event, with sufficient time to permit your Nominee to deliver your vote(s) on a completed Master Ballot (which may be submitted via email at Dieboldnixdorfballots@ra.kroll.com.) so that it is actually received by the Solicitation Agent by the Voting Deadline.

The Company will seek authorization from the Bankruptcy Court to allow the Nominees to collect votes from their Beneficial Owner clients by telephone, e-mail, file-sharing websites, voter information form, or other acceptable customary methods used by Nominees to collect votes in lieu of paper Beneficial Ballots and to record such votes on a Master Ballot.

The Company is providing the Solicitation Package to the Voting Classes, which are Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, U.S. Plan 7 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims. If a Holder of a Claim in a Voting Class transfers all of such Claim to one or more parties on or after the Voting Record Date and before the Holder has cast its vote on the U.S. Plan and the WHOA Plan, such Holder of a Claim is automatically deemed to have provided a voting proxy to the purchaser(s) of the Holder’s Claim and such purchaser(s) shall be deemed to be the Holder(s) thereof as of the Voting Record Date for purposes of voting on the U.S. Plan and the WHOA Plan, provided that the transfer complies with the applicable requirements under the RSA, if applicable.

ANY BALLOT RECEIVED BY THE SOLICITATION AGENT AFTER THE VOTING DEADLINE WILL NOT BE COUNTED UNLESS THE U.S. DEBTORS OR THE DUTCH SCHEME PARTIES DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT OR DUTCH COURT, AS APPLICABLE.

THE FOLLOWING BALLOTS SHALL NOT BE COUNTED IN DETERMINING THE ACCEPTANCE OR REJECTION OF THE U.S. PLAN AND THE WHOA PLAN: (A) ANY BALLOT THAT IS ILLEGIBLE OR CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE HOLDER OF THE CLAIM; (B) ANY BALLOT NOT ACTUALLY RECEIVED BY THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE, UNLESS THE U.S. DEBTORS OR THE DUTCH SCHEME PARTIES DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT AND/OR DUTCH COURT; (C) ANY UNSIGNED BALLOT; (D) ANY BALLOT THAT DOES NOT CONTAIN AN ORIGINAL SIGNATURE; (E) ANY BALLOT THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE U.S. PLAN AND/OR THE WHOA PLAN; (F) ANY BALLOT NOT MARKED TO EITHER ACCEPT OR REJECT THE U.S. PLAN AND/OR THE WHOA PLAN, OR MARKED TO BOTH ACCEPT AND REJECT THE U.S. PLAN AND/OR THE WHOA PLAN; AND (G) ANY BALLOT SUPERSEDED BY A LATER, TIMELY SUBMITTED VALID BALLOT. FOR THE AVOIDANCE OF DOUBT, BALLOTS SUBMITTED THROUGH THE E-BALLOTING PORTAL WILL BE DEEMED TO CONTAIN AN ORIGINAL SIGNATURE.

EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN. NO SPLIT VOTES WILL BE PERMITTED. IF YOU DELIVER MULTIPLE BALLOTS TO THE SOLICITATION AGENT, ON ACCOUNT OF THE SAME CLAIMS, THE LAST PROPERLY EXECUTED BALLOT TIMELY RECEIVED WILL SUPERSEDE AND REVOKE ANY EARLIER RECEIVED BALLOT.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOWS THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT.

D.	Voting Tabulation

A Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim. Only Holders of Claims in the Voting Classes shall be entitled to vote with regard to such Claims.

Any Ballot received by the Solicitation Agent after the Voting Deadline will not be counted unless the U.S. Debtors or the Dutch Scheme Parties determine otherwise or as permitted by the Bankruptcy Court or Dutch Court, as applicable. Except as otherwise provided herein, delivery will be deemed made only when the Solicitation Agent actually timely receives the properly executed Ballot. In all cases, Holders should allow sufficient time to assure timely delivery. No Ballot should be sent to the U.S. Debtors, the Dutch Scheme Parties or their respective financial or legal advisors. The method of delivery of this Ballot to the Solicitation Agent is at your election and risk.

The Bankruptcy Code may require the U.S. Debtors to disseminate additional solicitation materials if the Company makes material changes to the terms of the U.S. Plan or the WHOA Plan or if the Company waives a material condition to Confirmation of the U.S. Plan or the sanctioning of the WHOA Plan. Likewise, the Dutch Court may require the Netherlands Debtor to disseminate additional solicitation materials if the Company makes material changes to the terms of the U.S. Plan or the WHOA Plan or if the Company waives a material condition to Confirmation of the U.S. Plan or sanctioning of the WHOA Plan. In either of these events, the solicitation will be extended to the extent directed by the Bankruptcy Court and/or Dutch Court.

To the extent there are multiple Claims within Voting Classes held by a particular Holder, the U.S. Debtors and the Netherlands Debtor may, in their discretion, and to the extent possible, aggregate the Claims of any particular Holder within a Voting Class for the purpose of counting votes.

In the event a designation of lack of good-faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the U.S. Plan and the WHOA Plan cast with respect to that Claim will be counted for purposes of determining whether the U.S. Plan and the WHOA Plan has been accepted and/or rejected.

The following Ballots will not be counted in determining the acceptance or rejection of the U.S. Plan and the WHOA Plan:

a)	any ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim;

b)

any ballot not actually received by the Solicitation Agent before the Voting Deadline, unless the U.S. Debtors or the Dutch Scheme Parties determine otherwise or as permitted by the Bankruptcy Court and/or Dutch Court;

c)	any unsigned ballot;

d)	any ballot that does not contain an original signature;

e)	any ballot that partially rejects and partially accepts the U.S. Plan and/or the WHOA Plan;

f)	any ballot not marked to either accept or reject the U.S. Plan and/or the WHOA Plan, or marked to both accept and reject the U.S. Plan and/or the WHOA Plan; and

g)	any ballot superseded by a later, timely submitted valid ballot.

As soon as practicable after the Voting Deadline, the Solicitation Agent will file (or cause to be filed) the Voting Report with the Bankruptcy Court and Dutch Court, and in any event with the Dutch Court within seven (7) days following the Voting Deadline in accordance with section 382(1) of the Dutch Restructuring Law. The Voting Report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity (each an “Irregular Ballot”), including those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged. The Solicitation Agent will attempt to reconcile the amount of any Claim reported on a Ballot with the Company’s records or the records of the applicable securities depository, but in the event such amount cannot be timely reconciled without undue effort on the part of the Solicitation Agent, the amount shown in the Company’s records or the records of the applicable securities depository shall govern. The Voting Report also shall indicate the Company’s intentions with regard to such Irregular Ballots. Neither the Company nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

VII. RISK FACTORS

BEFORE TAKING ANY ACTION WITH RESPECT TO THE U.S. PLAN AND THE WHOA PLAN, HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS COMPREHENSIVE DISCLOSURE STATEMENT, THE U.S. PLAN, THE WHOA PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS COMPREHENSIVE DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES AND DOCUMENTS FILED WITH THE DUTCH COURT IN THE DUTCH SCHEME PROCEEDINGS. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE COMPANY’S BUSINESSES OR THE RESTRUCTURING AND CONSUMMATION OF THE U.S. PLAN AND THE WHOA PLAN. EACH OF THE RISK FACTORS DISCUSSED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS, THE REORGANIZED DEBTORS, THE DUTCH SCHEME PARTIES AND THE REORGANIZED DUTCH SCHEME PARTIES, AS APPLICABLE, AND AS CONTEXT REQUIRES.

A.	Risks Related To The Restructuring

1.	The Company Will Consider All Available Restructuring Alternatives If the Restructuring Transactions Are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims.

Subject to the terms of the RSA, if the Restructuring Transactions are not consummated, the Company may consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, commencing section 363 sales of the Company’s assets and any other transaction that would maximize the value of the estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims under the Bankruptcy Code or Dutch Restructuring Law than the terms of the U.S. Plan and the WHOA Plan as described in this Comprehensive Disclosure Statement. Any material delay in the Confirmation of the U.S. Plan and sanctioning of the WHOA Plan, the prosecution of the Chapter 11 Cases and the Dutch Scheme Proceedings, or the threat of rejection of the U.S. Plan and the WHOA Plan by the Bankruptcy Court or Dutch Court, would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Company. For example, it would adversely affect (a) the Company’s ability to raise additional capital, (b) the Company’s liquidity, (c) how the Company’s business is viewed by investors, lenders and credit ratings agencies, (d) the Company’s enterprise value, and (e) the Company’s business relationships.

2.	Even If the Restructuring Transactions Are Successful, the Company Will Continue to Face Risks

The Restructuring Transactions are generally designed to reduce the Company’s overall debt burden, materially improve liquidity and provide the Company greater flexibility. Even if the Restructuring Transactions are implemented, however, the Company will continue to face a number of risks, including certain risks that are beyond its control, such as changes in economic conditions, the potential resurgence of COVID-19 and its direct and indirect effects on the global economy, changes in the industry and changes in commodity prices. As a result of these risks, there is no guarantee that the Restructuring Transactions will achieve the Company’s stated goals.

3.	Risks Related to the Exit Facility and the New Common Stock

The following are some of the risks that apply to Holders of Claims or other parties who become Holders of loans under the Exit Facility or the New Common Stock pursuant to the U.S. Plan and the WHOA Plan. There are additional risk factors related to the Exit Facility and New Common Stock that Holders of Claims should consider before deciding to vote to accept or reject the U.S. Plan and the WHOA Plan.

a.	The Consideration Under the U.S. Plan and the WHOA Plan Do Not Reflect any Independent Valuation of Claims against or Interests in the Company

The Company has not obtained or requested an opinion from any bank or other firm as to the fairness of the consideration under the U.S. Plan and the WHOA Plan.

b.	The Terms of the Exit Facility Documents and the New Common Stock Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court and Dutch Court

The terms of the Exit Facility Documents and the New Common Stock are subject to change based on negotiations between the Company and the Required Consenting Creditors. Holders of Claims that are not the Required Consenting Creditors will not participate in these negotiations and the results of such negotiations may alter the terms of the Exit Facility Documents or the New Common Stock in a material manner. As a result, the final terms of the Exit Facility Documents or the New Common Stock may be less favorable to Holders of certain Claims (provided that such final terms would be consistent with the U.S. Plan and the WHOA Plan and the requirements of the Bankruptcy Code and the Dutch Restructuring Law).

c.	Certain Significant Holders of New Interests May Have Substantial Influence over the Reorganized Debtors Following the Effective Date

Assuming that the Effective Date occurs, holders of Allowed Claims who receive distributions representing a substantial percentage of the outstanding shares of the New Common Stock may be in a position to influence matters requiring approval by the holders of shares of new common shares, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors.

d.	Holders of the New Common Stock May Experience Dilution of Their Ownership Interests

Holders of the New Common Stock will be subject to dilution of their ownership interests in connection with any equity that may be issued post-emergence, including through the Backstop Premium, Upfront Premium, Additional Premium, Participation Premium, the New Management Incentive Plan and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities post-emergence.

e.

The Exit Credit Facility Will Be Secured Only to the Extent of the Value of the Assets Granted as Security for the Exit Credit Facility. The Fair Market Value of the Reorganized Debtors Upon Any Foreclosure May Not Be Sufficient to Repay the Holders of such in Full

The Exit Facility Loans will be secured by a first-priority lien on substantially all of the assets of the borrower and the guarantors, subject to customary exceptions (the “Exit Facility Collateral”). The fair market value of the Exit Facility Collateral may not be sufficient to repay the Exit Facility Loans and all of the Holders of other debt holding a security interest in the Exit Facility Collateral, if any, upon any foreclosure. The fair market value of the Exit Facility Collateral is subject to fluctuations based on factors that include, among other things, a decline in revenue in the Company’s businesses. The amount to be received by creditors upon a sale of any Exit Facility Collateral would be dependent on numerous factors, including the value obtainable by selling the Exit Facility Collateral at the time, general market and economic conditions, and the timing and the manner of sale.

In the event that a subsequent bankruptcy or similar proceeding is commenced by or against the Reorganized Debtors, Holders of the Exit Credit Facility may be deemed to have an unsecured claim if the Exit Loans exceed the value of the Exit Facility Collateral. Upon a finding by a bankruptcy court that the lenders under the Exit Credit Facility are undersecured, the claims in the bankruptcy proceeding with respect to such debt instruments, absent an election by the holders of the obligations under the Exit Credit Facility pursuant to section 1111(b) of the Bankruptcy Code, would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Exit Facility Collateral. Additionally, some or all accrued but unpaid interest may be disallowed in any bankruptcy proceeding.

The security interests granted in favor of the administrative agent and the collateral agent under the Exit Facility Documents (the “Exit Facility Agent”) are subject to practical problems generally associated with the realization of security interests in collateral. For example, the Exit Facility Agent may need to obtain the consent of a third-party to obtain or enforce a security interest in a contract, and the Company cannot assure holders of the Exit Facility Loans that the Exit Facility Agent will be able to obtain any such consent. The consents of any third parties may not be given when required to facilitate a foreclosure on any particular assets. Accordingly, the Exit Facility Agent may not have the ability to foreclose upon such assets, and the value of the Exit Facility Collateral may significantly decrease.

The Reorganized Debtors’ ability to make scheduled payments on their debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to maintain a level of cash flow sufficient to permit them to pay the principal, premium, if any, and interest on their debt, including the Exit Facility Loans.

If cash flows and capital resources are insufficient to fund the Reorganized Debtors’ debt obligations, they could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt, including the Exit Credit Facility. These alternative measures may not be successful, may not be completed on economically attractive terms, or may not be adequate to satisfy their debt obligations when due.

Further, if the Reorganized Debtors suffer or appear to suffer from a lack of available liquidity, the evaluation of their creditworthiness by counterparties and rating agencies and the willingness of third parties to do business with them could be adversely affected.

4.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Company’s Ability to Access the Capital Markets in the Future

The Company’s or the Reorganized Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Company or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future.

5.	Risks Related to Confirmation and Consummation of the U.S. Plan and Sanctioning and Consummation of the WHOA Plan.

a.	The Restructuring Support Agreement May Be Terminated

To the extent that events giving rise to termination of the RSA occur, the RSA may terminate prior to the Confirmation or Consummation of the U.S. Plan and the sanctioning of the WHOA Plan, which could result in the loss of support for the U.S. Plan and the WHOA Plan by important creditor constituencies and could result in the loss of use of cash collateral by the Company under certain circumstances. Any such loss of support could adversely affect the Company’s ability to confirm and consummate the U.S. Plan and the WHOA Plan.

b.	The Conditions Precedent for the DIP Facility to Convert to an Exit Facility Commitments May Not Occur

The conditions precedent for the DIP Facility to convert to an Exit Facility may not occur and, to the extent that events giving rise to termination of the Exit Facility commitments occur, the Exit Facility commitments may terminate prior to Confirmation or Consummation of the U.S. Plan and the WHOA Plan, which could adversely affect the Company’s ability to obtain Confirmation of the U.S. Plan and Sanctioning of the WHOA Plan.

c.	Conditions Precedent to the Effective Date of the U.S. Plan and the WHOA Plan May Not Occur

As more fully set forth in Article IX of the U.S. Plan and Article V.A of the WHOA Plan, the occurrence of the Effective Date are each subject to a number of conditions precedent. If each condition precedent to the Effective Date under each of the U.S. Plan and the WHOA Plan is not met or waived, the Effective Date will not take place. In the event that the U.S. Plan is not confirmed or is not consummated, the Company may seek Confirmation of a new plan or plans. In the event that the WHOA Plan is not sanctioned, the Company may develop a new plan or plans for sanctioning. Pursuit of new plans would be subject to limitations in the DIP Orders and may require consents or concessions from some or all of the Consenting Creditors. The Company can provide no assurances that such consents or concessions would be obtained. If the Company does not secure sufficient working capital to continue its operations or if the new plans are not confirmed or sanctioned, as applicable, however, the Company may be forced to liquidate its assets.

d.	The U.S. Debtors and Netherlands Debtor May Not Be Able to Satisfy Vote Requirements

Pursuant to section 1126(c) of the Bankruptcy Code, section 1129(a)(7)(A)(i) of the Bankruptcy Code will be satisfied with respect to U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims and U.S. Plan 7 Claims if Holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in each such Classes that vote on the U.S. Plan cast votes to accept the U.S. Plan. There is no guarantee that the U.S. Debtors will receive the necessary acceptances from Holders of Claims in the Voting Classes.

Pursuant to Article 381(7) the Dutch Restructuring Law, voting requirements will be satisfied with respect to a WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims if Holders of at least two-thirds in amount of the Allowed Claims in such Classes that vote on the WHOA Plan cast votes to accept the WHOA Plan. At least one Class that would receive any value in a bankruptcy liquidation scenario needs to vote in favor of the WHOA Plan if such plan is to be confirmed by the Dutch Court (Article 383(1) Dutch Restructuring Law). There is no guarantee that the Netherlands Debtor will receive the necessary acceptances from Holders of Claims in the aforementioned classes.

e.	The U.S. Debtors or Netherlands Debtor May Not Be Able to Secure Confirmation or Sanctioning, as Applicable

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that: (a) the plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes; (b) the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of Claims within a particular Class under the plan will not be less than the value of distributions such Holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

Article 384 of the Dutch Restructuring Law sets out the grounds on which the Dutch Court can reject sanctioning of the WHOA Plan. There are two types of requirements: (a) statutory requirements that the Dutch Court will test on its own accord and (b) requirements that are tested if a creditor from a dissenting Class states that it wishes the WHOA Plan to be rejected and provides grounds to do so.

The statutory requirements the Dutch Court considers pursuant to section 384(2) of the Dutch Restructuring Law are:

a)	the Netherlands Debtor and each of the Dutch Scheme Parties must meet the requirements to open the Dutch Scheme Proceedings;

b)	the terms for informing Holders of Claims of the WHOA Plan and the ability to vote on it must have been followed;

c)	the procedural requirements for the voting process must have been followed;

d)	the Claims of Holders of Claims as reflected in the WHOA Plan must be in the correct amount;

e)	the fulfillment of the WHOA Plan (feasibility) must be sufficiently guaranteed;

f)	the WHOA Plan must not provide for unnecessary new financing and/or transactions (unless this does not harm the interests of Holders of Claims);

g)

the WHOA Plan must not be developed by fraud (bedrog), by favoring one or more Holders of Claims (begunstiging) or entitling certain Holders of Claims to vote or by other unfair means (andere oneerlijke middelen);

h)	whether the fees of the Dutch Court were paid or security was obtained; and

i)	there exist no other grounds for refusing the sanctioning of the WHOA Plan.

Dissenting Holders of Claims from a dissenting Class (a Class that has voted to reject the WHOA Plan) can invoke the following grounds for asking the Dutch Court to not sanction the WHOA Plan pursuant to section 384(4) of the Dutch Restructuring Law: (i) trade creditors do not receive a distribution of at least 20% of their Claim(s); (ii) value is awarded to a lower priority Class whilst a higher priority Class did not vote in favor of the WHOA Plan; (iii) the rights of a Holder of an Allowed Secured Claim are amended and offered stock or other interests whilst not being awarded the opportunity to choose for another form of distribution; or (iv) the rights of a Holder of any other type of Claim are amended whilst not being awarded the opportunity to choose for payment in cash to an amount equal to the distribution they would receive in case of a bankruptcy liquidation of the relevant Dutch Scheme Parties.

Finally, pursuant to section 384(3) of the Dutch Restructuring Law, dissenting Holders of Claims, regardless of whether they are included in a dissenting Class, may petition the Dutch Court to deny sanctioning of the WHOA Plan if they do not receive a distribution under the WHOA Plan that is at least equal in value to the distribution which they would have received in case of a bankruptcy liquidation

There can be no assurance that the requisite acceptances to confirm the U.S. Plan and sanction the WHOA Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court or the Dutch Court will confirm or sanction the U.S. Plan and the WHOA Plan, respectively. A dissenting Holder of an Allowed Claim might challenge either the adequacy of this Comprehensive Disclosure Statement or whether the voting results satisfy the requirements of the Bankruptcy Code, Bankruptcy Rules or the Dutch Restructuring Law. Even if the Bankruptcy Court determines that this Comprehensive Disclosure Statement and the voting results are appropriate, the Bankruptcy Court can decline to confirm the U.S. Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirements described above. Similarly, even if the Dutch Court determines the voting results are appropriate, the Dutch Court can decline to sanction the WHOA Plan if it finds that any of the statutory requirements for sanctioning have not been met.

If the U.S. Plan and the WHOA Plan are not confirmed or sanctioned, as applicable, it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests, as applicable.

Subject to the limitations contained in the U.S. Plan and the consent rights of the Consenting Creditors on the terms set forth in the RSA, the Company reserves the right to modify the U.S. Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified U.S. Plan. Any modifications could result in a less favorable treatment of any Class than the treatment currently provided in the U.S. Plan, such as a distribution of property to the Class affected by the modification of a lesser value than currently provided in the U.S. Plan.

f.	The WHOA Plan May Need to be Resolicited

The Dutch Restructuring Law in principle may not permit modifications to the WHOA Plan once submitted to the Holders of Claims for a vote. Accordingly, any modifications to the WHOA Plan may require the Netherlands Debtor to resolicit the WHOA Plan in accordance with Dutch Restructuring Law.

g.	Parties in Interest May Object to the U.S. Plan’s and the WHOA Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The U.S. Debtors believe that the classification of the Claims and Interests under the U.S. Plan complies with the requirements set forth in the Bankruptcy Code because the U.S. Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Under section 374 of the Dutch Restructuring Law, a plan must place a claim or an equity interest in a different class if the rights those creditors would have in case of a liquidation of the assets of the Dutch Scheme Parties are so different that their position is not comparable. In any case, creditors who have a different rank (priority) in accordance with Title 10 of Book 3 of the Dutch Civil Code or another law or a regulation based thereon or an agreement with respect to the recovery of the debtor’s assets, should be assigned to different classes.

Secured creditors will only be classified in one or more classes to the extent of the value of such security, unless this does not change the distribution of the value under the WHOA Plan. For the remaining part of an under-secured claim, such creditors are classified in a class of unsecured creditors. The determination of the secured portion of a secured creditor’s claim is based on the value that would have been expected to be obtained in a bankruptcy liquidation scenario.

h.	Parties in Interest May Object to the Releases Contained in the U.S. Plan and the WHOA Plan

Confirmation is also subject to the Bankruptcy Court’s approval of the settlement, release, injunction, and related provisions described in Article VIII of the U.S. Plan. Certain parties in interest may assert that the U.S. Debtors cannot demonstrate that they meet the standards for approval of releases, exculpations, and injunctions established by the United States Court of Appeals for the Fifth Circuit.

The settlement, release, injunction and related provisions described in Article IV of the WHOA Plan are commonly approved in connection with Dutch schemes; however, certain parties in interest may object to these provisions or the Dutch Court may not approve such provisions.

i.	The U.S. Debtors and Netherlands Debtor May Not Be Able to Pursue Nonconsensual Confirmation Over Certain Impaired Non-Accepting Classes

Generally, a bankruptcy court or Dutch court, as applicable, may confirm a plan under the Bankruptcy Code’s or sanction a plan under the Dutch Restructuring Law’s “cramdown” provisions over the objection of an impaired non-accepting class of claims or interests if at least one impaired class of claims has accepted the plan (with acceptance being determined without including the vote of any “insider” in that accepting class under the Bankruptcy Code), and, as to each impaired class that has not accepted the plan, the relevant court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the rejecting impaired classes.

As to at least one of the Voting Classes, the U.S. Debtors and Netherlands Debtor, as applicable, believe they have secured or will secure support from the Holders of Claims in excess of the requisite two-thirds in amount—the amounts required for an accepting Class of Claims pursuant to section 1126(c) of the Bankruptcy Code and Article 381(7) of the Dutch Restructuring Law. However, there is no guarantee that the Consenting Creditors will vote their Claims in favor of the U.S. Plan and the WHOA Plan and no guarantee that Holders in excess of the requisite one-half in number will vote in favor of the U.S. Plan. There can be no assurances that the U.S. Debtors will confirm a chapter 11 plan or that the Netherlands Debtor will obtain sanctioning of a scheme and, thus, both emerge as a reorganized company. In that event, and it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests. In addition, the pursuit of any other alternative restructuring proposal may result in, among other things, increased expenses relating to Professional Fee Claims.

Finally, to the extent that a Voting Class votes to reject the U.S. Plan and the WHOA Plan, the U.S. Debtors and Netherlands Debtor will not be able to seek to “cramdown” such Voting Class under section 1129(b) of the Bankruptcy Code or Article 384(4) (b) Dutch Restructuring Law, as applicable, if there is no other impaired Class of Claims entitled to vote under the either plan that has accepted the plan.

j.	The Company May Object to the Amount or Classification of a Claim or Interest

Except as otherwise provided in the U.S. Plan and the WHOA Plan, the Company reserves the right to object to the amount or classification of any Claim or Interest under the U.S. Plan and the WHOA Plan. The estimates set forth in this Comprehensive Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim or Interest is subject to an objection or dispute. Any Holder of a Claim or Interest that is subject to an objection or dispute may not receive its expected share of the estimated distributions described in this Comprehensive Disclosure Statement.

k.	The Effective Date May Not Occur

Although the Company believes that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

B.	Risks Related To Recoveries Under The U.S. Plan And The WHOA Plan

1.	The Company’s Historical Financial Information May Not Be Comparable to the Financial Information of the Reorganized Debtors

As a result of Consummation and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Company’s historical financial statements.

2.	The Company May Not Be Able to Achieve its Projected Financial Results or Meet Their Post-Restructuring Debt Obligations

The Financial Projections represent management’s best estimate of the future financial performance of the Company or the Reorganized Debtors, as applicable, based on currently known facts and assumptions about future operations of the Company or the Reorganized Debtors, as applicable, as well as the U.S. and world economy in general and the relevant industry in which the Company operates. There is no guarantee that the Financial Projections will be realized, and actual financial results may differ significantly from the Financial Projections. To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs, all of which may negatively affect the value of the Exit Facility Loans, and the New Common Stock. Further, a failure of the Reorganized Debtors to meet their projected financial results could lead to cash flow and working capital constraints, which may require the Company to seek additional working capital. The Reorganized Debtors may be unable to obtain such working capital when required, or may only be able to obtain such capital on unreasonable or cost prohibitive terms. For example, the Reorganized Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Reorganized Debtors, and also have a negative effect on the value of the Exit Facility Loans, and the New Common Stock.

3.	Estimated Valuations of the Company, the New Common Stock, and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values

The Company’s estimated recoveries to Holders of Allowed Claims and Allowed Interests are not intended to represent the market value of the Company’s Securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Company), including: (a) the successful reorganization of the Company; (b) an assumed date for the occurrence of the Effective Date; (c) the Company’s ability to achieve the operating and financial results included in the Financial Projections; (d) the Company’s ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

4.	Certain Tax Implications of the U.S. Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors

Holders of Allowed Claims should carefully review Section IX of this Comprehensive Disclosure Statement, entitled “Certain U.S. Federal Tax Consequences of the U.S. Plan,” to determine how the tax implications of the U.S. Plan and the Chapter 11 Cases may adversely affect the U.S. Debtors.

C.	Risks Related To The Offer And Issuance Of Securities Under The U.S. Plan

1.	There Is No Established Market for the New Common

The New Common Stock will be new issuances of securities, and there is no established trading market for those securities. The Company will use its commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange (the “NYSE”) as soon as practicable following the Effective Date. However, the Company cannot predict whether the NYSE will approve the New Common Stock for listing or when any such listing will occur. There can be no assurance that the New Common Stock will be listed on the NYSE or any other national exchange or interdealer quotation system or that Reorganized DNI will continue to meet the requirements for listing once a listing has been approved. Accordingly, you may not be able to sell your New Common Stock at a particular time or at favorable prices. As a result, the U.S. Debtors cannot assure you as to the liquidity of any trading market for the New Common Stock. Accordingly, you may be required to bear the financial risk of your ownership of the New Common Stock indefinitely. If a trading market were to develop, future trading prices of the New Common Stock may be volatile and will depend on many factors, including: (a) the Debtors’ operating performance and financial condition; (b) the interest of securities dealers in making a market for them; and (c) the market for similar securities.

D.	Risk Factors Related To The Business Operations Of The Company And Reorganized Debtors

1.	The Company May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Company’s ability to make scheduled payments on or refinance its debt obligations depends on the Company’s financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Company’s control. The Company may be unable to maintain a level of cash flow from operating activities sufficient to permit the Company to pay the principal, premium, if any, and interest on its indebtedness, including potential borrowings under the Exit Facility upon emergence.

2.

The U.S. Debtors and Netherlands Debtor Will File Voluntary Petitions for Relief Under Chapter 11 of the Bankruptcy Code and WHOA, respectively, and Will Be Subject to the Risks and Uncertainties Associated With Any Court-Supervised Restructuring

For the duration of the Chapter 11 Cases and the Dutch Scheme Proceedings, the U.S. Debtors’ and Netherlands Debtor’s operations and the U.S. Debtors’ and Netherlands Debtor’s ability to execute their business strategy will be subject to the risks and uncertainties associated with a court-supervised restructuring. These risks include, among other things:

•	the U.S. Debtors’ and Netherlands Debtor’s ability to obtain approval of the Bankruptcy Court or Dutch Court, respectively, with respect to pleadings and motion papers filed;

•

the U.S. Debtors’ ability to obtain creditor and Bankruptcy Court approval for, and then to Consummate, the U.S. Plan and the Netherlands Debtor to obtain sanctioning of the WHOA Plan and the Company to emerge from bankruptcy;

•	the occurrence of any event, change, or other circumstance that could give rise to the termination of the RSA;

•	the Company’s ability to obtain and maintain normal trade terms with service providers and maintain contracts that are critical to its operations;

•	the Company’s ability to attract, motivate, and retain key employees; and

•	the Company’s ability to fund and execute its business plan.

The U.S. Debtors will also be subject to risks and uncertainties with respect to the actions and decisions of creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the U.S. Plan and WHOA Plan.

These risks and uncertainties could affect the Company’s businesses and operations in various ways. For example, negative events or publicity associated with the Chapter 11 Cases or Dutch Scheme Proceedings could adversely affect the Company’s relationships with its suppliers and employees, which, in turn, could adversely affect the Company’s operations and financial condition. Also, pursuant to the Bankruptcy Code, the U.S. Debtors need Bankruptcy Court approval for transactions outside the ordinary course of business, which may limit their ability to timely respond to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the court-supervised restructurings, the Company cannot predict or quantify the ultimate effect that events occurring during the Chapter 11 Cases or the Dutch Scheme Proceedings will have on its businesses, financial condition, and results of operations.

As a result of the Chapter 11 Cases, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors in possession, and subject to approval of the Bankruptcy Court, or otherwise as permitted in the normal course of business or Bankruptcy Court order, the U.S. Debtors may sell or otherwise dispose of assets and liquidate or settle liabilities. Further, the U.S. Plan and the WHOA Plan could materially change the amounts and classifications of assets and liabilities reported in the historical consolidated financial statements. The historical consolidated financial statements do not include any adjustments to the reported amounts of assets or liabilities that might be necessary as a result of Confirmation.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Company’s Businesses

The Company’s future results will be dependent upon the successful Confirmation (or sanctioning, as applicable) and implementation of the U.S. Plan and the WHOA Plan or alternative restructuring transaction. A long period in chapter 11 could have a material adverse effect on the Company’s businesses, financial condition, results of operations, and liquidity. For example, senior management will be required to spend a significant amount of resources on the Company’s reorganization efforts instead of exclusively on operations if the cases continue for a prolonged period. In addition, the longer the chapter 11 cases, the more likely it is that suppliers will lose confidence in the Company’s ability to reorganize successfully and will seek to establish alternative commercial relationships. Moreover, a longer case means that the Company will be required to incur additional professional and administrative fees and expenses, which could require additional debtor-in-possession financing to fund those costs as well as operations. If the Company is unable to obtain such financing on favorable terms or at all, the chances of successfully reorganizing may be seriously jeopardized, the likelihood that the Company will need to liquidate may be enhanced. This could impair creditor recoveries significantly. Ultimately, the Company cannot predict the outcome of its restructuring process but believes that its proposed path forward is the most efficient way to reorganize its business.

4.	The Company May Not Be Able to Achieve its Projected Financial Results

The Financial Projections set forth in this Comprehensive Disclosure Statement represent the best estimate of the future financial performances of the Company based on currently known facts and assumptions about future operations as well as the United States and world economies in general. The actual financial results may differ significantly from the projections. If the Company does not achieve its projected financial results, then the value of the Company’s debt or equity issued pursuant to the U.S. Plan and the WHOA Plan may experience a decline, and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. There are numerous factors and assumptions inherent in determining the Debtors financial results, many of which are beyond the Company’s control, including the following:

•	future capital expenditures (or funding thereof) and working capital;

•	global supply chain challenges, including to the extent affected by the COVID-19 pandemic and the recovery therefrom;

•	volatility and declines in raw materials, including to the extent affected by the COVID- 19 pandemic and the recovery therefrom;

•	geopolitical events affecting raw materials;

•	the Company’s inability to retain and attract key personnel and the ongoing impact of COVID-19 on the health of key personnel;

•	risks related to the roll out of any new services and products;

•	risks related to the geographic concentration of the Company’s assets;

•	the extent to which the Company is able to continue to reduce general and administrative expenses;

•	risks related to cybersecurity incidents or vulnerabilities that could disrupt the Company’s internal operations or services;

•	competition;

•	outcome, effects or timing of current or future legal proceedings;

•	the Company’s ability to make acquisitions and to integrate acquisitions;

•	effectiveness and extent of the Company’s risk management activities;

•	integration of existing and new technologies into operations;

•	the effects of government regulation and permitting and other legal requirements; and

•	the impact of legislative, tax and regulatory initiatives.

5.	Potential for the Loss of Key Members of the Executive Management Team and Employee and Labor Risks

If the Company were to lose key members of its senior management team on account of the court-supervised restructurings or otherwise, the Company’s business, financial condition, liquidity, and results of operations could be adversely affected. Further, the success of the Company’s business depends, in part, on its ability to attract and retain experienced professional personnel. The loss of any key executives or other key personnel could have a material adverse effect on its operations. The Company or Reorganized Debtors may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or are terminated, or their service is otherwise interrupted, the Company may not be able to replace them in a timely manner and the Company could experience significant declines in productivity.

E.	Miscellaneous Risk Factors And Disclaimers

1.	The Financial Information Is Based on the Company’s Books and Records and, Unless Otherwise Stated, No Audit Was Performed

In preparing this Comprehensive Disclosure Statement, the Company relied on financial data derived from its books and records that was available at the time of such preparation. Although the Company has used its reasonable business judgment to assure the accuracy of the financial information provided in this Comprehensive Disclosure Statement, and while the Company believes that such financial information fairly reflects its financial condition, the Company is unable to warrant or represent that the financial information contained in this Comprehensive Disclosure Statement (or any information in any of the exhibits to the Comprehensive Disclosure Statement) is without inaccuracies.

2.	No Legal or Tax Advice Is Provided by This Disclosure Statement

This Comprehensive Disclosure Statement is not legal advice to any person or Entity. The contents of this Comprehensive Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim. This Comprehensive Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the U.S. Plan and the WHOA Plan or whether to object to Confirmation or sanctioning.

3.	No Admissions Made

The information and statements contained in this Comprehensive Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including the Company) nor (b) be deemed evidence of the tax or other legal effects of the U.S. Plan and the WHOA Plan on the Company, the Reorganized Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

4.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Comprehensive Disclosure Statement. The Company may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation (or sanctioning, as applicable) and Consummation of the U.S. Plan and the WHOA Plan, irrespective of whether this Comprehensive Disclosure Statement identifies such Claims or objections to Claims.

5.	Information Was Provided by the Company and Was Relied Upon by its Advisors

Counsel to and other advisors retained by the Company have relied upon information provided by the Company in connection with the preparation of this Comprehensive Disclosure Statement. Although counsel to and other advisors retained by the Company have performed certain limited due diligence in connection with the preparation of this Comprehensive Disclosure Statement and the exhibits to the Comprehensive Disclosure Statement, they have not independently verified the information contained in this Comprehensive Disclosure Statement or the information in the exhibits to the Comprehensive Disclosure Statement.

6.	No Representations Outside This Comprehensive Disclosure Statement Are Authorized

No representations concerning or relating to the Company, the Chapter 11 Cases, the Dutch Scheme Proceedings or the U.S. Plan and the WHOA Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Comprehensive Disclosure Statement. Any representations or inducements made to secure voting Holders’ acceptance or rejection of the U.S. Plan and the WHOA Plan that are other than as contained in, or included with, this Comprehensive Disclosure Statement, should not be relied upon by voting Holders in arriving at their decision. Voting Holders should promptly report unauthorized representations or inducements to counsel to the Company and the Office of the United States Trustee for the Southern District of Texas.

VIII. IMPORTANT SECURITIES LAWS DISCLOSURES

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of securities under the U.S. Plan

A.	U.S. Plan and the WHOA Plan Consideration

In accordance with the U.S. Plan, the WHOA Plan, and the RSA, the Company and/or Reorganized Debtors, as applicable, will distribute (i) New Common Stock (other than the Additional New Common Stock) to Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims, and (ii) the Additional New Common Stock to the DIP Backstop Parties and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility. The Company believes that the New Common Stock and the options or other equity awards to be issued pursuant to the New Management Incentive Plan will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable state Blue Sky Laws.

B.	Exemption From Registration Requirements; Issuance and Resale Of Securities; Definition Of “Underwriter” Under Section 1145(b) Of The Bankruptcy Code

1.	Exemption From Registration Requirements; Issuance and Resale of New Common Stock

Section 1145 of the Bankruptcy Code provides that the registration requirements of Section 5 of the Securities Act (and any applicable state Blue Sky Laws) shall not apply to the offer or sale of stock, options, warrants, or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions, the offer, issuance and distribution of the New Common Stock (the “1145 Securities”) as contemplated by the U.S. Plan and the WHOA Plan will not be registered under the Securities Act or any applicable state Blue Sky Laws.

The U.S. Debtors and Netherlands Debtor believe that the issuance of the 1145 Securities contemplated by the U.S. Plan and the WHOA Plan are covered by section 1145 of the Bankruptcy Code (WHOA Plan provisions regarding 1145 Securities being implanted via the Chapter 15 Proceeding for the Netherlands Debtor). Accordingly, the U.S. Debtors and Netherlands Debtor believe that such 1145 Securities may be resold without registration under the Securities Act or other federal securities laws, unless the Holder is an “underwriter” (as discussed in Section VIII.B.2 below) with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, or an affiliate of the Reorganized Debtors (or has been such an “affiliate” within ninety days of such transfer). The U.S. Debtors and Netherlands Debtor will seek to obtain, as part of the U.S. Confirmation Order, a provision confirming such exemption. In addition, such 1145 Securities generally may be able to be resold without registration under applicable state Blue Sky Laws by a Holder that is not an underwriter or an affiliate of the Reorganized Debtors pursuant to various exemptions provided by the respective Blue Sky Laws of those states. However, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined.

Recipients of the 1145 Securities contemplated by the U.S. Plan and the WHOA Plan are advised to consult with their own legal advisors as to the availability and applicability of section 1145 of the Bankruptcy Code to such 1145 Securities and any other potential exemption from registration under the Securities Act or applicable state Blue Sky Laws in any given instance and as to any applicable requirements or conditions to such availability.

Notwithstanding anything to the contrary in the U.S. Plan and the WHOA Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the U.S. Plan or the WHOA Plan, including, for the avoidance of doubt, whether the applicable 1145 Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The U.S. Debtors and Netherlands Debtor do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the U.S. Plan or the WHOA Plan. The U.S. Debtors and Netherlands Debtor have received assurances that no person will provide any information to the Voting Classes relating to the solicitation of votes on the U.S. Plan or the WHOA Plan other than to refer such Holders to the information contained in this Comprehensive Disclosure Statement. In addition, no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the U.S. Plan or the WHOA Plan. Thus, no person will receive any commission or other remuneration, directly or indirectly, for soliciting votes to accept or reject the U.S. Plan or the WHOA Plan or in connection with the offer of any 1145 Securities that may be the deemed to occur in connection with voting on the U.S. Plan or the WHOA Plan.

2.	Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code; Implications for Resale of New Common Stock

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions of an entity that is not an issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer,” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code may suggest that a creditor who owns 10% or more of a class of voting securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the 1145 Securities to be issued in respect of Claims as contemplated by the U.S. Plan and the WHOA Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the U.S. Debtors and Netherlands Debtor express no view as to whether any Person would be deemed an “underwriter” with respect to the 1145 Securities to be issued in respect of Claims and Interests as contemplated by the U.S. Plan or the WHOA Plan and whether any Person may freely resell such 1145 Securities. The Company recommends that potential recipients of such 1145 Securities consult their own counsel concerning their ability to freely trade such securities without registration under the federal and applicable state Blue Sky Laws.

C.	Private Placement Securities

1.	Issuance

To the extent the exemption provided by section 1145 of the Bankruptcy Code for the issuance of the Additional New Common Stock in respect of the DIP Premiums to the DIP Backstop Parties and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility is unavailable, the Debtors believe that such Additional New Common Stock (the “4(a)(2) Securities”) are issuable without registration under the Securities Act in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act. Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under the Security Act. The 4(a)(2) Securities will be subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, as described below.

2.	Subsequent Transfers

The 4(a)(2) Securities will be deemed “restricted securities” (as defined by Rule 144 of the Securities Act) that may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. Rule 144 provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer. Rule 144 defines an affiliate as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and who has not been an affiliate of the issuer during the ninety (90) days preceding such sale may resell restricted securities after a one-year holding period whether or not there is current public information regarding the issuer.

An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. An affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144. First, the rule limits the number of restricted securities (plus any unrestricted securities) sold for the account of an affiliate (and related persons) in any three-month period to the greater of 1% of the outstanding securities of the same class being sold, or, if the class is listed on a stock exchange, the average weekly reported volume of trading in such securities during the four weeks preceding the filing of a notice of proposed sale on Form 144 or if no notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. Second, the manner of sale requirement provides that the restricted securities must be sold in a broker’s transaction, directly with a market maker or in a riskless principal transaction (as defined in Rule 144). Third, if the amount of securities sold under Rule 144 in any three month period exceeds 5,000 shares or has an aggregate sale price greater than $50,000, an affiliate must file or cause to be filed with the SEC a notice of proposed sale on Form 144, and provide a copy to any exchange on which the securities are traded.

The U.S. Debtors believe that the Rule 144 exemption will not be available with respect to any 4(a)(2) Securities (whether held by non-affiliates or affiliates) until at least one year after the Effective Date. Accordingly, unless transferred pursuant to an effective registration statement or another available exemption from the registration requirements of the Securities Act, non-affiliate Holders of 4(a)(2) Securities will be required to hold their 4(a)(2) Securities for at least one year and, thereafter, to sell them only in accordance with the applicable requirements of Rule 144, pursuant to the an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws.

The 4(a)(2) Securities, shall be subject to and, in the case of any certificate, stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES EXCEPT PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

Reorganized DNI reserves the right to require certification, legal opinions or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the 4(a)(2) Securities. Reorganized DNI also reserves the right to stop the transfer of any 4(a)(2) Securities if such transfer is not in compliance with Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. All persons who receive 4(a)(2) Securities will be required to acknowledge and agree that (a) they will not offer, sell or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (b) the 4(a)(2) Securities will be subject to the other restrictions described above.

Any Persons receiving restricted securities under the U.S. Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

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BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE U.S. DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE U.S. PLAN. THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE U.S. PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

IX.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN

A.	Introduction

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the U.S. Plan and the WHOA Plan to the U.S. Debtors and the Netherlands Debtor, the Reorganized Debtors and certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of Allowed Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules, and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof. Changes in the rules or new interpretations of the rules may have retroactive effect and could materially affect the U.S. federal income tax consequences described below. The U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan are complex and, in important respects, uncertain. No ruling has been requested from the IRS; no opinion has been requested from the Company’s counsel concerning any tax consequence of the U.S. Plan or the WHOA Plan; and no tax opinion is given by this Comprehensive Disclosure Statement. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address state, local, gift, estate, or non-U.S. or other non-income tax consequences of the U.S. Plan and the WHOA Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as Persons who are related to the U.S. Debtors or the Netherlands Debtor within the meaning of the Code, Holders liable for the alternative minimum tax or corporate alternative minimum tax, Holders whose functional currency is not the U.S. dollar, U.S. expatriates, Holders that received their Claims as compensation, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, pass-through entities, beneficial owners of pass-through entities, trusts, governmental authorities or agencies, dealers and traders in securities, partnerships, subchapter S corporations, Persons who hold Claims or who will hold the New Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment, Persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of section 1221 of the Code). This summary also assumes that the various debt and other arrangements to which any of the U.S. Debtors or the Netherlands Debtor are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the U.S. Debtors or the Netherlands Debtor “solely as a creditor” for purposes of section 897 of the Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than as a Holder of a Claim of the same Class or Classes as other Holders in such Class or Classes, and the tax consequences to such Holders may differ materially from those described below. This summary does not address the U.S. federal income tax consequences to Holders of Interests or Holders of Claims (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the U.S. Plan, (b) that are not entitled to vote on the U.S. Plan, or (c) that are otherwise deemed to reject the U.S. Plan. Further, this summary does not address the U.S. federal income tax treatment of the DIP Premiums or similar arrangements, the tax consequences of which could be materially different from the tax consequences described herein. Those receiving DIP Premiums should consult their own tax advisors as to the tax consequences related to receipt thereof.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, GIFT, ESTATE, NON-U.S., NON-INCOME AND OTHER TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN.

B.	Certain U.S. Federal Income Tax Consequences to the U.S. Debtors and the Netherlands Debtor

1.	Effects of the Restructuring Transactions on the U.S. Debtors and the Netherlands Debtor

The U.S. Debtors and the Netherlands Debtor generally would not recognize taxable gain or loss on the cancellation of all outstanding DNI common stock and the issuance by Reorganized DNI of Reorganized DNI common stock (i.e., New Common Stock) in exchange for Allowed Claims (the “Recapitalization”). The net operating losses (“NOLs”) and other tax attributes of the U.S. Debtors and the Netherlands Debtor generally would carry over to the applicable Reorganized Debtors to the extent provided in the Code and the Treasury Regulations following the Recapitalization, subject to certain reductions, restrictions and limitations, including those described below in the discussions regarding cancellation of debt (“COD”) income, the limitation on the utilization of NOLs and other tax attributes, and the corporate alternative minimum tax.

Other U.S. federal income tax consequences to the U.S. Debtors or the Netherlands Debtor may result depending on the terms of any additional Restructuring Transactions that occur with respect to them.

2.	Cancellation of Debt Income and Reduction of Tax Attributes

a.	The U.S. Debtors

Generally, absent an exclusion, the discharge of a debt obligation of a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates COD income that must be included in the debtor’s income. The amount of COD income of the U.S. Debtors is dependent upon the value of the consideration distributed pursuant to the U.S. Plan or the WHOA Plan on account of the Allowed Claims against the U.S. Debtors relative to the amount of such Allowed Claims (or adjusted issue price if different from the amount of the Allowed Claims), as well as the extent to which those Allowed Claims constitute debt for U.S. federal income tax purposes and the extent to which the payment of such Allowed Claims would be deductible for such purposes. However, COD income is excluded from gross income of a taxpayer that is under the jurisdiction of the court in a case under the Bankruptcy Code (a “title 11 case”) if the discharge of indebtedness is granted by the bankruptcy court or pursuant to a plan approved by the bankruptcy court. The U.S. Plan, if approved by the Bankruptcy Court, would enable the U.S. Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the U.S. Plan.

If debt of a debtor is discharged in a title 11 case qualifying for the bankruptcy exclusion, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the COD income. Tax attributes subject to reduction include, in the following order: (a) NOLs and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor’s assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate amount of the debtor’s liabilities immediately after the discharge (the “Liability Stop”); and (e) foreign tax credit carryforwards. A debtor may elect to avoid the prescribed order of tax attribute reduction and instead reduce the basis of depreciable property first (in which case the Liability Stop would not apply). Carryover of disallowed interest expense is not a tax attribute subject to a reduction unless future Treasury Regulations provide to the contrary. Any excess COD income over the amount of available tax attributes generally will not give rise to U.S. federal income tax and generally will have no other U.S. federal income tax impact.

DNI is the parent of a consolidated U.S. federal income tax group that includes those U.S. Debtors that are treated as corporations for U.S. federal income tax purposes (the “DNI Tax Group”, and upon the Effective Date, the “Reorganized DNI Tax Group”). In the case of affiliated corporations filing a consolidated return, such as the DNI Tax Group, the tax attribute reduction rules apply first to the separate tax attributes of, or attributable to, the particular corporation whose debt is being discharged, and then, if necessary, to certain tax attributes of other members of the group. Accordingly, COD income of a debtor would result first in the reduction of any NOLs and other tax attributes, including asset basis of, or attributable to, such debtor, and then, potentially, of consolidated NOLs and/or basis of, or attributable to, other members of the consolidated group. Tax attribute reduction does not occur until immediately after the close of the taxable year in which the debt discharge occurs, i.e., after use of any NOLs and other tax attributes to determine the consolidated group’s taxable income for the taxable year in which the debt is discharged.

The DNI Tax Group expects to realize COD income in connection with the implementation of the U.S. Plan. No determination has yet been made whether the Reorganized Debtors would elect to first reduce tax basis in their depreciable property or to first reduce NOLs. The exact amount of any COD income that will be realized by the U.S. Debtors will not be determinable until the Consummation of the U.S. Plan. The U.S. Debtors expect that the amount of such COD income will reduce the U.S. Debtors’ tax attributes, and no assurance can be given that the Reorganized DNI Tax Group would have NOLs or other tax attributes remaining after reduction for COD income.

b.	The Netherlands Debtor

If a foreign corporation is a controlled foreign corporation (within the meaning of section 957(a) of the Code) (a “CFC”) at any time during a taxable year, any U.S. person that owns (directly, indirectly or constructively) 10% or more of the stock of the foreign corporation, determined by voting power or value (a “U.S. Shareholder”), and that holds (directly or indirectly) stock of the foreign corporation on the last day of the foreign corporation’s taxable year on which the foreign corporation is a CFC generally must include in its gross income for U.S. federal income tax purposes its pro rata share of the foreign corporation’s “subpart F income” (even if the subpart F income is not distributed) and certain earnings and profits of the foreign corporation that are invested in U.S. property.

In addition, each U.S. person that is a U.S. Shareholder of a CFC during a taxable year must include in gross income for U.S. federal income tax purposes such U.S. Shareholder’s global intangible low-taxed income (“GILTI”) for the taxable year. In general, the GILTI with respect to a U.S. Shareholder is the excess (if any) of its “net CFC tested income” over its “net deemed tangible income return.” A U.S. Shareholder’s “net CFC tested income” is generally equal to the excess of its pro rata share of the “tested income” of each CFC with respect to which it is a U.S. Shareholder over its pro rata share of the “tested loss” of each such CFC. The “tested income” or “tested loss” of a CFC is generally determined by subtracting from the CFC’s gross income (excluding any subpart F income and certain other amounts) the amount of any deductions properly allocable to such gross income. For these purposes, the “tested income” or “tested loss” of a CFC is generally determined by treating the CFC as a domestic corporation.

The Netherlands Debtor is a CFC with respect to which DNI is a U.S. Shareholder. The Netherlands Debtor expects to realize COD income in connection with the implementation of the WHOA Plan. If not excluded from taxable income, such COD income could be treated as “tested income,” which could increase the amount of DNI’s GILTI inclusion for the applicable taxable year. However, the domestic treatment of COD income under the bankruptcy exclusion described in Section IX.B.2 above is expected to apply for purposes of determining the tested income of a CFC. Furthermore, the WHOA Plan, if recognized by the Bankruptcy Court under chapter 15 of the Bankruptcy Code, is expected to qualify as a title 11 case for this purpose. Thus, the Netherlands Debtor is expected to be the relevant taxpayer under the bankruptcy exclusion rule for COD income, and such rule is expected to apply for purposes of determining the Netherlands Debtor’s tested income. Accordingly, DNI is not expected to include additional GILTI in gross income as a result of any COD income realized by the Netherlands Debtor under the WHOA Plan. The amount of such COD income may reduce the Netherlands Debtor’s U.S. tax attributes, including U.S. tax basis in its assets.

The rules regarding CFCs, subpart F income and GILTI are complex and there is limited guidance as to their application. In addition, changes to the rules regarding the determination of subpart F income or tested income, or other changes in law, could adversely affect the U.S. federal income tax treatment of any COD income realized by the Netherlands Debtor under the WHOA Plan. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

3.	Limitation on NOLs and Other Tax Attributes

a.	General

The U.S. Debtors have generated NOLs and other tax attributes through the taxable year ending December 31, 2022. The U.S. Debtors expect to incur additional NOLs through the Effective Date.

Section 382 of the Code provides rules limiting the utilization of a corporation’s NOLs and disallowed interest expense carryforwards to offset income following a more than 50% change in ownership of the corporation’s equity (an “Ownership Change”). Section 383 of the Code (by reference to section 382 of the Code) similarly limits the income against which capital losses, general business credits, minimum tax credits and foreign tax credits may be applied after an Ownership Change. For this purpose, if a corporation (or consolidated group) has a “net unrealized built-in loss” at the time of an Ownership Change (taking into account most assets and items of built-in gain and deductions), then, generally, built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the succeeding five years (up to the amount of the original net unrealized built-in loss) will be treated as pre-change losses and similarly would be subject to the annual limitation as set forth in section 382 of the Code. A corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15% of the fair market value of its assets (with certain adjustments) before the Ownership Change. The U.S. Debtors anticipate that the DNI Tax Group will undergo an Ownership Change in connection with the U.S. Plan and the WHOA Plan but no determination has been made whether the DNI Tax Group will be in a net unrealized built-in gain or net unrealized built-in loss position.

In general, section 382 of the Code subjects a corporation that undergoes an Ownership Change to an annual limitation in an amount equal to the product of (a) the fair market value of the stock of the corporation immediately before the Ownership Change (with certain adjustments) and (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the Ownership Change occurs, or 3.04% for May 2023) (the “Annual Limitation”). Section 383 of the Code applies a similar limitation to capital loss carryforwards and certain tax credits, including foreign tax credits.

The Annual Limitation may be increased if the DNI Tax Group has a net unrealized built-in gain at the time of an Ownership Change, up to the amount of such net unrealized built-in gains that are recognized or deemed recognized in the five-year period succeeding the date of such Ownership Change (subject to certain adjustments). As discussed above, however, if the DNI Tax Group has a net unrealized built-in loss at the time of an Ownership Change, the Annual Limitation may apply to such net unrealized built-in losses that are recognized or deemed recognized in the five-year period succeeding the date of such Ownership Change.

Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. However, if the Reorganized DNI Tax Group does not continue its historic business (or a historic business of a member of the DNI Tax Group) or use a significant portion of its assets (or those of a member of the DNI Tax Group) in a new business for two years after the Ownership Change (the “Business Continuity Requirement”), the Annual Limitation resulting from the Ownership Change would be zero.

It is possible that not all of the U.S. Debtors’ tax losses will be subject to the Annual Limitation. For example, if the U.S. Debtors recognize a tax loss in the taxable year in which the Effective Date occurs (e.g., for one or more worthlessness deductions or otherwise), unless an election is made, the portion of any such loss allocated ratably to the post-Effective Date portion of such taxable year (based upon the number of days in the pre- versus post-Effective Date portions of the taxable year) may not be subject to the Annual Limitation. To the extent that any such loss would not be limited by the Annual Limitation, it may be available (after taking into account any reduction for COD income in accordance with the rules described in Section IX.B.2 herein) to offset post-Effective Date taxable income.

As discussed below, however, special rules may apply in the case of a corporation that experiences an Ownership Change as the result of a bankruptcy proceeding.

b.	Special Bankruptcy Exception

Section 382(l)(5) of the Code (the “Bankruptcy Exception”) provides that the Annual Limitation does not apply to limit the utilization of a debtor’s NOLs or other tax attributes if the debtor stock owned by those persons that were stockholders of the debtor immediately before the Ownership Change, together with the stock received by certain holders of claims pursuant to the debtor’s plan, comprise 50% or more of the value of all of the debtor’s stock outstanding immediately after the Ownership Change. Stock received by holders is included in the 50% calculation if, and to the extent that, such holders constitute “qualified creditors.” A “qualified creditor” is a holder of a claim that (i) was held by such holder since the date that is 18 months before the date on which the debtor first filed its petition with the bankruptcy court or (ii) arose in the ordinary course of business and is held by the person that at all times held the beneficial interest in such claim. In determining whether the Bankruptcy Exception applies, certain holders of claims that would own a de minimis amount of the debtor’s stock pursuant to the debtor’s plan are presumed to have held their claims since the origination of such claims. In general, this de minimis rule applies to holders of claims who would own directly or indirectly less than 5% of the total fair market value of the debtor’s stock pursuant to the plan. The application of this rule to the DNI Tax Group is uncertain.

If the Bankruptcy Exception applies, a subsequent Ownership Change with respect to the Reorganized DNI Tax Group occurring within two years after the Effective Date would result in the reduction of the Annual Limitation to zero. Thus, an Ownership Change within two years after the Effective Date would eliminate the ability of the Reorganized DNI Tax Group to use pre-Ownership Change NOLs and other tax attributes. If the Bankruptcy Exception applies, the Business Continuity Requirement would not apply, although a lesser business continuation requirement may apply under the Treasury Regulations. If an Ownership Change occurs after the two years following the Effective Date, then the Reorganized DNI Tax Group would become subject to limitation in the use of its NOLs and other tax attributes based upon the value of the Reorganized DNI Tax Group at the time of that subsequent change.

Although the Annual Limitation would not restrict the utilization of NOLs and other tax attributes if the Bankruptcy Exception applies, NOLs of the DNI Tax Group would be reduced by the amount of any deduction by the U.S. Debtors for any interest paid or accrued with respect to all Allowed Claims converted into New Common Stock during the three taxable years preceding the taxable year in which the Ownership Change occurs and during the portion of the taxable year of the Ownership Change preceding the Ownership Change.

c.	Section 382(l)(6) Special Rule

If the Bankruptcy Exception does not apply, or the Reorganized Debtors elect out of the Bankruptcy Exception, section 382(l)(6) of the Code (the “Section 382(l)(6) Special Rule”) sets forth the limitation provisions applicable to a corporation that undergoes an Ownership Change in bankruptcy. Therefore, unless the Bankruptcy Exception applies to the Recapitalization (or the Reorganized Debtors elect out of the Bankruptcy Exception), the Reorganized DNI Tax Group’s utilization of any NOLs and other tax attributes of the Reorganized DNI Tax Group after the Effective Date (reduced for COD income in accordance with the rules described in Section IX.B.2 above) would be limited by the Section 382(l)(6) Special Rule.

The Annual Limitation will be calculated by reference to the value of the reorganized debtor’s equity value immediately after the Ownership Change. Accordingly, under the Section 382(l)(6) Special Rule, the Annual Limitation would be calculated by reference to the value of the New Common Stock immediately after the Ownership Change pursuant to implementation of the U.S. Plan and the WHOA Plan (subject to certain adjustments). This differs from the ordinary rule discussed in Section IX.B.3.a above because it would reflect the increase, if any, in equity value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases.

The U.S. Debtors have not yet determined whether the DNI Tax Group would be eligible for the Bankruptcy Exception. Even if the Bankruptcy Exception would otherwise apply, the Reorganized Debtors may elect not to have the Bankruptcy Exception apply, in which event the Section 382(l)(6) Special Rule would apply. The Reorganized Debtors have until the due date of the tax return for the taxable year in which the Effective Date occurs to make such a determination.

4.	Corporate Alternative Minimum Tax

The Inflation Reduction Act of 2022 imposed a new 15% corporate alternative minimum tax (“CAMT”) for tax years beginning after December 31, 2022, based on adjusted financial statement income applicable to corporations with a three-year average adjusted financial statement income of over $1 billion. If applicable to a corporation, such corporation must pay the greater of the regular corporate income tax or the CAMT. Substantial uncertainty exists with respect to any final guidance that will be issued by the U.S. Treasury Department and IRS with respect to the administration and applicability of the CAMT.

C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims

The following discussion assumes that, unless otherwise provided in the Chapter 11 Plan Supplement, (i) the U.S. Debtors and the Netherlands Debtor will structure the Restructuring Transactions as contemplated by the U.S. Plan and the WHOA Plan, and (ii) the U.S. Holders of Allowed Claims against any U.S. Debtor or the Netherlands Debtor are treated as receiving property from the Company in satisfaction of their Allowed Claims. The U.S. Debtors and the Netherlands Debtor intend to treat distributions under the U.S. Plan and the WHOA Plan as such. U.S. Holders of Allowed Claims are urged to consult their own tax advisors regarding the tax consequences of the Restructuring Transactions.

The U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan to U.S. Holders of Allowed Claims depend, in part, on the tax characterization of the exchanges of the Allowed Claims for other property, whether the Allowed Claim surrendered constitutes a “security” for U.S. federal income tax purposes, the type of consideration a U.S. Holder receives in exchange for an Allowed Claim, whether the U.S. Holder reports income on the accrual or cash basis, whether the U.S. Holder has taken a bad debt deduction or worthless security deduction with respect to an Allowed Claim, and whether the U.S. Holder receives distributions under the U.S. Plan and the WHOA Plan in more than one of its taxable years.

1.	Definition of a “Security”

Neither the Code nor the Treasury Regulations define the term “security” for U.S. federal income tax purposes. Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all of the relevant facts and circumstances pertaining to the origin and character of the debt instrument. Nevertheless, courts have generally held that a debt instrument having a term of less than five years is evidence that the instrument is not a security, whereas a debt instrument evidenced by a written instrument and having an original term of ten years or more is evidence that it is a security.

There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the issuer, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the issuer, convertibility of the instrument into an equity interest of the issuer, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

Because of the limited guidance in this area, it is unclear whether the First Lien Claims, the 2023 Stub First Lien Term Loan Claims or the Second Lien Notes Claims should be treated as securities for U.S. federal income tax purposes. U.S. Holders of Allowed Claims are urged to consult their own tax advisors as to whether their Allowed Claims constitute securities. The discussion below assumes, alternatively, that such Claims are treated as securities or are not treated as securities.

2.	Tax Treatment of Certain Exchanges under the U.S. Plan and the WHOA Plan

a.	Consequences to U.S. Holders of First Lien Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

The exchange of a U.S. Holder’s First Lien Claims for New Common Stock will be an exchange for U.S. federal income tax purposes, with the consequences described below. Such consequences may vary depending on debt obligations underlying such First Lien Claims.

(1)	Consequences to U.S. Holders of First Lien U.S. Claims

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Claims arising from the First Lien U.S. Notes and the New Dollar Term Loans (the “First Lien U.S. Claims”), each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien U.S. Claims are not treated as securities, a U.S. Holder would be treated as exchanging its First Lien U.S. Claims for New Common Stock in a fully taxable exchange under section 1001 of the Code. A U.S. Holder of First Lien U.S. Claims who is subject to this treatment would recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock received in exchange for its First Lien U.S. Claims and (ii) the U.S. Holder’s adjusted tax basis in its First Lien U.S. Claims. Any gain or loss would be capital or ordinary, depending on the status of the First Lien U.S. Claims in the U.S. Holder’s hands. Generally, any gain or loss recognized by a U.S. Holder would be long-term capital gain or loss if the U.S. Holder has held its First Lien U.S. Claims (or the underlying debt instrument) for more than one year, and short-term capital gain or loss if the U.S. Holder has held its First Lien U.S. Claims (or the underlying debt instrument) for one year or less (e.g., any U.S. Holder that acquired its First Lien U.S. Claims (or the underlying debt instrument) in the 2022 Debt Restructuring and treated the acquisition as a taxable exchange that was not part of a recapitalization may have a holding period of one year or less). Short-term capital gains are generally subject to tax at the marginal rates applicable to ordinary income for non-corporate U.S. Holders. The deductibility of capital losses is also subject to certain limitations discussed below.

A U.S. Holder would not recognize capital gain or loss, however, to the extent that the U.S. Holder had previously claimed a bad debt deduction with respect to its First Lien U.S. Claims, to the extent that the U.S. Holder has previously accrued market discount with respect to its First Lien U.S. Claims (or the underlying debt instrument), or to the extent any portion of a U.S. Holder’s recovery is allocable to accrued and unpaid interest, as discussed below. A U.S. Holder’s tax basis in the New Common Stock would be equal to its fair market value on the Effective Date and a U.S. Holder’s holding period of the New Common Stock received on the Effective Date would begin on the day following the Effective Date.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien U.S. Claims are treated as securities, then the exchange of such First Lien U.S. Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code. A U.S. Holder of First Lien U.S. Claims generally would not recognize gain or loss upon such an exchange. A U.S. Holder’s aggregate tax basis in the New Common Stock received in satisfaction of its First Lien U.S. Claims would equal the U.S. Holder’s aggregate adjusted tax basis in its First Lien U.S. Claims exchanged therefor, except that, to the extent any New Common Stock is treated as received in exchange for accrued but unpaid interest, the tax basis of such New Common Stock would equal the amount of such accrued interest. In general, the U.S. Holder’s holding period of the New Common Stock received would include the U.S. Holder’s holding period for which it held its First Lien U.S. Claims except to the extent issued in respect of a First Lien U.S. Claim for accrued but unpaid interest.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount (whether or not the First Lien U.S. Claims are treated as securities), see Section IX.C.4.a and Section IX.C.4.b, below.

(2)	Consequences to U.S. Holders of First Lien Euro Term Loan Claims

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Claims arising from the New Euro Term Loans (the “First Lien Euro Term Loan Claims”), each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien Euro Term Loan Claims are not treated as securities, a U.S. Holder would be treated as exchanging its First Lien Euro Term Loan Claims for New Common Stock in a fully taxable exchange, generally with the same tax consequences described above for taxable exchanges of First Lien U.S. Claims. Further, any portion of the gain or loss recognized on the exchange of a U.S. Holder’s First Lien Euro Term Loan Claims for New Common Stock attributable to changes in the U.S. dollar-euro exchange rate between the date of acquisition of such First Lien Euro Term Loan Claims and the Effective Date would be recognized as U.S.-source exchange gain or loss treated as ordinary income or loss, but not in excess of the U.S. Holder’s total amount of gain or loss realized on the exchange. A U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien Euro Term Loan Claims are treated as securities, then the exchange of such First Lien Euro Term Loan Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code, generally with the same tax consequences described above for exchanges of First Lien U.S. Claims treated as recapitalizations. However, a U.S. Holder would recognize U.S.-source exchange gain or loss treated as ordinary income or loss (regardless of otherwise applicable nonrecognition provisions related to recapitalizations) to the extent any portion of such U.S. Holder’s amount realized on the recapitalization is attributable to changes in the U.S. dollar-euro exchange rate between the date of acquisition of such First Lien Euro Term Loan Claims and the Effective Date. Any ordinary income or loss recognized by a U.S. Holder by reason of the preceding sentence will not exceed the U.S. Holder’s total gain or loss realized in the recapitalization. A U.S. Holder who recognizes gain or loss would increase or decrease, as applicable, its aggregate tax basis in the New Common Stock received by the amount of such gain or loss recognized.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

(3)	Consequences to U.S. Holders of First Lien Euro Notes Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

Pursuant to the WHOA Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the First Lien Euro Notes Claims, each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

Generally, a U.S. Holder would be treated as exchanging its First Lien Euro Notes Claims for the New Common Stock in a fully taxable exchange, regardless of whether the First Lien Euro Notes Claims are treated as securities because the First Lien Euro Notes were issued by the Netherlands Debtor and the New Common Stock will be issued by DNI. The tax consequences of such exchange would be the same as those described above for taxable exchanges of First Lien Euro Term Loan Claims. A U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien Euro Term Loan Claims.

However, it is possible that the exchange of First Lien Euro Notes Claims for the New Common Stock could be treated as subject to section 351(a) of the Code. A U.S. Holder of First Lien Euro Notes Claims generally would not recognize gain or loss upon such an exchange and would otherwise have the same tax consequences described above for exchanges of First Lien Euro Term Loans Claims treated as recapitalizations. In general, section 351(a) of the Code provides that no gain or loss is recognized by transferors of property to a corporation solely in exchange for stock of the corporation if, immediately after the exchange, the transferors as a group are in “control” of the corporation. For this purpose, “control” means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. While Holders of First Lien Euro Notes Claims, as a group by themselves, will not receive a sufficient amount of New Common Stock to satisfy the control requirement of section 351(a) of the Code, such Holders may satisfy the control requirement if New Common Stock distributed on account of other Claims is taken into account for this purpose. Because the application of section 351(a) of the Code depends on the ownership of New Common Stock on the Effective Date, the U.S. Debtors and the Netherlands Debtor are not currently able to determine whether section 351(a) of the Code applies to the exchange of First Lien Euro Notes Claims for New Common Stock. Furthermore, complete information about such ownership may not be available following the Effective Date. However, based on the limited information available to the U.S. Debtors and the Netherlands Debtor, it is not anticipated that section 351(a) of the Code will apply to the exchange of First Lien Euro Notes Claims.

To the extent that the additional Restructuring Transactions involve the deemed liquidation for U.S. federal income tax purposes of the Netherlands Debtor, it is possible that the exchange could be treated as a recapitalization generally with the consequences described above for the First Lien U.S. Claims and subject to rules on changes in exchange rates. Please see the Chapter 11 Plan Supplement.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

b.	Consequences to U.S. Holders of 2023 Stub First Lien Term Loan Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the 2023 Stub First Lien Term Loan Claims, each Holder thereof would receive as consideration its pro rata share of the 2023 Stub First Lien Term Loan Claims Recovery, which consists of each Holder’s pro rata share of the First Lien Claims Recovery.

Subject to the rules relating to accrued interest and market discount described below, if the 2023 Stub First Lien Term Loan Claims are not treated as securities, a U.S. Holder of 2023 Stub First Lien Term Loan Claims would be treated as exchanging its 2023 Stub First Lien Term Loan Claims for New Common Stock in a fully taxable exchange under section 1001 of the Code. A U.S. Holder of 2023 Stub First Lien Term Loan Claims who is subject to this treatment would recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock received in exchange for its 2023 Stub First Lien Term Loan Claims and (ii) the U.S. Holder’s adjusted tax basis in its 2023 Stub First Lien Term Loan Claims. The character of any such gain or loss would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims. Such a U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

However, for U.S. Holders of euro-denominated 2023 Stub First Lien Term Loan Claims (the “2023 Stub First Lien Euro Term Loan Claims”), any portion of the gain or loss recognized on the exchange of a U.S. Holder’s 2023 Stub First Lien Euro Term Loan Claims for New Common Stock attributable to changes in the U.S. dollar-euro exchange rate would be treated in the same manner as described above for exchange gain or loss on taxable exchanges of First Lien Euro Term Loan Claims. A U.S. Holder’s tax basis and holding period in the New Common Stock received would otherwise be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

Subject to the rules relating to accrued interest and market discount described below, if the 2023 Stub First Lien Term Loan Claims are treated as securities, then the exchange of such 2023 Stub First Lien Term Loan Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code, generally with the same tax consequences described above for exchanges of First Lien U.S. Claims treated as recapitalizations. However, U.S. Holders of 2023 Stub First Lien Euro Term Loan Claims would recognize U.S.-source exchange gain or loss and determine basis in the New Common Stock in the same manner as described of above for exchange gain or loss on exchanges of First Lien Euro Term Loan Claims treated as recapitalizations.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

c.	Consequences to U.S. Holders of Second Lien Notes Claims (U.S. Plan Class 6 Claims and WHOA Plan Class 3 Claims)

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Second Lien Notes Claims, each Holder thereof would receive as consideration its pro rata share of the Second Lien Notes Claims Recovery.

The Second Lien Notes are considered “contingent payment debt instruments” subject to the “noncontingent bond method” for accruing original issue discount (“OID”) as set forth in applicable Treasury Regulations. The exchange of the Second Lien Notes Claims for New Common Stock generally would constitute an unscheduled retirement of the Second Lien Notes Claims.

If the Second Lien Notes Claims are not treated as securities, a U.S. Holder would be treated as receiving New Common Stock in a repurchase of its Second Lien Notes Claims by the applicable U.S. Debtor. As a result, the U.S. Holder would recognize gain or loss equal to (a) the fair market value of the New Common Stock received in exchange for its Second Lien Notes Claims less (b) the U.S. Holder’s adjusted tax basis in its Second Lien Notes Claims. Generally, the amount of any gain or loss would be subject to adjustment had any contingent payments been made on the Second Lien Notes; however, no such payments have been made or are expected to be made prior to the Effective Date. Any gain recognized by a U.S. Holder on the retirement of its Second Lien Claims would be ordinary interest income. Any loss recognized by a U.S. Holder would be ordinary loss to the extent of OID included in income for the year of the retirement and any prior period, and thereafter, capital loss (which such capital loss would be long-term capital loss to the extent that a U.S. Holder has held its Second Lien Notes for more than one year, and short-term capital loss to the extent a U.S. Holder has held its Second Lien Notes Claims for one year or less (e.g., any U.S. Holder that acquired its Second Lien Notes Claims in the 2022 Debt Restructuring and treated the acquisition as a taxable exchange that was not part of a recapitalization may have a holding period of one year or less)). The deductibility of capital losses is also subject to certain limitations discussed below. A U.S. Holder’s tax basis and holding period in the New Common Stock would be determined in the same manner as described above for taxable exchanges of First Lien U.S. Claims.

If the Second Lien Notes Claims are treated as securities, then the exchange of such Second Lien Notes Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code. Although it is not entirely clear how the rules regarding recapitalizations apply to contingent payment debt instruments, a U.S. Holder of a Second Lien Notes Claim generally should not recognize gain or loss upon such exchange. Assuming a U.S. Holder does not recognize gain or loss upon such exchange, a U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for recapitalizations of the First Lien U.S. Claims, except that rules relating to accrued but unpaid interest and market discount would not apply.

The rules regarding contingent payment debt instruments are complex and U.S. Holders should consult their own tax advisors with respect to the treatment of the exchange of the Second Lien Notes Claims for New Common Stock.

d.	Consequences to U.S. Holders of 2024 Stub Unsecured Notes Claims (U.S. Plan Class 7 Claims and WHOA Plan Class 4 Claims)

Pursuant to the U.S. Plan, in full and final satisfaction, compromise, settlement, release and discharge of the 2024 Stub Unsecured Notes Claims, each Holder thereof would receive Cash.

Subject to the rules related to accrued interest and market discount, a U.S. Holder would be treated as receiving Cash allocated to principal on its 2024 Stub Unsecured Notes Claims. A U.S. Holder of 2024 Stub Unsecured Notes Claims would recognize gain or loss equal to the difference between (i) the amount of any cash or other property received in exchange for its 2024 Stub Unsecured Notes Claims and (ii) the U.S. Holder’s adjusted tax basis in its 2024 Stub Unsecured Notes Claims. Any gain or loss would be capital or ordinary, depending on the status of the 2024 Stub Unsecured Notes Claims in the U.S. Holder’s hands. Generally, any gain or loss recognized by a U.S. Holder would be long-term capital gain or loss if the U.S. Holder has held its 2024 Stub Unsecured Notes Claims for more than one year, and short-term capital gain or loss if the U.S. Holder has held its 2024 Stub Unsecured Notes Claims for one year or less. Short-term capital gains are generally subject to tax at the marginal rates applicable to ordinary income for non-corporate U.S. Holders. The deductibility of capital losses is also subject to certain limitations discussed below.

A U.S. Holder would not recognize capital gain or loss, however, to the extent that the U.S. Holder had previously claimed a bad debt deduction with respect to its 2024 Stub Unsecured Notes Claims, to the extent that the U.S. Holder has previously accrued market discount with respect to its 2024 Stub Unsecured Notes Claims, or to the extent any portion of a U.S. Holder’s recovery is allocable to accrued and unpaid interest, as discussed below.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

3.	Treatment of U.S. Holders of New Common Stock

The tax consequences to a U.S. Holder of owning the New Common Stock would be those standard tax consequences of owning stock in a U.S. corporation, including that distributions generally are treated as taxable dividends to the extent made out of earnings and profits (possibly subject to qualified dividend treatment), then tax-free return of basis (to the extent thereof), and then capital gain thereafter, subject to the extraordinary dividend rules. However, under the recapture rules of section 108(e)(7) of the Code, a U.S. Holder may be required to treat gain recognized on such dispositions of the New Common Stock as ordinary income if such U.S. Holder took a bad-debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Allowed Claim for New Common Stock.

4.	Certain Other Tax Considerations for U.S. Holders of Allowed Claims

a.	Accrued Interest

In general, a U.S. Holder that has not previously included in taxable income any accrued but unpaid interest on the U.S. Holder’s First Lien Claims may be required to include such amount as taxable interest income upon receipt of a distribution under the U.S. Plan or the WHOA Plan. A U.S. Holder that has previously included in taxable income any accrued but unpaid interest on the U.S. Holder’s First Lien Claims may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the U.S. Plan or the WHOA Plan, as applicable. Although not entirely clear, such a loss may be treated as an ordinary loss rather than a capital loss. Each of the U.S. Plan and the WHOA Plan provides (and the Company intends to take the position for U.S. federal income tax purposes) that, to the extent applicable, all distributions to a holder of First Lien Claims would apply first to the principal amount of such First Lien Claims until such principal amount is paid in full and then to any accrued but unpaid interest on such First Lien Claims. There is no assurance, however, that the IRS would respect this treatment and would not determine that all or a portion of amounts distributed to such U.S. Holder and attributable to principal under the U.S. Plan or the WHOA Plan is properly allocable to interest.

Except as noted in the following paragraph, any income attributable to payments of accrued but unpaid interest on the First Lien Euro Notes Claims would be foreign-source income.

With respect to the First Lien Euro Term Loan Claims, the First Lien Euro Notes Claims and the 2023 Stub First Lien Euro Term Loan Claims, if a U.S. Holder uses the cash receipts and disbursements method of accounting for tax purposes, such income generally will be determined by translating the euro interest accrued into U.S. dollars at the U.S. dollar-euro exchange rate in effect on the Effective Date. If a U.S. Holder uses the accrual method of accounting for tax purposes, the U.S. Holder may recognize U.S.-source exchange gain or loss (taxable as ordinary income or loss) measured by the difference, if any, between the U.S. dollar amount of interest income the U.S. Holder previously accrued and the U.S. dollar value of the accrued interest based on the U.S. dollar-euro exchange rate in effect on the Effective Date. Any exchange gain or loss (including any exchange gain or loss described in Sections IX.C.2.a.2, IX.C.2.a.3 and IX.C.2.b with respect to gain or loss recognized on the exchange) will not exceed the total gain or loss a U.S. Holder realizes on the exchange

Each U.S. Holder of First Lien Claims on which interest has accrued is urged to consult its own tax advisor regarding the tax treatment of distributions under the U.S. Plan and the WHOA Plan, the deductibility of any accrued but unpaid interest for U.S. federal income tax purposes, and, as applicable, the tax treatment of receiving a distribution with respect to a euro-denominated debt instrument.

b.	Market Discount

A U.S. Holder of First Lien Claims that purchased its First Lien Claims (or the underlying debt instrument) from another holder of the Claims (or the underlying debt instrument) with market discount is subject to the market discount rules of the Code. Under those rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its First Lien Claims (or the underlying debt instrument) (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such First Lien Claims as of the date of the exchange. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the holder’s adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument (excluding “qualified stated interest”), or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, by, in each case, at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument (excluding qualified stated interest) multiplied by the number of remaining whole years to maturity).

To the extent that a U.S. Holder’s Claim would be exchanged in a “recapitalization,” any accrued market discount not treated as ordinary income upon such exchange may carry over, on an allocable basis, to any New Common Stock, such that any gain recognized by the U.S. Holder upon a subsequent disposition of New Common Stock would be treated as ordinary income to the extent of any accrued market discount not previously included in income.

For the First Lien Euro Term Loan Claims, the First Lien Euro Notes Claims, and the 2023 Stub First Lien Euro Term Loan Claims, the accrued market discount would be determined in euros and then translated into U.S. dollars based on the U.S. dollar-euro exchange rate in effect on the Effective Date. Any gain treated as ordinary income as described in the preceding sentence would be U.S.-source income with respect to the First Lien Euro Term Loan Claims and 2023 Stub First Lien Euro Term Loan Claims and foreign-source income with respect to the First Lien Euro Notes Claims.

c.	Post-Effective Date Distributions

Because certain U.S. Holders of Allowed Claims may receive distributions subsequent to the Effective Date, the imputed interest provisions of the Code may apply and cause a portion of any post-Effective Date distribution to be treated as imputed interest, which may be included in the gross income of certain U.S. Holders. Additionally, to the extent a U.S. Holder receives distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the U.S. Holder may be deferred. U.S. Holders of Allowed Claims are urged to consult their own tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their Allowed Claims.

d.	Limitation on Use of Capital Losses

A U.S. Holder of a Claim who recognizes capital losses as a result of the transactions undertaken pursuant to the U.S. Plan and the WHOA Plan may be subject to limits on the use of such capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains recognized (without regard to holding periods), plus (to the extent such losses exceed such gains) the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of such capital losses over such capital gains. A non-corporate U.S. Holder may carry over unused capital losses recognized and apply them against future capital gains recognized and a portion of its ordinary income recognized for an unlimited number of years. For corporate U.S. Holders, capital losses recognized may only be used to offset capital gains recognized. A corporate U.S. Holder whose capital losses recognized exceed capital gains may carry back unused capital losses to the three taxable years preceding the capital loss year or may carry over unused capital losses for the five years succeeding the capital loss year.

e.	Possible Deductions in Respect of Claims

A U.S. Holder who, under the U.S. Plan or the WHOA Plan, receives in respect of an Allowed Claim no distribution or, so long as the exchange is not deemed to be a “reorganization” within the meaning of section 368(a) of the Code for U.S. federal income tax purposes (including a recapitalization), an amount less than the U.S. Holder’s tax basis in the Allowed Claim, may be entitled to a deduction for U.S. federal income tax purposes. The rules governing the character, timing and amount of such a deduction place considerable emphasis on the facts and circumstances of the U.S. Holder, the issuer and the instrument with respect to which a deduction would be claimed. U.S. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

f.	Medicare Surtax

Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay an additional 3.8% surtax on all or part of that U.S. Holder’s “net investment income,” which includes, among other items, dividends on stock and interest (including OID) on debt, and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the New Common Stock.

D.	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims

The following discussion assumes that the U.S. Debtors will structure the Restructuring Transactions as contemplated by the U.S. Plan and the WHOA Plan and includes only certain U.S. federal income tax consequences of the Restructuring Transactions to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex, and each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the Consummation of the U.S. Plan and the WHOA Plan to such Non-U.S. Holder and the ownership and disposition of the New Common Stock received pursuant to the U.S. Plan and the WHOA Plan.

Whether a Non-U.S. Holder realizes gain or loss on an exchange or other disposition, and the amount of such gain or loss, is determined in the same manner as set forth above in connection with U.S. Holders.

1.	Tax Treatment of Exchange or Disposition of Allowed Claims and New Common Stock

Subject to the application of the Foreign Account Tax Compliance Act (“FATCA”) and/or backup withholding (each discussed below), a Non-U.S. Holder generally would not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of an Allowed Claim pursuant to the U.S. Plan or the WHOA Plan, or on the sale or other taxable disposition (including a cash redemption) of the New Common Stock received pursuant to the U.S. Plan or the WHOA Plan, unless:

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

•

such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or

•

in certain circumstances, in the case of a sale or other taxable disposition of New Common Stock, DNI or Reorganized DNI is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for such interests.

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally would be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange or other disposition.

If the second exception applies, the Non-U.S. Holder generally would be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. To claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates to the applicable withholding agent). In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax at a rate of 30% (or such lower rate provided by an applicable treaty) with respect to its earnings and profits effectively connected with a trade or business within the United States that are attributable to such gains, subject to certain adjustments.

If the third exception applies, the Non-U.S. Holder generally would be subject to U.S. federal income tax in the same manner as a U.S. Holder and would also be subject to withholding tax (currently at a rate of 15%) with respect to gross proceeds of a distribution or a disposition. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of such United States real property interests, the fair market value of its worldwide real property interests, and its other assets used or held for use in a trade or business. Whether a certain “regularly traded” or other applicable exception to such withholding may be available with regard to certain holders will depend upon facts not yet known to the U.S. Debtors. DNI does not believe it is, and does not currently anticipate that Reorganized DNI will be or become, a USRPHC.

2.	Interest

Subject to the application of FATCA and/or backup withholding, payments to a Non-U.S. Holder of an Allowed Claim attributable to accrued but untaxed interest on such Allowed Claim generally will not be subject to U.S. federal income or withholding tax, provided that the applicable withholding agent has received or receives, prior to payment, appropriate documentation (generally, a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form)) establishing that the Non-U.S. Holder is not a U.S. person and therefore the portfolio interest exception is met, unless:

•	the Non-U.S. Holder is a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Code;

•

such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the applicable withholding agent), in which case the Non-U.S. Holder (a) generally would not be subject to withholding tax, but (b) generally would be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for an exemption from withholding tax with respect to interest that is not effectively connected income generally would be subject to U.S. federal withholding tax at a 30% rate (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest on an Allowed Claim. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form), to the applicable withholding agent, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

3.	Dividends on New Common Stock

Any distributions made on account of New Common Stock would constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the Reorganized Debtors as determined under U.S. federal income tax principles. If the amount of any distribution exceeds the Reorganized Debtors’ current or accumulated earnings and profits, such excess would first be treated as a return of capital to the extent of a Non-U.S. Holder’s basis in its shares of New Common Stock, and thereafter would be treated as capital gain. Except as described below, U.S.-source dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) would be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty).

A Non-U.S. Holder generally would be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form) to the applicable withholding agent upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are established through adequate documentation to be effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) generally would be subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder, and– a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

4.	FATCA

Under FATCA, foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or be subject to a 30% withholding tax on certain U.S.-source payments, or “withholdable payments,” made to them (whether received as a beneficial owner or as an intermediary for another party). For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends (and constructive dividends), if any, on the New Common Stock), and, subject to the paragraph immediately below, also includes gross proceeds from the sale of any property of a type which can produce U.S.-source interest or dividends (which would include the New Common Stock). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA withholding rules currently apply only to U.S.-source payments of fixed or determinable, annual or periodic income. FATCA withholding rules were previously scheduled to take effect on January 1, 2019, which would have applied to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S.-source interest or dividends. However, such withholding rules have effectively been suspended under proposed Treasury Regulations that may be relied on until final regulations become effective. Nonetheless, there can be no assurance that similar rules will not go into effect in the future. Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of the New Common Stock.

Unless otherwise provided in the Definitive Documents, the U.S. Debtors and the Netherlands Debtor will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld from distributions, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based upon their particular circumstances.

E.	Information Reporting and Backup Withholding

The U.S. Debtors, the Netherlands Debtor and the Reorganized Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. All distributions under the U.S. Plan and the WHOA Plan, and on instruments received pursuant to the U.S. Plan or the WHOA Plan are subject to applicable federal income tax reporting and withholding. The Code imposes “backup withholding” (currently at a rate of 24%) on certain “reportable” payments to certain taxpayers, including payments of interest (including OID) and dividends on New Common Stock. Under the Code’s backup withholding rules, a Holder of an Allowed Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the U.S. Plan or the WHOA Plan, or on instruments received pursuant to the U.S. Plan or the WHOA Plan, unless in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 or, in the case of a Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption) to the applicable withholding agent. Backup withholding is not an additional U.S. federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A U.S. Holder of an Allowed Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

The U.S. Debtors, the Netherlands Debtor and the Reorganized Debtors will comply with all applicable reporting requirements of the Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the U.S. Plan or the WHOA Plan. In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their own tax advisors regarding these regulations and whether the transactions contemplated by the U.S. Plan and the WHOA Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

F.	Importance of Obtaining Professional Tax Assistance

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND U.S. FEDERAL INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

X.	CERTAIN DUTCH TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN

A.	General

The following summary of certain Dutch taxation matters is based on the laws, published regulations thereunder and authoritative case law, all as in effect on the date of this Comprehensive Disclosure Statement, and is subject to any changes in law and the interpretation and application thereof, which changes could be made with retroactive effect. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant for Holders of First Lien Euro Notes Claims pursuant to the U.S. Plan and the WHOA Plan and does not purport to deal with the tax consequences applicable to all categories of Holders, some of which may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution. Further, this summary does not address the Dutch tax consequences of the DIP Premiums or similar arrangements, the tax consequences of which could be materially different from the tax consequences described herein. Those receiving DIP Premiums should consult their own tax advisors as to the tax consequences related to receipt thereof.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT DUTCH TAX ADVICE OR A COMPLETE DESCRIPTION OF ALL DUTCH TAX CONSEQUENCES THAT MAY BE RELEVANT FOR HOLDERS OF FIRST LIEN EURO NOTES CLAIMS PURSUANT TO THE U.S. PLAN AND THE WHOA PLAN. HOLDERS OF FIRST LIEN EURO NOTES CLAIMS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE TAX CONSEQUENCES RELATING TO THE U.S. PLAN AND THE WHOA PLAN.

B.	Taxation in the Netherlands

For the purposes of Dutch tax law, a holder of First Lien Euro Notes Claims or New Common Stock, may include an individual or entity who or which does not have legal title to this First Lien Euro Notes Claims and/or New Common Stock, but to whom or which nevertheless the First Lien Euro Notes Claims and/or New Common Stock or the income thereof is attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the First Lien Euro Notes Claims and/or New Common Stock or the income thereof.

This summary does not address the Dutch tax consequences for:

•	investment institutions (fiscale beleggingsinstellingen);

•	pensions funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other Dutch tax-resident entities that are not subject to or exempt from Dutch corporate income tax;

•	corporate holders of New Common Stock which qualify for the participation exemption (deelnemingsvrijstelling) or which qualify for participation credit (deelnemingsverrekening).

Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption or participation credit if it represents an interest of 5% or more of the nominal paid-up share capital (and provided certain conditions are met). A corporate holder that does not hold at least 5% of the nominal paid-up share capital of DNI may further qualify for the participation exemption or participation credit if certain conditions are met and a related entity (a statutorily defined term) does hold a qualifying participation in DNI, or if DNI is a related entity of the relevant holder;

•

holders of First Lien Euro Notes Claims and/or New Common Stock holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the Netherlands Debtor and/or DNI and holders of First Lien Euro Notes Claims and/or New Common Stock of whom a certain related person holds a substantial interest in the Netherlands Debtor and/or DNI. Generally speaking, a substantial interest in a company arises if a person, alone or, where such person is an individual, together with his or her partner (a statutorily defined term), directly or indirectly, holds or is deemed to hold (A) an interest of 5% or more of the total issued capital in that company or 5% or more of the issued capital of a certain class of shares in that company, (B) rights to acquire, directly or indirectly, such interest or (C) certain profit-sharing rights in that company;

•

persons to whom the First Lien Euro Notes Claims and/or New Common Stock and the income therefrom are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001);

•

entities which are a resident of Aruba, Curaçao or Sint Maarten and that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the First Lien Euro Notes and/or New Common Stock are attributable to such permanent establishment or permanent representative;

•

holders of the First Lien Euro Notes Claims and/or New Common Stock which are not considered the beneficial owner (uiteindelijk gerechtigde) of these shares or of the benefits derived from or realized in respect of these shares;

•

are entities within the meaning of Article 2.1 of the Dutch Withholding Tax Act (Wet bronbelasting 2021) that are related to the Netherlands Debtor within the meaning of Article 3.3 in conjunction with Article 1.2, letter c, of the Dutch Withholding Tax Act (Wet bronbelasting 2021); and

•

individuals to whom the First Lien Euro Notes Claims and/or New Common Stock or the income therefrom are attributable to membership of a management board or a supervisory board or employment activities which are taxed as employment income in the Netherlands.

Where this summary refers to “the Netherlands” or “Dutch,” such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and to the legislation applicable in that part of the Kingdom. This summary does not address tax consequences arising in any jurisdiction other than the Netherlands.

1.	Certain Dutch Tax Aspects of the Exchange of First Lien Euro Notes Claims for New Common Stock

a.	Dutch Withholding Tax

The exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and the WHOA Plan, will not be subject to withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

b.	Corporate and Individual Income Tax – Residents of the Netherlands

If a Holder of First Lien Euro Notes Claims other than an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the First Lien Euro Notes Claims are attributable, income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims are generally taxable in the Netherlands (at up to a maximum rate of 25.8% (rate for 2023)).

If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims are taxable at the progressive rates (at up to a maximum rate of 49.50% (rate for 2023)) under the Dutch Income Tax Act 2001, if:

(a)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the First Lien Euro Notes Claims are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the First Lien Euro Notes Claims are attributable; or

(b)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the First Lien Euro Notes Claims that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to the Holder of the First Lien Euro Notes Claims, taxable income with regard to the First Lien Euro Notes Claims must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually derived from the First Lien Euro Notes Claims or gains actually realized upon the redemption or disposal of the First Lien Euro Notes Claims. The fair market value of the First Lien Euro Notes Claims will be included as an asset in the individual’s yield basis for purposes of tax on savings and investments. A deemed benefit, which is calculated on the basis of a Holder’s actual bank savings plus his or her actual other investments (including the value of his or her First Lien Euro Notes Claims), minus his or her actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 32%. For the year 2023, the estimated deemed benefit rate for actual bank savings is 0.36%, the estimated deemed benefit rate for actual other investments is 6.17% and the deemed benefit rate for actual liabilities is 2.57%. The estimated deemed return percentages will be confirmed later.

c.	Corporate and Individual Income Tax – Non-Residents of the Netherlands

If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims, unless:

(a)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the First Lien Euro Notes Claims are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or has a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the First Lien Euro Notes Claims are attributable. This income is and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25.8% (rate for 2023);

(b)

the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the First Lien Euro Notes Claims are attributable, or (2) realizes income or gains with respect to the First Lien Euro Notes Claims that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the First Lien Euro Notes Claims that exceed regular, active portfolio management, or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the First Lien Euro Notes Claims are attributable. Income and gains derived from the First Lien Euro Notes Claims as specified under (1) and (2) by an individual are subject to individual income tax at progressive rates up to a maximum rate of 49.50% (rate for 2023). Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on savings and investments (as described above).

d.	Gift and Inheritance Tax

No Dutch gift or inheritance tax will be due in connection with the with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

e.	Value Added Tax

No Dutch value added tax will arise in connection with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

f.	Other Taxes

No Dutch registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands by in respect of or in connection with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

2.	Certain Dutch Aspects of Income Derived from, and Gains Realized Upon the Redemption or Disposal of, the New Common Stock

a.	Dutch Withholding Tax

All payments made by DNI in respect of New Common Stock may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

b.	Corporate and Individual Income Tax – Residents of the Netherlands

If a holder of New Common Stock other than an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the New Common Stock are attributable, income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock are generally taxable in the Netherlands (at up to a maximum rate of 25.8% (rate for 2023)).

If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock are taxable at the progressive rates (at up to a maximum rate of 49.50% (rate for 2023)) under the Dutch Income Tax Act 2001, if:

(a)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the New Common Stock are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the New Common Stock are attributable; or

(b)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the New Common Stock that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to the holder of the New Common Stock, taxable income with regard to the New Common Stock must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually derived from the New Common Stock or gains actually realized upon the redemption or disposal of the New Common Stock. The fair market value of the New Common Stock will be included as an asset in the individual’s yield basis for purposes of tax on savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus his or her actual other investments (including the value of his or her New Common Stock), minus his or her actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 32%. For the year 2023, the estimated deemed benefit rate for actual bank savings is 0.36%, the estimated deemed benefit rate for actual other investments is 6.17% and the deemed benefit rate for actual liabilities is 2.57%. The estimated deemed return percentages will be confirmed later.

c.	Corporate and Individual Income Tax – Non-Residents of the Netherlands

If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock, unless:

(a)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the New Common Stock are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or has a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the New Common Stock are attributable. This income is and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25.8% (rate for 2023);

(b)

the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the New Common Stock are attributable, or (2) realizes income or gains with respect to the New Common Stock that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the New Common Stock that exceed regular, active portfolio management, or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the New Common Stock are attributable. Income and gains derived from the New Common Stock as specified under (1) and (2) by an individual are subject to individual income tax at progressive rates up to a maximum rate of 49.50% (rate for 2023). Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on savings and investments (as described above).

d.	Gift and Inheritance Tax

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of the New Common Stock by way of gift by, or on the death of, a holder of New Common Stock, unless:

(a)	the holder of the New Common Stock is, or is deemed to be, resident in the Netherlands for the purpose of the relevant provisions; or

(b)

the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands for the purpose of the provisions.

e.	Value Added Tax

In general, no Dutch value added tax will arise in respect of a cash payment made under the New Common Stock, or in respect of a transfer of the New Common Stock.

f.	Other Taxes and Duties

No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the New Common Stock.

XI. RECOMMENDATION OF THE COMPANY

In the opinion of the Company, the U.S. Plan and the WHOA Plan are preferable to the alternatives described in this Comprehensive Disclosure Statement because it provides for a larger distribution to Holders of Allowed Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation of the U.S. Plan and sanctioning of the WHOA Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than proposed under the U.S. Plan and the WHOA Plan. Accordingly, the Company recommends that Voting Classes vote to accept the U.S. Plan and the WHOA Plan and support Confirmation of the U.S. Plan and sanctioning of the WHOA Plan.

Diebold Nixdorf, Incorporated

On behalf of itself and each of the other U.S. Debtors

By:	/s/ James Barna
Name:	James Barna
Title:	Executive Vice President; Chief Financial Officer

Diebold Nixdorf Dutch Holding B.V.

On behalf of itself and each of the Dutch Scheme Parties

By:	/s/ Elizabeth C. Radigan
Name:	Elizabeth C. Radigan
Title:	Managing Director

Dated: May 30, 2023